Execution Copy

Agreement and Plan of Merger

by and among

Enteris BioPharma, Inc.,

SWK Products Holdings LLC,

SWK Acquisition Sub Inc.,

EBP Holdco LLC

Victory Park Credit Opportunities, L.P.,

Victory Park Credit Opportunities Intermediate Fund, L.P.,

VPC Fund II, L.P.,

and

VPC Intermediate Fund II (Cayman), L.P.

-i-

(Continued)

-ii-

(Continued)

Exhibits

Exhibit A Form of Restrictive Covenant Agreement

Exhibit B R&W Insurance Policy Binder

Exhibit C Accounting Principles

Exhibit D Form of Escrow Agreement

-iii-

(Continued)

Exhibit E Form of Working Capital Statement

Exhibit F Distribution Waterfall

Exhibit G Form of Certificate of Merger

-iv-

Agreement and Plan of Merger

This agreement and plan of merger (this “Agreement”), dated as of August 26, 2019, is made by and among Enteris BioPharma, Inc., a Delaware corporation (the “Company”), SWK Products Holdings LLC, a Delaware limited liability company (“Parent”), SWK Acquisition Sub Inc., a Delaware corporation and wholly-owned Subsidiary of Parent (“Acquisition Sub”), EBP Holdco LLC, a Delaware limited liability company (“Holdco”), and Victory Park Credit Opportunities, L.P., Victory Park Credit Opportunities Intermediate Fund, L.P., VPC Fund II, L.P. and VPC Intermediate Fund II (Cayman), L.P. (collectively, the “VPC Equityholders”) .

Background

Whereas, at least one day prior to the date hereof, (i) the former stockholders of the Company formed Holdco for the purpose of owning the Company as a wholly owned Subsidiary of Holdco, and (ii) then the former stockholders contributed all of their capital stock in the Company to Holdco in exchange for all of the equity interests of Holdco, and Holdco became the sole stockholder of the Company (the “Reorganization”);

WHEREAS, prior to the date hereof and after the Reorganization, pursuant to unanimous written consent of the Board of the Company, the Company distributed to Holdco (i) certain payment rights related to that certain Non-Exclusive License Agreement as described in the License Payment Letter Agreement (the “License”), and (ii) the Retained Subsidiary Equity in each of the Pipeline Product Subsidiaries (as each term is defined herein);

Whereas, prior to the date hereof, Parent formed Acquisition Sub for the purpose of merging it with and into the Company and acquiring the Company as a wholly owned Subsidiary of Parent;

Whereas, the board of directors or other governing body of each of the Company, Holdco, Parent (on its own behalf and as the sole equityholder of Acquisition Sub) and Acquisition Sub has unanimously (a) determined that it is in the best interests of the Holdco, Company, Parent and Acquisition Sub, as applicable, and such entity’s respective equityholders, and declared it advisable for such entity, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the stockholders of such entity;

WHEREAS, Holdco and the VPC Equityholders have signed this Agreement, representing all of the stockholders required for Stockholder Approval, and hereby consent to, approve and adopt this Agreement and the Merger Certificate;

WHEREAS, concurrently with the execution of this Agreement, as a condition and material inducement to Parent’s execution and delivery of this Agreement, the VPC Equityholders have entered into the Restrictive Covenant Agreement with the Company substantially in the form attached as Exhibit A (the “Restrictive Covenant Agreement”), which shall become effective at the Effective Time; and

Whereas, as a condition and material inducement to the Company’s execution and delivery of this Agreement, Parent and Acquisition Sub have delivered to the Company a binder, attached hereto as Exhibit B, evidencing a commitment to issue the R&W Insurance Policy at or prior to Closing and

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Terms

NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

Article 1

Definitions

Section 1.1               Certain Definitions. As used herein, the terms below shall have the following meanings.

“Accounting Principles” means, collectively, (a) the accounting rules and principles set forth on Exhibit C (collectively, the “Agreed Principles”) and (b) GAAP as used by the Company in the preparation of the Audited Financial Statements applied on a consistent basis and with consistent classifications as used in such financial statements (collectively, the “Financial Statement Principles”). In the event of a conflict between the Agreed Principles and the Financial Statement Principles, then the Agreed Principles shall control.

“Acquisition Sub” shall have the meaning set forth in Preamble.

“Action” means any action, cause of action, suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), proceeding (whether civil, criminal, administrative or investigative and whether public or private), claim, audit, arbitration, controversy, assessment, settlement, rule, injunction, outstanding writ, decree, judgment, investigation, examination, opposition, interference, hearing, charge, complaint, demand, notice, proceeding or criminal prosecution to, from, by or before any Governmental Body or arbitrator.

“Adjustment Escrow Account” means the account into which the Adjustment Escrow Amount is deposited and held by the Escrow Agent, subject to disbursement as provided in Section 2.12 and in the Escrow Agreement.

“Adjustment Escrow Amount” means $100,000, as reduced from time to time by the amount of monies distributed therefrom in accordance with Section 2.12 and in the Escrow Agreement.

“Adjustment Escrow Balance” shall have the meaning set forth in Section 2.12(f).

“Adjustment Per Share Distribution Amount” means, with respect to each Series A Preferred Share, an amount determined by dividing the aggregate amount of funds distributed to Holdco pursuant to Section 2.12, by the number of Series A Preferred Shares outstanding.

“Affected Employees” shall have the meaning set forth in Section 6.1.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by or is under common Control with such Person; provided, however, that in no event shall the Company be considered an Affiliate of any portfolio company of any investment fund affiliated with the Representative, nor shall any portfolio company of any investment fund affiliated with the Representative be considered to be an Affiliate of the Company.

“Agreement” shall have the meaning set forth in the Preamble.

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“Allocable Percentage” means, with respect to an Equityholder, the percentage determined by dividing (a) the number of Series A Preferred Units owned by such Equityholder by (b) the aggregate number of Series A Preferred Units issued and outstanding.

“Assets” means all of the Company’s right and title to and interest in the properties and assets of any kind, whether tangible or intangible, real property or Personal Property or mixed, including all assets reflected in the Most Recent Balance Sheet or acquired after the Balance Sheet Date (except for such assets which have been sold or otherwise disposed of since the Balance Sheet Date in the Ordinary Course of Business).

“Audited Financial Statements” means the audited balance sheets of the Company as of December 31, 2017 and December 31, 2016, and the related audited consolidated statements of operations, changes in stockholders’ equity and cash flow for each of the fiscal years then ended.

“Balance Sheet Date” means June 30, 2019.

“Beneficial owner” and “beneficially own” shall be determined with reference to Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Brownfield Act” means the New Jersey Brownfield and Contaminated Site Remediation Act, as amended, N.J.S.A. 58:10B-1 et seq.

“Business” means the Company’s business of manufacturing, offering, marketing, promoting, selling, and licensing formulation solutions utilizing, incorporating, embodying, licensing, or sublicensing its proprietary oral peptide drug delivery technology, under the brand name of Peptelligence® or any subsequent, replacement or successor name.

“Business Data” means all business information and all personally-identifying information and data (whether of employees, contractors, consultants, customers, consumers, or other Persons and whether in electronic or any other form or medium) that is in the possession or control of the Company and is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Company’s IT Systems.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by Regulations to be closed in the State of New York.

“Business Intellectual Property” means, collectively, all Intellectual Property owned or purported to be owned by, in whole or in part, or licensed or purportedly licensed to the Company or its Subsidiaries (including, without limitation, Licensed-In Intellectual Property Contracts and Licensed-Out Intellectual Property Contracts) that is used or is useful, in whole or in part, in the Business or held for use in the operation of the Business.

“Business Intellectual Property Contracts” shall have the meaning set forth in Section 3.22(e).

“Calculation Notice” shall have the meaning set forth in Section 2.12(b).

“Cash” means all cash and cash equivalents (including marketable securities and marketable short term investments) of the Company, whether in the possession of another Person or otherwise, including all outstanding security, customer or other deposits of the Company in transit but not yet credited, minus the aggregate balance of (i) all outstanding checks, drafts, outbound wires, cash overdrafts or other debt instruments written against, or negative balances in, such accounts and (ii) any restricted cash or any amounts subject to repatriation from any foreign jurisdiction.

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“Cash Adjustment Amount” shall have the meaning set forth in Section 2.12(d).

“Certificate of Incorporation” means the Company’s Sixth Amended and Restated Certificate of Incorporation, dated as of July 7, 2016, as amended to date.

“Claim Notice” shall have the meaning set forth in Section 9.5(a).

“Closing” shall have the meaning set forth in Section 2.3(a).

“Closing Cash” shall have the meaning set forth in Section 2.12(a).

“Closing Cash Consideration” means $21,500,000.

“Closing Date” shall have the meaning set forth in Section 2.3(a).

“Closing Indebtedness” shall have the meaning set forth in Section 2.12(a).

“Closing Merger Consideration” means (a) the Closing Cash Consideration, plus (b) the Estimated Cash, plus (c) the Estimated Working Capital Adjustment Amount, minus (d) the Estimated Indebtedness, minus (e) the Estimated Transaction Fees.

“Closing Transaction Fees” shall have the meaning set forth in Section 2.12(a).

“Closing Working Capital” means the Working Capital of the Company as of the closing of business on the date immediately prior to the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” shall have the meaning set forth in Section 2.8(a).

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Company” shall have the meaning set forth in Preamble.

“Company Disclosure Schedule” shall have the meaning set forth in Article 3.

“Company Products” means all products or services produced, marketed, licensed, sold, distributed or performed for a third-party by or on behalf of the Company.

“Continuing Clients” shall have the meaning set forth in Section 12.15(a).

“Contracts” means any contracts, agreements, leases, licenses, grants, blanket purchase agreements, transaction agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto), to which the Company is a party or which are binding upon any of the Assets of the Company or the Shares.

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“Control” means, as to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise (the terms “Controlled by” and “under common Control with” shall have correlative meanings).

“Copyrights” means all copyrights, copyrightable works, creations, works of authorship in any media (including computer programs, databases and compilation, files, applications, Internet site content, and documentation and related items), moral and economic rights, images, graphics, text, photographs, artwork, audiovisual works, sound recordings, graphs, drawings, reports, analyses, writings, and any other works of ownership, whether statutory or common law, registered or unregistered, and registrations for and applications to register the same including all reissues, extensions and renewals thereto.

“Court Order” means any order, judgment, decision, decree, consent decree, injunction, ruling, settlement agreement, enactment, ruling, writ, assessment, award, subpoena, stipulation, verdict or other decision of any Governmental Body.

“Covenant Survival Date” shall have the meaning set forth in Section 9.1.

“Credit Agreements” means (i) that certain Term Loan and Security Agreement, dated as of January 7, 2019, by and between the Company and ExWorks Capital Fund I, L.P., as amended from time to time and (ii) that certain Master Lease Agreement, dated as of July 20, 2015, by and between the Company and Utica LeaseCo, LLC, as amended from time to time.

“Data Security Requirements” means, collectively, all of the following to the extent relating to Data Treatment or otherwise relating to privacy, security, or security breach notification requirements and applicable to the Company, to the conduct of the Business, or to any of the IT Systems or any Business Data:  (i) the Company’s own rules, policies, and procedures; (ii) all Regulations applicable to the Company; and (iii) contracts into which each member of the Company has entered or by which it is otherwise bound. For clarity, Data Security Requirements include Health Insurance Portability and Accountability Act of 1996, P.L. 104-191 (including the Standards for Privacy of Individually Identifiable Health Information, the Security Standards for the Protection of Electronic Protected Health Information and the Standards for Electronic Transactions and Code Sets promulgated thereunder), the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Federal Trade Commission Act, the Privacy Act of 1974, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, state Social Security number protection Regulations, state data breach notification Regulations, state consumer protection Regulations, applicable state Regulations regarding patient privacy and the security, use or disclosure of health care records, the European Union Directive 95/46/EC (prior to May 25, 2018), the General Data Protection Regulation (GDPR) (on or after May 25, 2018).

“Data Room” means the virtual data room hosted by ShareVault.

“Data Treatment” means the access, collection, use, processing, storage, sharing, distribution, transfer, disclosure, security, destruction, or disposal of any personal or sensitive information or data (whether in electronic or any other form or medium), suspension or penalty.

“Default” means (a) any violation, breach or default, (b) the occurrence of an event that, with the passage of time, the giving of notice or both would, constitute a violation, breach or default or (c) the occurrence of an event that, with or without the passage of time, the giving of notice or both, would give rise to a right of termination.

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“Discharge” shall have the meaning given to the word by N.J.S.A. 13:1K-8 and N.J.S.A. 58:10B-1.

“DGCL” shall have the meaning set forth in Section 2.1.

“Dispute Notice” shall have the meaning set forth in Section 9.5(b).

“Effective Time” shall have the meaning set forth in Section 2.2.

“Employee Plans” shall have the meaning set forth in Section 3.15(a).

“Encumbrance” means any lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, conditional sales agreement, encumbrance, claim, condition, equitable interest, license, deed of trust, right of way, encroachment, servitude, right of first offer or first refusal, buy/sell agreement and any other restriction or covenant with respect to, or condition governing the use, construction, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

“Enforceability Exceptions” shall have the meaning set forth in Section 3.3.

“Environmental Regulations” means any and all Regulations, to the extent applicable to a party or to a party’s business, the primary purpose of which is to regulate the protection of the environment, including ambient air, surface water, groundwater or land, or Hazardous Substances on human health, or emissions, discharges or releases of Hazardous Substances into the environment, or the handling of Hazardous Substances or the investigation, clean-up or other remediation or analysis thereof.

“Environmental Permits” shall have the meaning set forth in Section 3.14(b).

“Equityholder Indemnified Parties” shall have the meaning set forth in Section 9.2(b).

“Equityholder Prepared Returns” shall have the meaning set forth in Section 10.1(a).

“Equityholders” means, collectively, all of the Holdco Unitholders.

“Equity Interests” means any and all shares, units, interests, participations, other equity interests of any kind or other equivalents (however designated) of capital stock of a corporation and any and all ownership or equity interests of any kind in a Person (other than a corporation), including membership interests, partnership interests, joint venture interests, phantom stock, stock appreciation rights and beneficial interests, and any and all warrants, options, rights to vote or purchase or any other rights or securities convertible into, exercisable for or related to any of the foregoing.

“ERISA” shall have the meaning set forth in Section 3.15(a).

“Escrow Agent” means Wilmington Trust, National Association, a national association, or such other Person agreed to by both the Representative and Parent, in such Person’s capacity as escrow agent under the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement by and among Parent, the Representative and the Escrow Agent, in substantially the form of Exhibit D attached hereto.

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“Estimated Cash” shall have the meaning set forth in Section 2.9(c).

“Estimated Indebtedness” shall have the meaning set forth in Section 2.9(b).

“Estimated Transaction Fees” shall have the meaning set forth in Section 2.9(d).

“Estimated Working Capital” shall have the meaning set forth in Section 2.9(a).

“Estimated Working Capital Adjustment Amount” means an amount equal to the Estimated Working Capital minus the Working Capital Target, which amount may be positive or negative.

“Final Merger Consideration” means an amount equal to the Closing Merger Consideration plus the Total Adjustment Amount.

“Financial Statements” means the Audited Financial Statements and the Unaudited Financial Statements.

“FDA” means the U.S. Food and Drug Administration.

“Fraud” means an actual fraud based on a representation or warranty contained in this Agreement; provided, that (i) such representation or warranty was inaccurate, (ii) the Person who is accused of Fraud had knowledge or belief of, or acted with reckless indifference with respect to, the inaccuracy of such representation, (iii) the Person who is accused of Fraud had an intent to induce a party hereto to act or refrain from acting and (iv) such party acted or refrained from acting in reasonable reliance on such inaccurate representation and suffered or incurred financial injury or other damages as a result of such reliance.

“Fundamental Representations” means the representations and warranties of the Company in Section 3.1 (Organization of the Company), Section 3.2 (No Subsidiaries), Section 3.3 (Authorization and Binding Agreement), Section 3.4 (Capitalization of Holdco and the Company), Section 3.4(a) (No Conflicts or Violation of Organizational Documents), Section 3.14(i) (ISRA Compliance) and Section 3.25 (Brokers).

“Funded Indebtedness” means the sum of all monies required by the Company to repay in full all amounts due under the Credit Agreements, and to obtain the release of the Encumbrances in favor of any Person securing the Indebtedness evidenced by the Credit Agreements, in each case as calculated in accordance with the Pay-off Letter applicable to the Credit Agreements.

“GAAP” means accounting principles generally accepted in the United States consistently applied and maintained throughout the applicable periods.

“General Information Notice” and “GIN” shall each have the meaning given to the term “GIN” by N.J.A.C. 7:26B-1.4.

“Governing Documents” means, with respect to a Person, such Person’s Articles or Certificate of Incorporation, Organization or Formation, trust agreement, partnership agreement or their equivalent, and all amendments thereto and such Person’s bylaws, limited liability company agreement, operating agreement, trust agreement, or other similar document, in each case, as amended.

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“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental body of any nature (including any governmental division, authority, program, plan, office, bureau, board, directorate, political subdivision, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal) or (d) multinational organization; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, arbitral, legislative, police, regulatory or taxing authority or power of any nature.

“Hazardous Substance” means (a) any “hazardous substance,” “hazardous waste,” “pollutant,” “contaminant” or “toxic substance,” as defined or regulated by any Environmental Regulations, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., or the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., and Regulations promulgated thereunder, or any analogous state and local Regulations, (b) gasoline, diesel fuel or other petroleum hydrocarbons, (c) polychlorinated biphenyls (PCBs), asbestos, mold or urea formaldehyde foam insulation, and (d) natural gas, synthetic gas and any mixtures thereof.

“Health Care Regulations” means (a) the Food, Drug, and Cosmetic Act, as amended, and all rules and Regulations promulgated thereunder, (b) all applicable Regulations administered by the FDA and other United States regulatory authorities governing or relating to safety, effectiveness, good laboratory practices, good clinical practices, recordkeeping, the design, manufacture, import, export, testing, development, approval, processing, reporting, registration and listing, packaging, labeling, storage, marketing, promotion, sale, distribution, transport and use of any compounds, products, active pharmaceutical ingredients (“APIs”) or excipients manufactured by or on behalf of the Company, including, without limitation, the FDA’s current Good Manufacturing Practice Regulations at 21 C.F.R. Parts 210 and 211, (c), all Regulations, rules and laws related to human subject research, including without limitation those enforced by the FDA, Department of Health and Human Services (HHS), National Institutes of Health (NIH), (d) HIPAA and all other applicable Federal and state Regulations that address the subject matter of the foregoing or the protection of individually-identifiable patient information, (e) all federal and state fraud and abuse Regulations including, without limitation,  the federal Anti-Kickback Statute, as amended (42 U.S.C. § 1320A-7b) (including the statutory exceptions and applicable safe harbor regulations) and the federal False Claims Act, as amended (42 C.F.R. § 3729 et seq.), and any applicable state anti-kickback and false claims acts, (f) all applicable Regulations relating to reporting obligations that pertain to drug and device manufacturers and distributors, including but not limited to the federal Open Payments law (42 U.S.C. § 1320a-7h, as amended) and any obligations to report pricing information to a Governmental Body or to a designee of a Governmental Body and (g) any and all other applicable foreign, federal state, and local health care Regulations, rules and Regulations, ordinances, judgments, decrees, orders, writs, and injunctions, each of (a) through (g) as may be amended from time to time.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d-1329d-8, as amended by the Health Information Technology for Economic and Clinical Health (“HITECH”) Act, 42 U.S.C. §§ 17921 et seq., and all regulations promulgated pursuant thereto, including the HIPAA Privacy and Security Standards.

“Holdco Common Units” means the common units of Holdco as set forth in the Holdco LLC Agreement, which are divided into two classes: (i) Class A Common Units (voting) and (ii) Class B Common Units (non-voting).

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“Holdco LLC Agreement” means that certain Limited Liability Company Agreement of Holdco, dated as of the date hereof, by and the among the former stockholders of the Company, as amended from time to time.

“Holdco Preferred Units” means the preferred units of Holdco as set forth in the Holdco LLC Agreement, which are divided into two series: (i) the Series A-1 Preferred Units and (ii) the Series A Preferred Units.

“Holdco Units” means, collectively, Holdco Common Units and Holdco Preferred Units, and “Holdco Unit” means any Holdco Common Unit or any Holdco Preferred Unit.

“Holdco Unitholder” means, a holder of units of Holdco and “Holdco Unitholders” means, collectively, the holders of all of the units of Holdco.

“Indebtedness” means, without duplication: (a) any monetary obligations of the Company for borrowed money (including all obligations for principal, interest premiums, penalties, fees, expenses and breakage costs); (b) any monetary obligations of the Company evidenced by any note, bond, debenture or other debt security; (c) any monetary obligations of the Company under leases for personal property required by GAAP to be capitalized; (d) any monetary obligations of a Person, other than the Company, secured by an Encumbrance against the Company’s Assets other than Permitted Encumbrances; (e) any monetary obligations of the Company for the reimbursement of letters of credit, bankers’ acceptance or similar credit transactions, but only to the extent actually drawn or claimed against; (f) the net amount, which may be positive or negative, of any obligations of the Company under any currency or interest rate swap, hedge or similar protection device; (g) any outstanding or accrued severance, bonus, deferred compensation or similar obligations payable to any Company employees (together with any employment Taxes payable with respect thereto), including, but not limited to any accrued commission expenses; (h) any obligations for the deferred purchase price of assets, property services, including any deferred royalty obligations; (i) all accrued but unpaid interest, fees, penalties and premiums of the Company with respect to any indebtedness of the type described in “Indebtedness”; (j) all prepayment penalties of the Company; (k) accrued and unpaid board of directors or other management fees and related items; (l) all “earn-outs” or similar arrangements; (m) obligations for deferred revenue, (n) profit sharing and 401(k) contributions; (o) any unpaid employee medical claims; (p) HVAC replacement cost in an amount not to exceed $160,000; (q) $100,000 on account of a portion of the technology transfer credit payable to the licensee party to the License; (r) a pro rata portion of the technology access fee payable to the licensee party to the License in an amount equal to $14,193.55; (s) an incremental amount not to exceed $100,000; and (t) any of the foregoing to the extent guaranteed by the Company.

“Indebtedness Adjustment Amount” shall have the meaning set forth in Section 2.12(d).

“Indebtedness Statement” shall have the meaning set forth in Section 2.9(b).

“Indemnification Escrow Account” means the account into which the Indemnification Escrow Amount is deposited and held by the Escrow Agent, subject to disbursement as provided in Article 9 and in the Escrow Agreement.

“Indemnification Escrow Amount” means $175,000, as reduced from time to time by the amount of monies distributed therefrom in accordance with Article 9 and the Escrow Agreement.

“Indemnification Escrow Balance” shall have the meaning set forth in Section 9.7(a).

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“Indemnification Escrow Release Date” means the first anniversary of the Closing Date.

“Indemnified Officers” shall have the meaning set forth in Section 6.2(a).

“Indemnified Party” shall have the meaning set forth in Section 9.5(a).

“Indemnitor” shall have the meaning set forth in Section 9.3(c).

“Infringes” or “Infringing” shall have the meaning set forth in Section 3.22(d).

“Initial Calculations” shall have the meaning set forth in Section 2.12(a).

“Intellectual Property” means all intellectual property rights (whether or not registered, filed, perfected or recorded) arising from or associated with the following, and all improvements, modifications and enhancements thereto, compilations, adaptations and derivatives thereof, and all licenses related thereto, whether protected, created or arising under the laws of the United States or any other jurisdiction: (a) Trademarks; (b) Patents; (c) Copyrights; (d) Trade Secrets; (e) Internet Names; (f) Software; (g) publicity and privacy rights, including all rights with respect to use of a Person’s name, signature, likeness, image, photograph, voice, identity, personality, and biographical and personal information and materials; (h) all rights to obtain and rights to apply for Patents, and to register Trademarks, Copyrights and Internet Names, (i) rights to sue for passing off and/or unfair competition; (j) rights in designs or other rights protecting the visual or aesthetic appearance of products or packaging and applications thereof; (k) all other similar or equivalent rights to any of the foregoing (including the right to sue and recover and retain damages for past infringement) subsisting now or in the future in any part of the world and whether arising under the laws of any Governmental Body or international treaty regime; and (l) all copies and tangible embodiments of the foregoing (in whatever form or medium).

“Internet Names” means uniform resource locators (URLs) and domain names.

“ISRA” means the New Jersey Industrial Site Recovery Act, as amended, N.J.S.A. 13:1K-6 et seq. and the regulations promulgated to administer this statute and found at N.J.A.C. 7:26B.

“ISRA Remediation Trust Fund Agreement” means that certain ISRA Remediation Trust Fund Agreement, dated as of the date hereof, by and between Holdco and the trustee thereunder.

“ISRA Trust Fund Account” means the account into which the ISRA Trust Fund Amount is deposited and held by the trustee pursuant to the ISRA Remediation Trust Fund Agreement.

“ISRA Trust Fund Amount” means $100,000, as reduced from time to time by the amount of monies distributed therefrom in accordance with the ISRA Remediation Trust Fund Agreement.

“ISRA Site” shall have the meaning given to the term at Section 3.14(g).

“IT Systems” has the meaning set forth in Section 3.23.

“Knowledge” or any similar phrase, when used with respect to the Company, means the actual knowledge of each of Richard Levy, Brendan Carroll and each member of the Senior Management Team.

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“Labor Regulations” means all Regulations applicable to a party or to a party’s business, the primary purpose of which is to govern labor relations, unions, collective bargaining, employment conditions, employment discrimination and harassment, wages, hours or occupational safety and health.

“Leased Real Property” means all Real Property currently leased or subleased by the Company and described in the Real Property Leases.

“Liability” means any debt, liability, obligation, commitment, expense, deficiency, guaranty or endorsement of or by any Person, whether known or unknown, and whether accrued or unaccrued, asserted or unasserted, absolute or contingent, conditional or unconditional, direct or in direct, liquidated or unliquidated, secured or unsecured, or matured or unmatured.

“License” shall have the meaning set forth in the Recitals.

“Licensee Payment” shall have the meaning ascribed to such term in the License Payment Letter Agreement.

“License Payment Letter Agreement” means that certain letter agreement to be entered into as of the Closing by and between the Company and Holdco related to the allocation of certain payments under the License.

“Losses” means any and all claims, demands, government orders, Encumbrances, controversies, audits, suits, bonds, dues, assessments, Taxes, Indebtedness, losses, damages, fines, Liabilities, obligations, actions or causes of action of every nature and character, arising from contract, tort, statute, regulation or otherwise, fees, costs (including the costs of investigation, defense and enforcement of this Agreement), interest, charges, penalties or reasonable out-of-pocket expenses, including reasonable attorneys’ fees and disbursements.

“LSRP” shall mean a “licensed site remediation professional” as such term is defined by N.J.A.C. 7:26C-1.3.

“Majority Holders” shall have the meaning set forth in Section 11.1.

“Material Adverse Effect” means, with respect to any Person, any event, change, circumstance, fact, effect or condition that, individually or in the aggregate, has resulted or could reasonably be expected to result in a material adverse change in the business, condition (financial or otherwise) or results of operations of the Company, the Shares, or the ability of the Company to perform its obligations hereunder, including to consummate the transactions contemplated hereby; provided, however, that none of the following shall be taken into account (either alone or in combination) in determining whether there has been a Material Adverse Effect: (a) the effect of any change that is generally effecting the industry and markets in which the Company operate; (b) the effect of any change that is generally applicable to the U.S. economy or its securities or financing markets, or the world economy or international securities or financing markets; (c) the effect of any change arising in connection with earthquakes, fires and other similar destructive natural events, acts of war, sabotage or terrorism or military actions, or any worsening or escalation of the foregoing; (d) the effect of any change in GAAP or applicable Regulations that, in each case, generally affect the geographic regions or industries in which the Company conducts its business; (e) the effect of any events or occurrences, directly or indirectly, related to the announcement or consummation of the transactions contemplated by this Agreement (including any loss of or adverse change in the relationship of the Company with their respective employees, customers, suppliers or partners related thereto); (f) the effect of any action taken by Parent, Acquisition Sub or any of their respective Affiliates or any omission to act by Parent, Acquisition Sub or any of their respective Affiliates; or (g) the effect of any action taken by any of the Company or any omission to act by the Company, in each case, that is in compliance with the terms of this Agreement or was otherwise taken (or not taken) with the written consent of Parent, Acquisition Sub or any of their respective Affiliates; provided, further, that the failure of the Company to meet any internal or external projections, forecasts, budgets or estimates of revenues or earnings shall not, in and of itself, be evidence that a Material Adverse Effect has occurred.

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“Material Contracts” shall have the meaning set forth in Section 3.6(a).

“Merger” shall have the meaning set forth in Section 2.1.

“Merger Certificate” shall have the meaning set forth in Section 2.2.

“Most Recent Balance Sheet” means the unaudited consolidated balance sheet of the Company as at the Balance Sheet Date.

“NJDEP” means the New Jersey Department of Environmental Protection and any successor thereto.

“Open Source Software” means any Software that (a) is distributed as “free software,” “open source software” or under similar licensing or distribution terms (including, without limitation, the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL) and the Apache License), or (b) is distributed under any license that requires that any other software incorporated into, derived from, or distributed with such software (i) be disclosed, distributed or made available in Source Code, (ii) be licensed for the purposes of preparing derivative works, or (iii) be licensed under terms that allow such other Software to be reverse engineered (other than by operation of law).

“Ordinary Course of Business” or “Ordinary Course” or any similar phrase means the ordinary course of business of the Company, consistent with the past practices of the Company.

“Other Indemnitors” shall have the meaning set forth in Section 6.2(c).

“Parent” shall have the meaning set forth in the Preamble.

“Parent Indemnified Parties” shall have the meaning set forth in Section 9.2(a).

“Parent Prepared Returns” shall have the meaning set forth in Section 10.1(b).

“Patents” means any rights in inventions, discoveries, patents, patent applications, utility models, statutory invention registrations, including reissues, continuations, continuations in part, divisions, renewals, registrations, confirmations, reviews, re-examinations, certificates of inventorship, substitutions, invention disclosure statements, extensions and the like, and any foreign or international equivalent of any of the foregoing.

“Pay-off Letters” shall have the meaning set forth in Section 2.9(b).

“Payment Programs” shall mean Medicare, TRICARE, Medicaid, worker’s compensation programs, Blue Cross/Blue Shield programs, and all other third-party reimbursement and payment programs, including those offered or administered by health maintenance organizations, preferred provider organizations, health benefit plans, or health insurance plans.

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“Per Series A-1 Preferred Share Liquidation Preference” means an amount per Series A-1 Preferred Share equal to $2,881,691.09.

“Per Series A Preferred Share Merger Consideration” means an amount per Series A Preferred Share equal to (a) (i) the Closing Merger Consideration, minus (ii) the aggregate Per Series A-1 Preferred Share Liquidation Preference, minus (iii) the Total Escrow Amount, and minus (iv) the Representative Fund Amount; divided by (b) the aggregate number of Series A Preferred Shares issued and outstanding.

“Permits” means each license, permit, franchise, approval, authorization, registration, consent or order of, or filing with, any Governmental Body for the conduct of, or relating to the operation of, the Business as conducted on the Closing Date.

“Permitted Encumbrances” means (a) Encumbrances for Taxes, assessments and other governmental charges not yet due and payable or being contested in good faith and for which appropriate reserves have been established in accordance with GAAP (to the extent required by GAAP), (b) statutory, mechanics’, laborers’, materialmen’s, warehouseman’s, carrier’s and other similar Encumbrances arising in the Ordinary Course of Business for sums not yet due or being contested in good faith and for which appropriate reserves have been established in accordance with GAAP (to the extent required by GAAP), (c) with regard to Real Property, (i) zoning restrictions, easements and other reservations, entitlements, covenants, conditions, oil and gas leases, and mineral severances, (ii) any easements, rights-of-way, building, use and environmental restrictions and regulations, prescriptive rights, encroachments, protrusions, rights and party walls, and (iii) statutory, common law and contractual landlord’s Encumbrances, rights of distress or Encumbrances under any Real Property Lease and (d) Encumbrances set forth on Schedule 1.1.

“Person” means any person or entity, including an individual, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture and Governmental Body.

“Personal Property” means all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, spare parts and other tangible personal property which are owned, used or leased by the Company and used in the conduct or operation of the Company’s Business.

“Pipeline Product Subsidiary” shall mean each of (i) Enteris Product Sub Ova LLC, a Delaware limited liability company, (ii) Enteris Product Sub Tob LLC, a Delaware limited liability company, and (iii) Enteris Product Sub Oct LLC, a Delaware limited liability company, and “Pipeline Product Subsidiaries” shall mean all of them.

“Pipeline Product Subsidiary Operating Agreement” shall mean the Amended and Restated Operating Agreement dated effective as of the Closing Date of each of (i) Enteris Product Sub Ova LLC, a Delaware limited liability company, (ii) Enteris Product Sub Tob LLC, a Delaware limited liability company, and (iii) Enteris Product Sub Oct LLC, a Delaware limited liability company, and “Subsidiary Operating Agreements” shall mean all of them.

“Pre-Closing Period” shall have the meaning set forth in Section 10.2(b).

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“Pre-Closing Tax Attributes” shall have the meaning set forth in Section 10.2(b).

“Pre-Closing Taxes” means (i) all Taxes of the Company for all Pre-Closing Periods (including, for the avoidance of doubt, the portion of any Straddle Period ending on and including the Closing Date) and (ii) all Taxes of any other Person for which the Company is liable by reason of a transaction, event or status (including Treasury Regulations Section 1.1502-6 or any corresponding or similar provision of state, local or non-U.S. Tax law) occurring or existing on or prior to the Closing Date, including as a result of such other Person failing to discharge its primary liability for Taxes. Notwithstanding anything to the contrary, Pre-Closing Taxes shall not include (x) any Transfer Taxes governed by Section 10.4, (y) or any liabilities for Taxes included in the calculation of the Final Merger Consideration or otherwise borne by Holdco or the Equityholders and (z) any Taxes imposed on the Company resulting from any transactions occurring after the Closing on the Closing Date outside the Ordinary Course of Business. For the avoidance of doubt, the amount of any “Pre-Closing Taxes” shall be determined after the application of any available Pre-Closing Tax Attributes (as defined in Section 10.2).

“Preferred Shares” has the meaning set forth in Section 2.8(a).

“Preferred Stock” means the Series A-1 Preferred Stock and the Series A Preferred Stock.

“Preliminary Assessment” and “PA” shall each have the meaning given to the term “preliminary assessment” by N.J.A.C. 7:26B-1.4 and shall include, without limitation, the preliminary assessment report described at N.J.A.C. 7:26E-3.2(a).

“Products” means the Peptelligence technology, investigational new drugs, and any other pharmaceutical delivery technology, pharmaceutical formulations, APIs, and excipients developed, formulated, manufactured, processed, compounded, tested, distributed or marketed by the Company, including on a contract basis. “Product Inventory” means all inventory of Products, if any, owned or held by the Company immediately prior to the Closing.

“Proprietary Software” means all Software owned by, or purported to be owned by, the Company, including Software that is under development to the extent that such Software under development has been so developed as of the Closing.

“Protected Material” shall have the meaning set forth in Section 12.15(b).

“R&W Insurance Policy” means a Buyer-Side Representations and Warranties Insurance Policy, obtained by Parent, having an aggregate policy limit that is not less than $7,500,000, a retention that is not to exceed $350,000 and a premium (including loss mitigation fees) of $225,000, and containing a waiver of subrogation rights in a form reasonably acceptable to the Representative; provided, however that a waiver of subrogation rights shall not apply to Fraud.

“Real Property” means all real property owned, leased or subleased by an applicable Person, together with all buildings, improvements, fixtures and easements located thereon.

“Real Property Leases” means all leases or subleases in effect as of the Closing Date entered into by the Company pursuant to which the Company lease or sublease and occupy or use any Real Property.

“Record Retention Period” shall have the meaning set forth in Section 6.3.

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“Registered Business Intellectual Property” means all registered Trademarks, registered Copyrights, registered Internet Names, issued Patents, and applications for registration of Trademarks, Patents, and Copyrights owned or purported to be owned by, assigned to or filed in the name of the Company.

“Regulation” means, with respect to a particular Person, any statute, law, ordinance, rule or regulation, agency guideline, order, ordinance, code, directive, writ, injunction, judgment, decree, or administrative or judicial doctrine of, and any contract with, any Governmental Body, in each case, of any Governmental Body or authority binding on such Person or its assets.

“Regulatory Documentation” means copies of any Drug Master File (DMF) (including all related records and reports) and any IND (investigational new drug) applications and approvals, all dossiers and packages, labels and regulatory certificates, any correspondence with the FDA, drug reports, periodic safety update reports, medical inquiries and standard communication letters of the Company relating to its Products in any country in the world in any format to the extent existing and in the Control of Company as of the Closing, including, to the extent they exist, the following: (a) complete copies of regulatory files and supporting documents, chemistry, manufacturing and controls data and documentation, (b) records maintained under record keeping or reporting requirements of the FDA or any Governmental Body, the complete complaint, adverse event and medical inquiry filings with respect to the Products (including copies of all annual reports), (c) copies of all expert reports, (d) copies of existing specifications (including copies of validation of analytical methods), (e) copies of formulations, (f) copies of the master batch records, (g) copies of three recently executed batch records and certificates of analysis, (h) artworks, in paper and electronic format, and copies of labeling, in paper and electronic format, (i) copies of stability studies for each formulation of the Products, (j) retained stability samples, (k) a summary of any outstanding regulatory issues during the last five years, (l) all documentation relating to the FDA or any other Governmental Body inspections relating primarily to the Products and any communication with the FDA or any other Governmental Body relating primarily to the Products, including correspondence and minutes of telephone calls or meetings and (m) validation of manufacturing processes.

“Release” shall have the meaning given to the word by 42 U.S.C. § 9601(22).

“Remediation Certification” shall have the meaning given to the term by N.J.A.C. 7:26B-1.4.

“Reorganization” shall have the meaning set forth in the Recitals.

“Representation Survival Date” shall have the meaning set forth in Section 9.1.

“Representative” shall mean Holdco or any other Person chosen by Holdco and reasonably acceptable to Parent.

“Representative Fund Account” means the account into which the Representative Fund Amount is deposited and held by the Representative, subject to disbursement as provided in this Agreement.

“Representative Fund Account Balance” shall have the meaning set forth in Section 11.3.

“Representative Fund Amount” means $100,000, as reduced from time to time by the amount of monies distributed therefrom in accordance with this Agreement.

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“Required Statutory Approvals” means the acceptance by the Delaware Secretary of State of the Certificate of Merger.

“Resolved Claim Balance” shall have the meaning set forth in Section 9.7(c).

“Response Action Outcome” and “RAO” shall each have the meaning given to the term “response action outcome” by N.J.A.C. 7:26B-1.4.

“Restrictive Covenant Agreement” shall have the meaning set forth in the Recitals.

“Retained Subsidiary Equity” shall mean (i) 300 membership interests in Enteris Product Sub Ova LLC, a Delaware limited liability company, (ii) 300 membership interests in Enteris Product Sub Tob LLC, a Delaware limited liability company, and (iii) 100 membership interests in Enteris Product Sub Oct LLC, a Delaware limited liability company.

“Senior Management Team” means Joel Tune, Brian Zietsman and Paul Shields.

“Series A-1 Preferred Shares” means shares of Series A-1 Preferred Stock.

“Series A-1 Preferred Stock” means the Company’s Series A-1 Preferred Stock, par value $0.001 per share.

“Series A Preferred Shares” means shares of Series A Preferred Stock.

“Series A Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.001 per share.

“Settlement Arbitrator” shall have the meaning set forth in Section 2.12(c).

“Shares” means, collectively, all Preferred Shares and Common Shares, and “Share” means any Preferred Share or Common Share.

“Significant Customers” shall have the meaning set forth in Section 3.26(a).

“Significant Suppliers” shall have the meaning set forth in Section 3.26(b).

“Software” means all computer systems and software programs (including any software implementation of algorithms, models and methodologies), and databases in any form, including (i) all versions of source code, object code, assembly language, compiler language, machine code, and all other computer instructions, code, and languages embodied in computer software of any nature whatsoever, (ii) development tools, firmware, middleware, operating systems and specifications, platforms, interfaces, application, utilities, diagnostics, APIs, test specifications and scripts, (iii) database rights, databases and compilations, including all data and collections of data, whether machine readable or otherwise, and (iv) all versions, error corrections, updates, upgrades, releases, patches, enhancements, translations, modifications, adaptations, further developments, derivative works thereto, and all designs and design documents (whether detailed or not), technical summaries, developer notes, training materials, instructions, and documentation (including flow charts, logic diagrams, white papers, manuals, guides and specifications), comments and annotations relating to any of the foregoing, in each case including software that is cloud-based or provided as SaaS or otherwise.

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“Source Code” means computer Software that may be displayed or printed in human-readable form, including all related programmer comments, annotations, flowcharts, diagrams, or instructions, and that is not intended to be executed directly by a computer without an intervening step of compilation or assembly.

“Specified Environmental Representations” shall have the meaning set forth in Section 9.1.

“Stockholder Approval” means (a) with respect to the Merger, the affirmative consent of Holdco and (b) with respect to the Reorganization, the affirmative vote or consent of the Equityholders holding a majority of all shares of voting Common Stock outstanding on the record date for the Reorganization.

“Straddle Period” shall have the meaning set forth in Section 10.5.

“Straddle Period Allocation” shall have the meaning set forth in Section 10.1(b).

“Subsidiary” means a corporation or other entity of which 50% or more of the voting power or value of the equity securities is owned, directly or indirectly, by the Company or Parent, as the context requires.

“Surviving Corporation” shall have the meaning set forth in Section 2.1.

“Tail Policies” shall have the meaning set forth in Section 6.2(b).

“Tax” or “Taxes” means any federal, state, local or foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, capital stock, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, alternative or add-on minimum, environmental, customs, duties, estimated or other taxes or assessments of a similar nature, together with any interest and any penalties and additions to Tax imposed by a Governmental Body.

“Tax Benefit” means the actual reduction in cash of Taxes paid based on the actual Taxes paid compared to a hypothetical calculation that omits the relevant item of deduction or loss. Notwithstanding anything to the contrary contained in this Agreement, a Tax Benefit shall not be treated as having been “actually realized” prior to the date the annual Tax Return for the applicable taxable year has been filed with the applicable Governmental Body.

“Tax Claim” shall have the meaning set forth in Section 10.9(a).

“Tax Claim Notice” shall have the meaning set forth in Section 10.9(a).

“Tax Return” means any return, declaration, report, statement, or other document required to be filed with a taxing authority with respect to Taxes, including any schedule thereto and any amendment thereof.

“Third Party Claim Notice” shall have the meaning set forth in Section 9.6(a).

“Threshold” shall have the meaning set forth in Section 9.3(a)(i)(B).

“Total Adjustment Amount” shall have the meaning set forth in Section 2.12(d).

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“Total Escrow Amount” shall mean aggregate amount of (i) the Adjustment Escrow Amount, plus (ii) the Indemnification Escrow Amount, plus (iii) the ISRA Trust Fund Amount.

“Trade Secrets” means all confidential know-how, inventions, discoveries, improvements, concepts, ideas, techniques, methods, processes (including manufacturing and production processes), designs, plans, schematics, drawings, analytics, working notes and memos, formulae, compositions, technical data, product information, specifications, research and development information, market studies, consultant reports, prototypes, sales methods, technology and product roadmaps, clinical study protocol and any amendments thereto, clinical dossier, unpublished clinical study data, results and reports, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, content of submissions to the FDA in support of regulatory approvals (including but not limited to investigational new drugs (“INDs”), new drug approval applications (“NDAs”), and Drug Master Files (“DMFs”), unpublished postmarketing study data, results and reports and other proprietary or confidential information.

“Trademarks” means any trade names, trademarks and service marks, logos, slogans, business names, fictitious business names, and trade dress, together with all translations, adaptations, derivations, and combinations thereof, whether registered or unregistered, and registrations, applications to register, and renewals in connection therewith and including all of the goodwill of the business related to the foregoing.

“Transaction Bonus” means any bonus, change of control payment, retention payment or similar compensation paid by the Company as a result of the Closing.

“Transaction Documents” means this Agreement and each agreement, instrument or document attached hereto as an Exhibit and the other agreements, certificates and instruments to be executed by any of the parties in connection with or pursuant to this Agreement, including, without limitation, the Restrictive Covenant Agreements, the License Payment Letter Agreement, and the Pipeline Product Subsidiary Operating Agreements.

“Transaction Fee Statement” shall have the meaning set forth in Section 2.9(d).

“Transaction Fees” means (without duplication of any other amount payable in connection with this Agreement or the transactions contemplated hereby) the following fees, expenses and other similar amounts that have been or are expected to be incurred on or prior to the Closing Date on behalf of the Company in connection with the consideration by or the preparation of the Company for a transaction process, the preparation, negotiation and execution of any agreements, documents or instruments relating thereto, including this Agreement, and the consummation of the transactions contemplated hereby, including the Merger: (a) the fees and expenses of, or other similar amounts charged by, counsel to the Company, including those of Katten Muchin Rosenman LLP; (b) the fees and expenses of, or other similar amounts charged by, any agents or financial advisors, including those of Torreya Capital, LLC; (c) the fees and expenses of, or other similar amounts charged by, any accountants engaged by the Company, including Ernst & Young LLP; (d) the out-of-pocket expenses of Victory Park Capital or any investment fund affiliated therewith incurred in connection with the transactions contemplated hereby; (e) the fees and expenses of, or other similar amounts charged by, any other consultants, advisors or experts engaged by the Company; (f) one hundred percent (100%) of the fees or expenses associated with obtaining the Tail Policies; (g) fifty percent (50%) of the fees or expenses associated with obtaining the R&W Insurance Policy (provided that such fifty percent (50%) portion to be considered Transaction Fees shall not exceed $170,000); (h) fifty percent (50%) of the fees, costs or expenses of the Escrow Agent, (i) any Transaction Bonuses and the employer’s share of payroll and employment Taxes payable on or triggered by such payments or other forms of compensation in the Transaction Bonuses, and (j) fifty percent (50%) of any Transfer Taxes.

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“Transaction Fees Adjustment Amount” shall have the meaning set forth in Section 2.12(d).

“Transaction Tax Deduction” means the amount of any deduction for income Tax purposes attributable to (a) the payment of amounts described in the definition of Transaction Fees, (b) the write-off of deferred financing costs and any other deductions arising in connection with the payment of Indebtedness at Closing, (c) the payment of any Transaction Bonuses paid concurrently with or following the Closing and (d) the payment of the employer’s share of any employment Taxes payable in respect of the payments described in this definition.

“Transfer Taxes” means transfer, sales, use, real property transfer, recording, documentary, stamp, registration, stock transfer and other similar Taxes and fees imposed in respect of the Merger.

“Treasury Regulations” means the regulations promulgated under the Code, as such regulations may be amended from time to time (including temporary regulations and corresponding provisions of succeeding regulations).

“Unaudited Financial Statements” means (i) the unaudited balance sheet of the Company as of December 31, 2018 and the related unaudited statements of operations, changes of stockholders’ equity and cash flow for the twelve month period then ended and (ii) the unaudited balance sheet of the Company as of the Balance Sheet Date and the related unaudited consolidated statement of operations for the six-month period then ended.

“WARN Act Regulations” shall have the meaning set forth in Section 3.21(f).

“Working Capital” means the difference between (a) the sum of the amounts shown in the line items from the balance sheets of the Company listed on the Working Capital Statement under “Current Assets” and (b) the sum of the amounts shown in the line items from the consolidated balance sheets of the Company listed on the Working Capital Statement under “Current Liabilities”, in each case calculated in accordance with the Accounting Principles; provided, however, Working Capital shall not be calculated to include any changes in assets or liabilities as a result of purchase accounting adjustments and shall not include Cash, deferred revenue or any current and deferred income Tax assets or liabilities.

“Working Capital Adjustment Amount” shall have the meaning set forth in Section 2.12(d).

“Working Capital Statement” means the Statement of Net Working Capital attached hereto as Exhibit E, which includes an illustrative calculation of Working Capital.

“Working Capital Target” means an amount equal to $303,000.

“VPC Equityholders” shall have the meaning set forth in the Preamble.

Section 1.2               Interpretation. In this Agreement, unless otherwise specified or where the context otherwise requires:

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(a)                the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b)                words importing any gender shall include other genders;

(c)                words importing the singular only shall include the plural and vice versa;

(d)                the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation” or “but not limited to;”

(e)                the words “hereof,” “herein” and “herewith” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, unless further specified;

(f)                 references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement;

(g)                references to any Person include the successors and permitted assigns of such Person;

(h)                any reference in this Agreement to “made available” means a document or other information that was provided (or otherwise made available) to Parent and its representatives via delivery of a copy thereof via hard copy or e-mail, via the Company’s electronic or virtual data rooms, management presentations or in any other form in expectation of, or in connection with, the transactions contemplated by this Agreement; provided, however, that in order to have been made available, any document in the Data Room at least two (2) Business Days prior to the Closing Date;

(i)                 the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement;

(j)                 when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, it being understood that if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day;

(k)                any reference in this Agreement to $ shall mean U.S. dollars; and

(l)                 the Exhibits and Schedules to this Agreement are hereby incorporated and make a part hereof and are an integral part of this Agreement as if set forth in full herein.

Article 2

The Merger

Section 2.1               The Merger. At the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Acquisition Sub shall be merged with and into the Company (the “Merger”). At the Effective Time, the Company shall continue as the surviving corporation (the “Surviving Corporation”) and the separate existence of Acquisition Sub shall cease.

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Section 2.2               Effective Time. Subject to the terms and conditions set forth in this Agreement, a Certificate of Merger in the form attached hereto as Exhibit G (the “Merger Certificate”) shall be duly executed by the Company and thereafter delivered to the Secretary of State of the State of Delaware for filing pursuant to the DGCL on the Closing Date. The Merger shall become effective at such time as a properly executed and certified copy of the Merger Certificate is duly filed with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time as Parent and the Company may agree upon and set forth in the Merger Certificate (such time as the Merger becomes effective, the “Effective Time”).

Section 2.3               Closing of the Merger.

(a)                The closing of the Merger (the “Closing”) will take place on the date hereof (the “Closing Date”), remotely by electronic or facsimile transmissions, unless another time or date is agreed to in writing by the parties hereto.

(b)                At the Closing, in addition to the other documents, agreements and instruments required to be executed and delivered by Parent pursuant to this Agreement, Parent shall execute and deliver to the Representative:

(i)                 [reserved];

(ii)               a certificate, duly executed on behalf of Parent by an authorized Secretary or Assistant Secretary of Parent, dated as of the Closing Date, to the effect that:

(A)              (1) the organizational documents of Parent and Acquisition Sub attached to such certificate are true and correct, and were in full force and effect in the form as attached to such certificate on the date of adoption of the resolutions referred to in clause (3) below, (2) no amendment to such organizational documents of either Parent or Acquisition Sub has occurred since the date of adoption of the resolutions referred to in clause (3) below, other than as shown in such certificate, and (3) the resolutions adopted by the respective boards of directors or managers of Parent and Acquisition Sub and attached to such certificate authorizing this Agreement and the transactions contemplated hereby, including the Merger, were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout, or by unanimous written consent, and such resolutions remain in full force and effect, and have not been amended, rescinded or modified, except to the extent attached thereto; and

(B)              the respective officers of Parent and Acquisition Sub executing this Agreement and the other documents, agreements and instruments to be executed and delivered by Parent or Acquisition Sub pursuant to this Agreement are incumbent officers of Parent or Acquisition Sub, as applicable, and the specimen signatures set forth on such certificate are their genuine signatures;

(iii)             the executed License Payment Letter Agreement;

(iv)              the Pipeline Product Subsidiary Operating Agreements; and

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(v)                the Merger Certificate executed by Acquisition Sub.

(c)                At the Closing, in addition to the other documents, agreements and instruments required to be executed and delivered by the Company and/or Holdco pursuant to this Agreement, the Company and Holdco shall execute and deliver to Parent:

(i)                 [reserved];

(ii)               a certificate, duly executed on behalf of the Company by an authorized Secretary or Assistant Secretary of the Company, dated as of the Closing Date, to the effect that:

(A)              (1) the organizational documents of the Company attached to such certificate are true and correct, and were in full force and effect in the form as attached to such certificate on the date of adoption of the resolutions referred to in clause (3) below, (2) no amendment to the organizational documents has occurred since the date of adoption of the resolutions referred to in clause (3) below, and (3) the resolutions adopted by the board of directors of the Company and attached to such certificate authorizing this Agreement and the transactions contemplated hereby, including the Merger, were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout, or by unanimous written consent, and such resolutions remain in full force and effect, and have not been amended, rescinded or modified; and

(B)              the Company’s officers executing this Agreement and the other documents, agreements and instruments to be executed and delivered by the Company pursuant to this Agreement are incumbent officers and the specimen signatures set forth on such certificate are their genuine signatures.

(iii)             a certificate, duly executed on behalf of Holdco by an authorized Manager of Holdco, dated as of the Closing Date, to the effect that:

(A)              (1) the organizational documents of Holdco attached to such certificate are true and correct, and were in full force and effect in the form as attached to such certificate on the date of adoption of the resolutions referred to in clause (3) below, (2) no amendment to the organizational documents has occurred since the date of adoption of the resolutions referred to in clause (3) below, and (3) the resolutions adopted by the manager of Holdco and attached to such certificate authorizing this Agreement and the transactions contemplated hereby, including the Merger, were duly adopted by written consent, and such resolutions remain in full force and effect, and have not been amended, rescinded or modified; and

(B)              Holdco’s authorized representatives executing this Agreement and the other documents, agreements and instruments to be executed and delivered Holdco pursuant to this Agreement are incumbent officers and the specimen signatures set forth on such certificate are their genuine signatures.

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(iv)              approval documents showing the approval by the board of directors the Company and the manager of Holdco, and the Holdco Unitholders and Holdco of the Reorganization and the Merger;

(v)                CD or DVD-ROM discs or similar electronic storage containing all of the information uploaded to the Data Room and made available to Parent by the VPC Equityholders and the Company prior to the date of this Agreement;

(vi)              the executed License Payment Letter Agreement;

(vii)            the Pipeline Product Subsidiary Operating Agreements; and

(viii)          the executed Pay-Off Letters;

(ix)              a certificate of non-foreign status from Holdco, dated as of the date hereof, sworn under penalty of perjury and in form and substance complying with the provisions of Treasury Regulation Section 1.1445-2(b)(2); and

(x)                the Merger Certificate executed by the Company.

Section 2.4               Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition Sub shall vest in the Surviving Corporation and all Liabilities and duties of the Company and Acquisition Sub shall become the Liabilities and duties of the Surviving Corporation.

Section 2.5               Certificate of Incorporation and Bylaws. The certificate of incorporation of Acquisition Sub shall be the certificate of incorporation of the Surviving Corporation at and immediately after the Effective Time, until thereafter amended in accordance with applicable Regulations. The bylaws of Acquisition Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation at and immediately after the Effective Time, until thereafter amended in accordance with applicable Regulations as provided therein and under the DGCL.

Section 2.6               Board of Directors. The directors of Acquisition Sub at the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until such director’s successor is duly elected or appointed and qualified.

Section 2.7               Officers. The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until such officer’s successor is duly elected or appointed and qualified.

Section 2.8               Conversion of Shares.

(a)                Preferred Shares. At the Effective Time, each share of Preferred Stock issued and outstanding at the Effective Time (the “Preferred Shares”) shall, by virtue of the Merger and without any action on the part of Acquisition Sub, the Company or Holdco, be canceled, extinguished and converted into the right to receive:

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(b)                in the case of a Series A-1 Preferred Share, an amount in cash equal to the Per Series A-1 Preferred Share Liquidation Preference of such Series A-1 Preferred Share; and

(c)                in the case of a Series A Preferred Share, an amount in cash equal to (A) the Per Series A Preferred Share Merger Consideration of such Series A Preferred Share, plus (B) subject to the terms and conditions set forth in Section 2.12, any Adjustment Per Share Distribution Amount in respect of such Series A Preferred Share, plus (C) a pro rata amount attributed to such Series A Preferred Share of any funds payable to the Equityholders pursuant to Article 9, and plus (D) a pro rata amount attributed to such Series A Preferred Share of the Representative Fund Account Balance payable to the Equityholders pursuant to Section 11.3.

(d)                Common Shares. At the Effective Time, each share of Common Stock issued and outstanding at the Effective Time (the “Common Shares”) shall, by virtue of the Merger and without any action on the part of Acquisition Sub, the Company or Holdco, be canceled and retired and cease to exist and no payment shall be made with respect thereto.

(e)                Acquisition Sub Shares. At the Effective Time, each outstanding share of common stock, par value $.001 per share, of Acquisition Sub shall be converted into one share of common stock, par value $.001 per share, of the Surviving Corporation.

(f)                 Treasury Shares. At the Effective Time, each Share held in the treasury of the Company and each Share held by Parent, Acquisition Sub or any other Affiliate of Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Acquisition Sub, the Company or the holder thereof, be canceled and retired and cease to exist and no payment shall be made with respect thereto.

(g)                No Liability. Notwithstanding anything to the contrary in this Agreement, neither Parent nor the Surviving Corporation or any other party shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property law, escheat law or similar law.

Section 2.9               Closing Estimates. No later than three (3) Business Days prior to the Closing, the Company shall provide to Parent a certificate signed by the Chief Financial Officer of the Company attaching:

(a)                a statement setting forth the estimated Closing Working Capital (the “Estimated Working Capital”);

(b)                a statement setting forth the amount of Indebtedness (the “Indebtedness Statement”) that is expected to be outstanding as of immediately prior to the Closing on the Closing Date (the “Estimated Indebtedness”), together with all pay-off letters relating to the Funded Indebtedness (the “Pay-off Letters”) or other payment instructions related thereto;

(c)                a statement setting forth the estimated amount of Cash of the Company as of the close of business on the date immediately prior to the Closing Date (the “Estimated Cash”);

(d)                a statement (the “Transaction Fee Statement”) setting forth the estimated amount of the unpaid Transaction Fees incurred through the Closing Date, together with any payment instructions related thereto (the “Estimated Transaction Fees”); and

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(e)                a schedule substantially in the form of Exhibit F (the “Distribution Waterfall”), setting forth the amount of Closing Merger Consideration to which Holdco is entitled on the Closing Date, including wire instructions in the case of payments to be made at Closing by wire transfer, and the distribution of such amounts to the Holdco Unitholders.

(f)                 The certificate and schedule described in this Section 2.9 is hereinafter referred to as the “Closing Payment Certificate” and the calculations contained therein will be used in connection with the Parent’s and the Holdco’s payments described in Section 2.10. In connection with the Parent’s review of the Closing Payment Certificate, the Company will make available to the Parent and its advisors all records and work papers relating to the calculations therefor that the Parent and its advisors reasonably request in reviewing the Closing Payment Certificate, and the Company shall make available to the Parent and its advisors the personnel and other advisors of the Company involved in the preparation of the Closing Payment Certificate. The Company agrees to consider in good faith and update the Closing Payment Certificate upon the receipt of any information which would reasonably be expected to result in any material change thereto. The certificate finally delivered pursuant to this Section 2.9(f) is referred to herein as the “Final Certificate and Flow of Funds Memorandum.” No acceptance by Parent of any items in the Final Certificate and Flow of Funds Memorandum shall act as a waiver of any of Parent’s rights pursuant to Section 2.12. In no event shall the Parent or any of its Affiliates have any liability for the allocation of the Final Merger Consideration as determined by the Company and the Representative or for any payment made in accordance with the Final Certificate and Flow of Funds Memorandum and/or the Distribution Waterfall. For the avoidance of doubt, immediately prior to the closing, approximately $302,000 of cash will be distributed to Holdco from an account held on behalf of UGP Therapeutics.

Section 2.10            Payment of Merger Consideration.

(a)                Closing Payments by Parent. Promptly after the Effective Time, but in each case, on the Closing Date, Parent shall make (or cause to be made) the following payments, in each case, by wire transfer of immediately available funds:

(i)                 to the Adjustment Escrow Account, an amount equal to the Adjustment Escrow Amount;

(ii)               to the Indemnification Escrow Account, an amount equal to the Indemnification Escrow Amount;

(iii)             to the ISRA Trust Fund Account, an amount equal to the ISRA Trust Fund Amount;

(iv)              to the Representative Fund Account, an amount equal to the Representative Fund Amount;

(v)                on behalf of the Company, to such accounts designated in the Pay-off Letters, in the aggregate, to repay the Funded Indebtedness;

(vi)              on behalf of the Company, to one or more accounts designated in writing by the Company on the Transaction Fee Statement, the amount of Estimated Transaction Fees to enable the Company to pay, or cause to be paid, the Estimated Transaction Fees set forth on the Transaction Fee Statement; and

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(vii)            to an account, in the name of Holdco, that is designated in writing by the Representative, an amount equal to the sum of:

(A)              the aggregate amount of Per Series A-1 Preferred Share Liquidation Preference payable with respect to all Series A-1 Preferred Shares issued and outstanding immediately prior to the Effective Time; and

(B)              the aggregate amount of Per Series A Preferred Share Merger Consideration payable with respect to all shares of Preferred Stock issued and outstanding immediately prior to the Effective Time.

(b)                Exchange of Shares.

(i)                 If any consideration is to be paid to a Person other than the Person in whose name the Shares are registered, it shall be a condition to such payment that the Person requesting such transfer and payment shall deliver all documents required to evidence and effect such transfer and shall pay to the Surviving Corporation any transfer or other Taxes required by reason of the payment of such consideration to a Person other than that of the registered holder of Shares, or such Person shall establish to the reasonable satisfaction of the Parent that such Tax has been paid or is not applicable.

(ii)               At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no transfers of any Shares. Each Share shall be deemed at any time after the Effective Time to represent only the right to receive such portion of the Final Merger Consideration as may be required pursuant to this Agreement in exchange for such Share. If, after the Effective Time, Shares are presented to the Surviving Corporation, they shall be delivered to the Holdco and exchanged for the respective portion of the Final Merger Consideration they represent, as provided in this Article 2.

Section 2.11            [Reserved].

Section 2.12            Post-Closing Adjustments.

(a)                Parent shall cause to be prepared and, as soon as practical, but in no event later than ninety (90) days after the Closing Date, shall cause to be delivered to the Representative, a statement setting forth Parent’s calculation of (i) the Closing Working Capital (including each component item thereof as set forth on the Working Capital Statement), (ii) the Cash as of the closing of business on the date immediately prior to the Closing Date (the “Closing Cash”), (iii) the Indebtedness as of immediately prior to the Closing on the Closing Date (the “Closing Indebtedness”) and (iv) the unpaid Transaction Fees (the “Closing Transaction Fees”) (collectively, the “Initial Calculations”), together with such schedules and data with respect to the determination of the Closing Working Capital, Closing Cash, Closing Indebtedness and Closing Transaction Fees as may be appropriate to support such Initial Calculations.

(b)                Within thirty (30) days after receipt by the Representative of the Initial Calculations, the Representative may deliver to Parent a written notice (the “Calculation Notice”) either (i) advising Parent that the Representative agrees with and accepts the Initial Calculations or (ii) setting forth an explanation in reasonable detail of those items in the Initial Calculations that the Representative disputes and of what the Representative believes is the correct calculation of Closing Working Capital, Closing Cash, Closing Indebtedness or Closing Transaction Fees. If the Representative does not submit a Calculation Notice within the 30-day period provided herein, then the Initial Calculations shall become final and shall not be subject to further review, challenge or adjustment. If Parent notifies the Representative in writing that it concurs with the Calculation Notice, the calculation of the Closing Working Capital, Closing Cash, Closing Indebtedness and Closing Transaction Fees set forth in the Calculation Notice shall become final and shall not be subject to further review, challenge or adjustment.

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(c)                If the Representative has submitted a Calculation Notice, but the Representative and Parent are unable to resolve any disputes regarding the Closing Working Capital, the Closing Cash, the Closing Indebtedness or the Closing Transaction Fees within thirty (30) days after Parent’s receipt of the Calculation Notice, then such disputes shall be referred to Grant Thornton LLP or if Grant Thornton LLP is unwilling or unable (due to a conflict or otherwise) to serve, such other recognized firm of independent financial experts selected by mutual agreement of Parent and the Representative (the “Settlement Arbitrator”), and the determination of the Settlement Arbitrator, which shall be in writing, shall be final and binding on the parties, and shall not be subject to further review, challenge or adjustment. The Settlement Arbitrator shall determine the Closing Working Capital, the Closing Cash, the Closing Indebtedness and the Closing Transaction Fees in accordance with the standards described in this Section 2.12. The Settlement Arbitrator shall be instructed by Parent and the Representative to use its commercially reasonable efforts to reach such determination not more than thirty (30) days after such referral. The Settlement Arbitrator’s determination shall be based solely on written material submitted by the Representative and Parent (or by in-person or telephonic conference, if mutually agreed by the parties) and neither the Representative or Parent nor any of their Affiliates or representatives shall have any ex parte conversations without the prior written consent of the other parties. Nothing herein shall be construed to authorize or permit the Settlement Arbitrator to resolve any specific item in dispute by making an adjustment that is outside of the range for such specific item as defined by the applicable Initial Calculation or the Calculation Notice. The Representative and Parent shall each pay its own costs and expenses incurred in connection with this Section 2.12; provided, however, that the Representative, on the one hand, and Parent, on the other hand, shall each pay one half of the fees and expenses of the Settlement Arbitrator. Each party agrees to execute a customary engagement letter with the Settlement Arbitrator if so requested by the Settlement Arbitrator.

(d)                The “Working Capital Adjustment Amount,” which may be positive or negative, shall mean (i) the Closing Working Capital, as finally determined in accordance with this Section 2.12, minus (ii) the Estimated Working Capital. The “Cash Adjustment Amount,” which may be positive or negative, shall mean (i) the Closing Cash, as finally determined in accordance with this Section 2.12, minus (ii) the Estimated Cash. The “Indebtedness Adjustment Amount,” which may be positive or negative, shall mean (i) the Closing Indebtedness, as finally determined in accordance with this Section 2.12, minus (ii) the Estimated Indebtedness. The “Transaction Fees Adjustment Amount,” which may be positive or negative, shall mean (i) the Closing Transaction Fees, as finally determined in accordance with this Section 2.12, minus (ii) the Estimated Transaction Fees. The “Total Adjustment Amount,” which may be positive or negative, shall mean (i) the Working Capital Adjustment Amount plus (ii) the Cash Adjustment Amount minus (iii) the Indebtedness Adjustment Amount minus (iv) the Transaction Fees Adjustment Amount.

(e)                If the Total Adjustment Amount is a positive amount, then Parent shall deliver, or shall cause the Surviving Corporation to deliver, by wire transfer of immediately available funds to an account designated in writing by the Representative, for the benefit of Holdco, an amount equal to the Total Adjustment Amount. If the Total Adjustment Amount is a negative amount, then Parent and the Representative shall promptly provide a joint written instruction to the Escrow Agent to deliver from the Adjustment Escrow Account to the Surviving Corporation, by wire transfer of immediately available funds to an account designated in writing by the Surviving Corporation, an amount equal to the absolute value of the Total Adjustment Amount. If the funds in the Adjustment Escrow Account are not sufficient to fund the full amount of the negative Total Adjustment Amount, then, in addition to payment of the Adjustment Escrow Account to the Surviving Corporation, Parent and the Representative shall provide a joint written instruction to the Escrow Agent to release an amount equal to such deficiency from the Indemnification Escrow Amount; provided that Holdco or each Holdco Unitholder holding Series A Preferred Units shall pay to the Escrow Agent an amount equal to its Allocable Percentage of such deficiency by wire transfer of immediately available funds in order to replenish the Indemnification Escrow Amount (notwithstanding this provision, Holdco and the Holdco Unitholder holding Series A Preferred Units shall be jointly and severally liable for the payment of such deficiency).

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(f)                 If the Total Adjustment Amount is positive or if the amount to be paid from the Adjustment Escrow Account to the Surviving Corporation pursuant to Section 2.12(e) is less than the amount of the funds then held in the Adjustment Escrow Account, then Parent and the Representative shall promptly provide a joint written instruction to the Escrow Agent to deliver, by wire transfer of immediately available funds to an account designated in writing by the Representative, for the benefit of Holdco, an amount equal to all funds then in the Adjustment Escrow Account following, if applicable, the payment of the Total Adjustment Amount to the Surviving Corporation pursuant to Section 2.12(e) (the “Adjustment Escrow Balance”).

(g)                Amounts paid pursuant to this Section 2.12 shall be deemed for Tax purposes to be an adjustment to the Closing Merger Consideration, to the extent permitted by applicable Regulations. Any payments made by any Person pursuant to this Section 2.12 shall be made by wire transfer of immediately available funds within 5 Business Days after the date on which the Closing Working Capital, the Closing Cash, the Closing Indebtedness and the Closing Transaction Fees are final and binding on the parties.

(h)                In connection with this Section 2.12, each party shall be entitled to review the working papers, trial balances and similar materials of the other for purposes of reviewing any calculations provided. Without limiting the generality of the foregoing, after the Effective Time, the Company shall provide the Representative and the accountants engaged by the Representative with (i) the reasonable assistance of the Company’s personnel and (ii) timely and reasonable access, during normal business hours, to the Company’s personnel, properties, books and records, in each case at the expense of the Company. The parties hereto each acknowledge and waive any actual or potential conflict of employees of the Company assisting Parent and the Representative as described in this Section 2.12 and Parent will not, and will cause the Company not to, prevent such access by the Representative.

Section 2.13            Withholding Rights. Each of the Company, the Surviving Corporation, Parent, and Holdco shall be entitled to deduct and withhold from the consideration or other amounts otherwise payable pursuant to this Agreement to Holdco such amounts as are reasonably agreed to by the Representative as being required to be deducted and withheld with respect to the making of such payment under applicable Regulations. If the Company, the Surviving Corporation, Parent, or Holdco, as the case may be, so withholds and timely remits any such amounts to the applicable authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Equityholder in respect of which the Company, the Surviving Corporation, Parent, or Holdco, as the case may be, made such deduction and withholding.

Article 3

Representations And Warranties Of The Company AND HOLDCO

Except as set forth on the disclosure schedule delivered by the Company to Parent in connection with this Agreement (the “Company Disclosure Schedule”), the Company, VPC Equityholders, and Holdco hereby, jointly and severally, represent and warrant to each of Parent and Acquisition Sub as of the Closing Date as set forth in this Article 3. For purposes of this Article 3, references to the “Company” shall include the “Pipleline Product Subsidiaries” where appropriate or where applicable Regulations require, pursuant to the Reorganization.

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Section 3.1               Organization of the Company.

(a)                The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to conduct the Business as now being conducted and to own or lease, as applicable, the Assets. Holdco is duly formed, validly existing and in good standing under the laws of the State of Delaware. Holdco was formed by the Holdco Unitholders for the purpose of consummating the Reorganization and, prior to the Closing, will have owned no assets or engaged in any activities except as expressly contemplated in this Agreement.

(b)                The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing has not had or would not reasonably be expected to have, individually or in the aggregate, a material liability to the Company. True, correct and complete copies of the Certificate of Incorporation and such other Governing Documents of the Company, as amended through and in effect immediately prior to the Effective Time, have been made available to Parent and are in full force and effect.

(c)                During the past five (5) years, the Company has not been known by or used any corporate, fictitious or other name in the conduct of its business or in connection with the use or operation of the Assets. Schedule 3.1(c) of the Company Disclosure Schedule lists all current directors and officers of the Company, showing each such Person’s name and title.

Section 3.2               Subsidiaries(a).

(a)                Except for the Pipeline Product Subsidiaries, the Company does not have, and has never had, any Subsidiaries and the Company has never acquired another Person or a significant portion of the assets or a division of another Peron.

(b)                Each Pipeline Product Subsidiary has been duly formed or organized and is validly existing and in good standing in each jurisdiction in which the nature of its business or operations would require such qualification or registration except where the failure to be so qualified or registered can be cured without material cost or expense. The Pipeline Product Subsidiary are not qualified or registered to do business in any state other than their state of formation. Schedule 3.2(b) accurately and completely sets forth the capital structure of the each Pipeline Product Subsidiary by listing thereon the number and class of shares of Equity Interests of each Pipeline Product Subsidiary which are authorized, issued and outstanding as of the date hereof. The Equity Interests of each Pipeline Product Subsidiary described in Schedule 3.2 are the only Equity Interests in each Pipeline Product Subsidiary that are authorized, issued or outstanding. The Equity Interests of each Pipeline Product Subsidiary described in Schedule 3.2(b) (ia) are duly authorized, validly issued, fully paid and non-assessable, (ii) free and clear of any Encumbrances and defects of title whatsoever (except for any restrictions on sales of securities under applicable securities Regulations), (iii) are held of record and beneficially owned by the Company, and (iv) were not issued in violation of the preemptive rights of any Person or Laws. No capital stock or other Equity Interests of any Pipeline Product Subsidiary are reserved for issuance and (i) there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities or other plans or commitments, contingent or otherwise, relating to the capital stock of any Pipeline Product Subsidiary; (ii) there are no outstanding Contracts or other agreements of the Company or Pipeline Product Subsidiary to purchase, redeem or otherwise acquire any capital stock of any Subsidiary of the Company; and (iii) there are no dividends or other distributions which have accrued or been declared but are unpaid on the capital stock of any Pipeline Product Subsidiary. Except for the Equity Interests of the Pipeline Product Subsidiaries and as contemplated by the License Agreement, the Company does not own, and has never owned, directly or indirectly, any capital stock, membership interest or other Equity Interests in any other corporation or in any limited liability company, partnership, joint venture, association or other Person.

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Section 3.3               Authorization and Binding Agreement.

(a)                The Company and Holdco each has all requisite corporate power and authority, and each has taken all requisite corporate action necessary (other than the Stockholder Approval), to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party, and subject to the receipt of the Required Statutory Approvals to consummate the transactions contemplated hereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement by the Company and Holdco and such other Transaction Documents to which it is a party and the consummation by the Company and Holdco of the transactions contemplated hereby and thereby have been duly approved by the Company’s board of directors and Holdco’s manager. The Stockholder Approval is the sole approval of the Stockholders required to approve this Agreement and the Transaction Documents to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, including the Merger and the Reorganization. The Stockholder Approval is sufficient to approve and adopt this Agreement and the Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby, including the Merger and the Reorganization, in accordance with the Certificate of Incorporation and the other Governing Documents of the Company and the applicable provisions of the DGCL. Other than the Stockholder Approval, the Required Statutory Approvals, and the approval of the Company’s board of directors and Holdco’s manager, no action or other corporate proceedings on the part of the Company or Holdco are necessary to authorize this Agreement or any Transaction Document required to be executed and delivered by the Company or Holdco at the Closing or to consummate the transactions contemplated hereby or thereby. No Stockholder or former Stockholder has any appraisal rights under Section 262 of the DGCL with respect to the Merger, or such appraisal rights have been effectively waived.

(b)                This Agreement has been duly executed and delivered by each of the Company, Holdco and the Representative and, assuming the due authorization, execution and delivery hereof by each other party to this Agreement, is the legal, valid and binding obligation of the Company, Holdco and the Representative, enforceable against such Persons in accordance with its terms, (a) except as enforcement may be limited by applicable bankruptcy, insolvency, and other Regulations affecting creditors’ rights generally, and (b) except insofar as the availability of equitable remedies may be limited by applicable Regulations (the preceding clauses (a) and (b) are referred to herein collectively as the “Enforceability Exceptions”). Upon execution and delivery at the Closing by the Company, Holdco and the Representative, each other Transaction Document to which each such Person is, or is specified to be, a party, will be duly and validly executed by such Person, and delivered to the Parent and the Acquisition Sub on the Closing Date, and will constitute (assuming, in each case, the due authorization, execution and delivery by each other party thereto) the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

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(c)                After giving effect to the transactions contemplated under this Agreement and to the extent allowed under Article 11, the Representative has actual authority to bind each and all of the Equityholders with respect to all matters relating to this Agreement.

Section 3.4               Capitalization of the Company.

(a)                Immediately following the Reorganization, Holdco’s capitalization consists of the following:

(i)                 2,832 Class A Common Units are issued and outstanding; and

(ii)               31,167 Class B Common Units are issued and outstanding.

(iii)             50,000 Series A-1 Preferred Units are issued and outstanding; and

(iv)              240,793 Series A Preferred Units are issued and outstanding;

which is identical to the issued and outstanding capital stock of the Company immediately prior to the Reorganization. After the Reorganization, the authorized capital stock of the Company is (x) 400,000 Shares are designated as Common Stock, of which 50,000 Shares are designated as Class A Common Stock, with 2,832 issued and outstanding, and 350,000 Shares as Class B Common Stock, with 31,167 issued and outstanding and (y) 325,000 Shares are designated as Preferred Stock, of which 50,000 are designated as Series A-1 Preferred Stock, with 50,000 issued and outstanding, and 275,000 are designated as Series A Preferred Stock, with 240,793 issued and outstanding.

(v)                Schedule 3.4(a)(i) of the Company Disclosure Schedule sets forth (A) the name of each Equityholder and (B) the amount and class of Shares owned by each such Equityholder immediately prior to the Reorganization. A stock ledger showing the issuance of all Shares since the Company’s incorporation has been provided to the Parent. The Shares set forth on Schedule 3.4(a)(i) of the Company Disclosure Schedule constitute all issued and outstanding Equity Interests of the Company. Schedule 3.4(a)(ii) of the Company Disclosure Schedule sets forth (A) the name of each Holdco Unitholder and (B) the amount and class of Holdco Units owned by each such Holdco Unitholder as of the Closing. The Holdco Units set forth on Schedule 3.4(a)(ii) of the Company Disclosure Schedule constitute all issued and outstanding Equity Interests of Holdco.

(vi)              All issued and outstanding Shares and Holdco Units and any securities or other instruments listed on Schedule 3.4(b) of the Company Disclosure Schedule (collectively with the Shares, “Company Securities”) have been duly authorized and validly issued and are fully paid and non-assessable. Neither the Company nor Holdco has any Shares held in treasury. None of the outstanding Company Securities were issued in violation of the Certificate of Incorporation or other Governing Documents of the Company or the Certificate of Formation or other Governing Documents of Holdco, as applicable, and are not subject to or in violation of any preemptive rights, rights of first refusal or first offer or similar contractual rights. All Company Securities issued by the Company or Holdco, as applicable, were granted, offered, sold and issued in material compliance with all applicable state and federal securities Regulations in all material respects.

(b)                Except as set forth on Schedule 3.4(b) of the Company Disclosure Schedule, there are no (i) outstanding options, warrants, agreements, convertible or exchangeable securities (including convertible promissory notes) or other commitments pursuant to which the Company or Holdco is or may become obligated to issue, sell, transfer, purchase, return or redeem any of its securities, (ii) securities of the Company or Holdco reserved for issuance for any purpose, (iii) agreements pursuant to which registration rights in the securities of the Company or Holdco have been granted, (iv) statutory preemptive rights or contractual rights of first refusal to which the Company or Holdco is a party with respect to the capital stock, (v) stock appreciation rights, phantom stock or similar plans or rights pursuant to which the Company or Holdco has any obligations or (vi) voting trusts, proxies, stockholder agreements, or any other Contracts or understandings with respect to the Company or Holdco’s capital stock.

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Section 3.5               Assets. The Company has good and marketable title to or, in the case of leased or licensed Assets, a valid, enforceable and subsisting leasehold or license interest in all of the Assets, free and clear of all Encumbrances, except for Permitted Encumbrances and those Encumbrances set forth on Schedule 3.5 of the Company Disclosure Schedule. The Assets constitute all of the assets, rights and properties that are used in the operation of the Business as it is now conducted or that are used or held by the Company for use in the operation of the Business and taken together, are adequate and sufficient for the operation of the Business as currently conducted. Immediately following the Closing, all of the Assets will be owned, leased or available for use by the Company on terms and conditions substantially identical to those under which, immediately prior to the Closing, the Company owns, leases, uses or holds available for use such Assets.

Section 3.6               Material Contracts.

(a)                Schedule 3.6(a) of the Company Disclosure Schedule contains a complete, current and correct list of each Contract, excluding Contracts under which the Company has no remaining material obligations, described in clauses (i) through (xxv) below to which the Company is a party or by which it is bound (“Material Contracts”):

(i)                 each Contract with a Significant Customer or a Significant Supplier;

(ii)               each Contract or group of related Contracts which involve annual expenditures or receipts by the Company in excess of $50,000 or more than $100,000 in the aggregate;

(iii)             each Contract requiring the purchase of capital equipment or fixed assets and payment by the Company of more than $50,000 (individually or in the aggregate);

(iv)              each Contract evidencing Indebtedness;

(v)                each Contract evidencing any power of attorney;

(vi)              each partnership, joint venture, profit-sharing agreement or other similar Contract;

(vii)            each Contract that (A) prohibits or materially restricts the ability of the Company to engage in any business activity in any geographic area or line of business, (B) contains a non-compete or non-solicitation provision or requirement, or (C) contemplates an exclusive relationship between the Company and any other Person;

(viii)          each collective bargaining agreement or other similar Contract with any labor organization, union, group or association covering employees of the Company;

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(ix)              each Contract with any Governmental Body;

(x)                each Contract with any of the Company’s officers, directors, employees, consultants or Affiliates that (A) provides for an annual base salary or annual fee in excess of $100,000, (B) is not terminable by the Company without an obligation to pay severance or other contractual post-termination benefits in excess of $25,000 or (C) provides for future payments that are conditioned in whole or in part on a change in control of the Company;

(xi)              any employment, retention, personal services, consulting, severance, golden parachute, bonus, change-in-Control, indemnification or similar Contract with or for the benefit of the Company’s officers, directors, employees, consultants or agents;

(xii)            each Contract with independent agents, contractors, brokers, dealers or distributors;

(xiii)          each Contract with a most favored nations provision or other preferential pricing terms;

(xiv)          each Contract granting to any Person (other than the Company) an option or a first-refusal, first-offer or similar preferential right to purchase or acquire any ownership interests or material assets of the Company;

(xv)            each Contract containing specific safety and quality management system requirements and/or requiring compliance with any Health Care Regulation;

(xvi)          each Contract related to clinical trial support provided by the Company;

(xvii)        any Personal Property leases involving payment obligations over the remaining term of the lease in excess of $25,000 and any capitalized leases;

(xviii)      any material settlement agreement entered into within three (3) years prior to the Closing Date or under which the Company has outstanding obligations;

(xix)          (A) any Intellectual Property to any Person (except for any license, express or implied, granted in connection with the sale of a product or service to customers in the ordinary course of business) or (B) any Person has licensed or sublicensed to the Company, or otherwise authorized the Company to use, any Intellectual Property involving the payment of an amount in excess of $10,000;

(xx)            each Contract pursuant to which the Company has continuing obligations to jointly develop any Intellectual Property that will not be owned, in whole or in part, by the Company;

(xxi)          any Contract material to the operation of the business of the Company in which any party thereto has notified the Company in writing, or, to the Company’s Knowledge, orally, that it intends to terminate or seek to modify the terms and conditions thereof in a manner materially adverse to the Company;

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(xxii)        each Contract entered into outside the Ordinary Course of Business and presently in effect, involving payment to or obligations in excess of $50,000, not otherwise described in this Section 3.6;

(xxiii)      each Contract involving the sale or purchase of Assets or properties (including capital stock) of any Person as a going concern and other than in the Ordinary Course of Business;

(xxiv)      each Contract requiring the Company to dispose of any Assets of the Company material to the ongoing operation of the business of the Company other than in the Ordinary Course of Business; and

(xxv)        any other Contract that is material to the Company, not otherwise described in this Section 3.6.

(b)                True, correct and complete copies of such Material Contracts have been made available to Parent. Except as set forth on Schedule 3.6(b) of the Company Disclosure Schedule, each of the Material Contracts is in full force and effect and the Company has not received written notice, or to the Company’s Knowledge, verbal notice, (i) that it is in Default under any of the Material Contracts, or (ii) of any cancellation or termination of any of the Material Contracts, and the Company has no Knowledge of any Default under any of the Material Contracts by the other parties thereto. Each Material Contract is a legal, valid and enforceable obligation of the Company and, to the Knowledge of the Company, each Material Contract is a legal, valid and enforceable obligation of the other parties thereto, in each case except as enforcement may be limited by the Enforceability Exceptions. There exists no actual or, to the Knowledge of the Company, threatened termination, cancellation or limitation of, or any pending or actual amendment, modification or change, to any Material Contract. All of the Company’s oral Contracts that are responsive to the categories listed above are identified in Schedule 3.6(a) of the Company Disclosure Schedule along with a summary of the material terms of each such Contract.

Section 3.7               Real Property.

(a)                The Company does not own, and has never owned, any real property.

(b)                Schedule 3.7(b) of the Company Disclosure Schedule sets forth a true and complete list of the Real Property Leases. The Company has heretofore made available to Parent copies of the Real Property Leases. The copies of the Real Property Leases made available to Parent pursuant to this Section 3.7(b) are true, complete and correct. Each Real Property Lease is a valid, enforceable and subsisting leasehold interest, free of subtenancies and other occupancy rights, free and clear of all Encumbrances, other than Permitted Encumbrances. Each of the Real Property Leases is in full force and effect and the Company has not received written notice or to the Company’s Knowledge, verbal notice, (i) that it is in Default under any of the Real Property Leases or (ii) of any cancellation or termination of any Real Property Leases, and the Company has no Knowledge of any Default under any of the Real Property Leases by the other parties thereto. To the Knowledge of the Company, each Real Property Lease is a legal, valid and enforceable obligation of the other parties thereto, except as enforcement may be limited by the Enforceability Exceptions.

(c)                Except as set forth on Schedule 3.7(c) of the Company Disclosure Schedule, the Company has not leased or otherwise granted to any third party any right to use or occupy any portion of the Leased Real Property.

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(d)                Except as set forth on Schedule 3.7(d) of the Company Disclosure Schedule, all buildings, plants, improvements and structures located on the Leased Real Property are in good operating condition and repair, ordinary wear and tear (consistent with the age of such item) and scheduled maintenance excepted.

(e)                The Leased Real Property is, and since the first date the Company occupied such parcel of Leased Real Property has been in material compliance with all applicable building, zoning, subdivision, land use and other Regulations affecting the Leased Real Property. To the Knowledge of the Company, there is no pending change or threatened change, in any such applicable Regulations that would reasonably be expected to result in a material restriction upon the ownership, alteration, use, occupancy or operation of the Leased Real Property or any portion thereof as used or conducted as of the Closing Date.

Section 3.8               No Conflict or Violation. Except as set forth on Schedule 3.8 of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement and the other Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, will (a) subject to receipt of Stockholder Approval, violate or conflict with the Certificate of Incorporation or Governing Documents of the Company, (b) result in or constitute a Default under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any Material Contract to which the Company is a party, (c) violate, conflict with, contravene or give any Person the right to exercise any remedy or obtain any relief under, any Court Order or Regulation applicable to the Company, its Assets or the Shares, or (d) result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon any of the Shares, properties or Assets of the Company, or (e) other than with respect to the Required Statutory Approvals, require any filing with, or Permit, consent, approval of, authorization, exemption, or other action by, or the giving of any notice to, declaration to or filing or registration with, any Governmental Body or other Person by the Company.

Section 3.9               Financial Statements. The Company made available true, correct and complete copies of the Financial Statements. Except as set forth on Schedule 3.9 of the Company Disclosure Schedule, the Financial Statements have been prepared in accordance with the Financial Statement Principles and with the books and records of the Company and fairly present in all material respects, individually and in the aggregate, the financial position and results of operations of the Company for the periods covered and as of the respective dates thereof, except that the Unaudited Financial Statements for the ) six (6) months ended June 30, 2019 are subject to year-end audit and accrual adjustments and do not contain footnote disclosures. The Company maintains accurate books and records reflecting its Assets and Liabilities and maintains adequate internal accounting controls that provide assurance in all material respects that (i) the Company maintains no off-the-book accounts and that the Assets are used only in accordance with the Company’s management directives, (ii) transactions are executed with management’s authorization; (iii) transactions are recorded as necessary to permit preparation of Financial Statements; and (iv) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a timely basis.

Section 3.10            Condition of Personal Property. Except as set forth on Schedule 3.10 of the Company Disclosure Schedule, all items of Personal Property with a fair market value greater than $25,000 used in the operation of the Business of the Company are in good operating condition and repair (ordinary wear and tear excepted) and are suitable for the purposes for which they are currently being used and are not in need of maintenance or repairs except for routine maintenance and repairs. The operation of the Company’s business as it is now conducted or presently proposed to be conducted is not dependent upon the right to use the personal property of Persons other than the Company, except for such Personal Property that is owned by, leased, licensed or otherwise contracted to the Company.

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Section 3.11            Accounts Receivable. Except as set forth on Schedule 3.11 of the Company Disclosure Schedule, all accounts receivable of the Company shown on the balance sheets included in the Financial Statements arose from sales actually made or services actually performed in the Ordinary Course of Business of the Company and are valid receivables net of reserves shown thereon. All accounts receivable of the Company prior to the Closing Date (in each case whether billed or unbilled) are subject to no setoffs or counterclaims. All references to “accounts receivable” in this Section 3.11 shall include any “retainage” associated therewith.

Section 3.12            Liabilities. The Company has no liabilities or obligations, whether known, unknown, accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due, and whether or not required to be reflected or disclosed in a consolidated balance sheet prepared in accordance with the Accounting Principles, except for (a) liabilities and obligations adequately reserved or accrued for or reflected or disclosed in the Most Recent Balance Sheet, (b) liabilities and obligations that have been incurred since the Company Balance Sheet Date in the Ordinary Course of Business consistent with past practice, (c) liabilities and obligations disclosed on Schedule 3.12 of the Company Disclosure Schedule, and (d) liabilities and obligations that are not material, individually or in the aggregate.

Section 3.13            Taxes.

(a)                All income and other material Tax Returns required to have been filed by the Company have been timely filed. Each such Tax Return is correct and complete in all material respects. The Company has timely paid all income and other material Taxes due and payable by the Company whether or not such Taxes were shown on any filed Tax Return.

(b)                The Company has made available to Parent true and correct copies of all income Tax Returns of the Company for all taxable periods commencing on or after January 1, 2016.

(c)                The Company currently is not subject to an Action for Taxes, and to the Company’s Knowledge, no Action is pending or contemplated.

(d)                The Company has complied in all material respects with all applicable Regulations relating to the payment and withholding of Taxes and has, within the time and manner prescribed by law, paid over to the proper Governmental Body in all material respects all amounts required to be withheld and paid over under all applicable Regulations.

(e)                There are no Encumbrances on any of the assets of the Company with respect to Taxes, other than Permitted Encumbrances.

(f)                 Except as set forth on Schedule 3.13(f) of the Company Disclosure Schedule, the Company has not waived any statute of limitations in respect of Taxes or has agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension currently is effective with respect to Taxes incurred.

(g)                Except as set forth on Schedule 3.13(g) of the Company Disclosure Schedule, the Company is not the beneficiary of any currently effective extension of time within which to file any Tax Return.

(h)                Except as set forth on Schedule 3.13(h) of the Company Disclosure Schedule, the Company is not a party to any written agreement the principal purpose of which is Tax sharing or indemnification which will be in effect after the Closing.

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(i)                 The Company has not constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify under Section 355(a) of the Code within the two (2) year period prior to the Closing Date.

(j)                 The Company has not engaged in a “listed transaction” (as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4(b)(2)) or “transaction of interest” (as defined in Treasury Regulation Section 1.6011-4(b)(6)).

(k)                The unpaid Taxes of the Company do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth or included in the Company’s Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

(l)                 The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date pursuant to Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law), (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law); (iii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law); (iv) installment sale made prior to the Closing Date; (v) prepaid amount received on or prior to the Closing Date; or (vi) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date.

(m)              The Company has never been a member of an affiliated group within the meaning of Section 1504 of the Code.

(n)                The Company is not, and has not been, a “United States real property holding corporation” (within the meaning of Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(o)                No written claim has ever been made by any taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

(p)                Notwithstanding any other provision of this Agreement, the representations and warranties of the Company contained in this Section 3.13 are the sole and exclusive representations and warranties related to Tax matters.

Section 3.14            Compliance With Environmental Regulations.

(a)                Except as set forth on Schedule 3.14(a), the Company is, and has been in compliance in all material respects with all Environmental Regulations.

(b)                The Company is not in Default, nor has the Company received any written or, to the Company’s Knowledge, oral notice of any unresolved claim of Default with respect to any Permit required to be obtained and maintained under any Environmental Regulations (“Environmental Permits”), and the Company currently has in full force and effect all Environmental Permits except, in either case, where such Default or failure to maintain our Environmental Permits would not reasonably be expected to cause a material liability to the Company.

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(c)                Except as set forth on Schedule 3.14(b), the Company: (A) has not received any written or, to the Company’s Knowledge, oral notice from any Governmental Body or other Person of any unresolved claim that alleges that any of them is in violation of any Environmental Regulations; (B) is not, to the Company’s Knowledge, the subject of any pending investigation by any Governmental Body involving any Hazardous Substances or arising under Environmental Regulations; (C) has not been subject to any Court Order requiring remediation of any Hazardous Substances or abatement of noncompliance with Environmental Regulations or (D) is not subject to any obligation imposed by the operation of any Environmental Regulations to investigate or remediate any Release or Discharge, or threat of any such Release or Discharge of any Hazardous Substances onto, at, or from any real property.

(d)                There has been no disposal, Release, Discharge or, to the Company’s Knowledge, threatened Release or Discharge of Hazardous Substances by the Company on, under, in or about the Leased Real Property (or any prior Leased Real Property or any real property formerly owned or leased by the Company) that has subjected the Company to Liability under any Environmental Regulations.

(e)                The Company has not disposed, or arranged for disposal of, any Hazardous Substances on any Real Property leased by another Person that has subjected the Company to material Liability under any Environmental Regulations.

(f)                 The Company has not assumed, contractually or by operation of law, any liabilities or obligations of third parties under any Environmental Regulations.

(g)                The Company operates a facility at 83 Fulton Street in Boonton, Morris County, New Jersey (the “ISRA Site”) which is an “industrial establishment” as defined by ISRA, and the consummation of the transactions contemplated by this Agreement and the execution of this Agreement are accordingly subject to ISRA.

(h)                A LSRP acting for the Company, the VCP Equityholders, and Holdco and hired to assure the remediation required by ISRA upon execution of this Agreement and the consummation of the transactions contemplated therein has filed with the NJDEP a GIN concerning the ISRA Site, the execution of this Agreement, and the consummation of the transactions contemplated by this Agreement.

(i)                 The Company, the VCP Equityholders, and Holdco (a) anticipate completing compliance with ISRA after the Closing and are jointly and severally responsible for any and all compliance with ISRA required by execution of this Agreement and consummation of the transactions contemplated by this Agreement; (b) on or before the Closing Date will have complied with ISRA (i) by filing with the NJDEP a Remediation Certification, completed in accordance with N.J.A.C. 7:26B-3.3(c), which identifies to the NJDEP Holdco as the person agreeing to conduct the remediation of the ISRA Site, and (ii) by establishing a remediation funding source in accordance with N.J.A.C. 7:26C-5.1 et seq. using a surrogate cost estimate in accordance with ISRA and in the amount of one hundred thousand dollars ($100,000.00); and (c) acknowledge that after the Closing each shall remain obligated jointly and severally by this Agreement to complete all remaining compliance with ISRA by causing the preparation and filing with NJDEP, by a LSRP hired for this ISRA compliance, of a PA and a RAO for the entire ISRA Site, along with any other documents which such LSRP may deem to be required by ISRA after the PA is completed and before the RAO is filed with the NJDEP. Prior to the date hereof, LSRP acting for the Company, the VPC Equityholders and Holdco was hired to assure performance of the remediation required by ISRA upon execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

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Section 3.15            Employee Benefit Plans.

(a)                Schedule 3.15(a) of the Company Disclosure Schedule lists all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all other material bonus, stock option, stock purchase, restricted stock, incentive (equity or otherwise), pension, deferred compensation, supplemental retirement, employment, severance and other similar fringe or employee benefit plans, programs or arrangements currently maintained by or contributed to by the Company or for which the Company has any liability for the benefit of any current or former employee, director or consultant of the Company (collectively, the “Employee Plans”).

(b)                Except as set forth on Schedule 3.15(b), as applicable with respect to each Employee Plan, the Company has made available to Parent a true and correct copy of: (i) the annual reports on Form 5500 filed for the 3 most recent plan years with all schedules and attachments; (ii) the plan documents, amendments to the plan documents, and trust agreements including amendments, governing each Employee Plan; (iii) the most recent Internal Revenue Service determination, opinion or notification letter; (iv) the current summary plan description and any summaries of material modifications; (v) all insurance contracts; (vi) the most recent financial statement and trustee report; (vii) all non-recurring correspondence to or from any Governmental Body relating to such Employee Plan for the three most recent calendar years; and (viii) and all current administrative and other service contracts and amendments thereto with third-party service providers.

(c)                Except as set forth on Schedule 3.15(c) of the Company Disclosure Schedule or as provided in this Agreement, there will be no payment, accrual of additional benefits, acceleration of payments or vesting of any benefit under any Employee Plan solely by reason of entering into, or consummating, the transactions contemplated by this Agreement.

(d)                Except as set forth on Schedule 3.15(d) of the Company Disclosure Schedule, no payment which is or may be made by, from or with respect to any Employee Plan in connection with the transactions contemplated by this Agreement to any “disqualified individual” (as defined under Section 280G of the Code) will be characterized as an “excess parachute payment” under Section 280G of the Code. Prior to the Closing, the Company obtained the approval by such Stockholders of the Company as is required by the terms of Section 280G(b)(5)(B) of the Code so as to render the parachute payment provisions of Section 280G of the Code inapplicable to any and all payments or benefits provided pursuant to contracts or arrangements that might otherwise result, separately or in the aggregate, in the payment of any amount or the provision of any benefit that would not be deductible by reason of Section 280G of the Code, and such stockholder approval was obtained in a manner which satisfies all applicable requirements of such Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, including Q-7 of Section 1.280G-1 of such Treasury Regulations.

(e)                Except as set forth on Schedule 3.15(e), each Employee Plan materially complies in form and in operation with the applicable requirements of ERISA and the Code, and any underlying regulations. Each Employee Plan has been established, maintained, operated and administered in material compliance with its terms and the applicable Regulations. All required contributions, payments and accruals for all periods ending prior to or as of the Closing Date have been made on a timely basis or, to the extent not yet due, properly accrued for on the books and records of the Company, and there is no unfunded Liability related to any Employee Plans. The plan administrator of each Employee Plan that is a welfare benefit plan under ERISA has properly and fully responded to any and all requests for documents or information made by a participant or beneficiary within 30 days of any such request. No penalties have been imposed under ERISA Section 502(c) on any Employee Plan that is a welfare benefit plan for failing to provide documents to a participant or beneficiary within 30 days of a valid request for documents.

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(f)                 Except as set forth on Schedule 3.15(f) of the Company Disclosure Schedule, no Employee Plan that is a welfare benefit plan within the meaning of Section 3(1) of ERISA provides benefits to former employees of the Company, other than pursuant to Section 4980B of the Code or applicable state Regulations.

(g)                Except as set forth on Schedule 3.15(g) of the Company Disclosure Schedule, the Company does not contribute to, has not contributed to, or does not have any liability or potential liability (including actual or potential withdrawal Liability) with respect to, any plan that is, (A) subject to Title IV of ERISA or to the funding requirements of Section 412 of the Code or Section 302 of ERISA, (B) a “multiemployer pension plan” (as defined in Section 3(37) of ERISA), (C) of the type described in Section 4063 or 4064 of ERISA or Section 413(c) of the Code, (D) a multiple employer welfare arrangement (as defined in Section 3(40)(A) of ERISA), (E) a self-insured plan (including any such plan pursuant to which a stop loss policy or contract applies), or (F) maintained or sponsored by a professional employer organization.

(h)                The Company has not engaged in any transaction with respect to any Employee Plan that has subjected any such Employee Plan or the Company to any Liability for Taxes for a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code.

(i)                 Except as set forth on Schedule 3.15(i) of the Company Disclosure Schedule, (i) there are no pending audits or investigations by any Governmental Body involving any Employee Plan, and (ii) there are no pending or, to the Knowledge of the Company, threatened in writing, Actions (except for individual claims for benefits payable in the normal operation of the Employee Plans) involving any Employee Plan.

(j)                 Notwithstanding any other provision of this Agreement, the representations and warranties of the Company contained in this Section 3.15 are the sole and exclusive representations and warranties related to Employee Plans and ERISA.

Section 3.16            Compliance with Regulations and Court Orders.

(a)                The Company is, and has been during the past five (5) years, in material compliance with all applicable Regulations, and Court Orders applicable to it. Except as set forth on Schedule 3.16(a), the Company has not received during the past five (5) years any written, or to the Company’s Knowledge, oral notice alleging any charge, assertion, claim, or other communication that it is not in compliance with any such Regulations, or Court Orders. No investigation or review by any Governmental Body with respect to the Company is pending or, to the Company’s Knowledge, threatened.

(b)                Without limiting the generality of Section 3.16(a):

(i)                 Except as set forth on Schedule 3.16(b)(i) of the Company Disclosure Schedule, the Company is being and has been operated in compliance in all material respects with all applicable Health Care Regulations.

(ii)               Except as set forth on Schedule 3.16(b)(ii) of the Company Disclosure Schedule, (i) the Company has not received notice of any investigation that has been commenced or a request for information concerning the Company’s compliance with Health Care Regulations, (ii) to the Company’s Knowledge, no action is threatened against the Company alleging any violation or liability under any Health Care Regulation, and (iii) no notice has been received by the Company alleging any violation of or liability under any Health Care Regulation, or requiring or seeking to impose any investigatory or remedial action or obligation under any Health Care Regulation upon the Company, or any property currently or formerly owned, leased or operated by the Company during such period of ownership, lease or operation, or any operation of the Company.

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(iii)             Except as set forth on Schedule 3.16(b)(iii) of the Company Disclosure Schedule, there are no actions pending or, to the Knowledge of the Company, threatened related to the examination of the Company or its business, assets or property, and the Company is not subject to any order, agreement, or memorandum of understanding or other regulatory enforcement action or proceeding, in each case, with or by any Governmental Body having supervisory or regulatory authority with respect to the Company or its business, assets or property under any applicable Health Care Regulation. Without limiting the generality of the foregoing, to the Knowledge of the Company, no employee of the Company has unlawfully offered, paid, solicited or received anything of value, paid directly or indirectly, overtly or covertly, in case or in-kind (including any kickback, self-referral, bribe or rebate) to or from: (i) any physician or any other actual or potential referral source (including any family member of a physician or other actual or potential referral source), or any entity in which a physician or other actual or potential referral source (or a family member of a physician or other actual or potential referral source) has an ownership or investment interest; (ii) any health care provider, pharmacy, drug or equipment supplier, distributor or manufacturer, including discounts, rebates, or other reductions in price on a good or service received by the Company; or (iii) any person or entity in order to induce business, including payments intended not only to induce actual or potential referrals of patients, but also to induce the purchasing, leasing, ordering or arrangement for any good, facility, service or item.

(iv)              No current officer or director of the Company, or, to the Knowledge of the Company, no current stockholder or employee of the Company has at any time: (i) been suspended or excluded from participation in the Medicare, Medicaid or any other state or federal healthcare program; (ii) been convicted of a criminal offense related to any Health Care Regulation; (iii) been disbarred by the FDA; or (iv) been convicted of a criminal offense relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a healthcare item or service, or in connection with a program operated by or financed in whole or in part by any Governmental Body.

(v)                The Company does not and has not at any time performed any of the following activities in or from a non-United States location: (i) store or access protected health information pertaining to individuals residing in the United States; (ii) process or submit claims to any payor for payment of a claim for reimbursement originating from the United States; (iii) process or assist with pre-authorization requests or appeals originating from the United States. The Company does not and has not at any time contracted with a third party to perform any of the foregoing tasks in or from a non-United States location.

(vi)              No Company, nor, to the Knowledge of the Company, any officer, affiliate, employee or agent of the Company, has, (i) made an untrue statement of a material fact to any Governmental Body, (ii) made any statement to any Governmental Body subsequently determined to have been fraudulent by any judicial or other Governmental Body, (iii) failed to disclose a material fact that must be disclosed to any Governmental Body, (iv) violated in any material respect any condition for participation, or any rule, policy or standard of, any Payment Program or (v) committed an act, made a statement or failed to make a statement of a material fact that, at the time such statement, disclosure or failure to disclose occurred, would reasonably be expected to constitute a material violation of any Health Care Regulation. To the Knowledge of the Company, the Company has timely filed all material reports, statements, documents, registrations, filings, and submissions required to be filed by it under applicable Health Care Regulations and each of such filings was materially complete, materially correct and in material compliance with applicable Regulation.

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(vii)            Except as set forth on Schedule 3.16(b)(vii) of the Company Disclosure Schedule, the Company is not, and has not previously been, enrolled as a participating provider or supplier in, or received payments or reimbursements from, any Payment Program. During the past five (5) years, the Company has not received written notice of any threatened or pending or concluded investigation of any civil, administrative or criminal proceeding relating to the Company or to the Company’s participation in any Payment Program. Other than in the ordinary course of business, (i) the Company is not subject to, nor has it ever been subjected to, any pre-payment utilization review or other utilization review by any Payment Programs; (ii), no governmental agency, intermediary or carrier has requested or, to the Company’s Knowledge, threatened any recoupment, refund or set-off from the Company in connection with any Payment Program; (iii) there is no, and there has not been any, basis for any claim or recoupment, refund or set-off from the Company as to any Payment Program; (iv) no fine, penalty or sanction in connection with a Payment Program has ever been imposed by any Governmental Body on the Company or, to Company’s Knowledge, any employees of the Company; (v) neither the Company nor any of their employees has been excluded from participation in any Payment Program; (vi) neither the Company nor any of its employees have submitted to any Payment Program any false or fraudulent claim for payment; and (vii) neither the Company nor any of its employees have at any time violated in any material respect any condition for participation, or any rule, policy or standard of, any Payment Program.

(viii)          To the extent applicable to the Company, the Company is in material compliance with the applicable privacy, security, transaction standards, breach notification, and other provisions and requirements of HIPAA, the HITECH Act and any comparable state Regulations in effect as of the date hereof.  To the extent applicable to the Company, the Company has established and implemented such policies, programs, procedures, contracts and systems, and conducts regular trainings of the same, as are necessary to comply with HIPAA and the HITECH Act.

(ix)              The Company has not received any written communication or, to the Company’s Knowledge, any verbal notice, from any Governmental Body that alleges that the Company is in material noncompliance with the HIPAA Privacy and Security Standards or the HITECH Act.

(x)                No Default has occurred with respect to any protected health information (including electronic protected health information) maintained by or for the Company that is subject to the notification requirements of 45 C.F.R. Part 164, Subpart D.  No information security or privacy breach event has occurred that would require notification under any comparable state Regulations.

(xi)              There is no material Action currently pending or, to the Company’s Knowledge, threatened against the Company by any Governmental Body with respect to any violation of HIPAA, nor received during the twenty-four (24) months prior to the date hereof any notice from the U.S. Department of Health and Human Services Office of Civil Rights or U.S. Department of Justice or other Governmental Body regarding any such material violation.

(xii)            The Company has confirmed and appropriately documented the regulatory status (including without limitation Generally Recognized as Safe (GRAS) status) of each API and excipient manufactured, processed or compounded by the Company, as well as any other substance used in the manufacturing, processing or compounding process.

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Section 3.17            Regulatory Documentation. The Company has provided Parent with true and complete copies of all Regulatory Documentation. There have been no other applications, filings, claims, certificates, requests, reports, or any other such similar application made with respect to the Products in any jurisdiction other than in the United States

Section 3.18            Permits. The Company has made available to Parent true, correct and complete copies of all material Permits used in the operation of the Business by the Company, all of which are valid, binding and in full force and effect. No loss, revocation, cancellation, suspension, termination or expiration of any Permit is pending or, to the Company’s Knowledge, threatened or reasonably foreseeable (including as a result of the transactions contemplated hereby) other than expiration or termination in accordance with the terms thereof, which terms do not expire as a result of the consummation of the transactions contemplated hereby. The Company is not in breach or Default, nor has the Company received any written notice of any unresolved claim of Default, with respect to any such Permit, except as set forth on Schedule 3.18 of the Company Disclosure Schedule. The Company owns or possesses all right, title and interest in all Permits of any Governmental Body or other Person necessary to own the Assets and conduct the Business as currently conducted. There is no investigation or proceeding pending or, to the Company’s Knowledge, threatened that would result in the termination, revocation, suspension or restriction of any Permit or the imposition of any fine, penalty or other sanctions for violation of any legal or regulatory requirements relating to any Permit. No written or, to the Company’s Knowledge, oral notice from a Governmental Body has been received by the Company alleging the failure to hold any of the foregoing. Except as set forth in Schedule 3.18 of the Disclosure Schedules, all such Permits will be available for use by the Surviving Corporation on the Closing Date.

Section 3.19            Product Inventory. The Product Inventory is in compliance with Health Care Regulations in all material respects, is not adulterated or misbranded, and is permitted to be entered into interstate commerce.

Section 3.20            Litigation. Except as set forth in Schedule 3.20 of the Company Disclosure Schedule, there is no and during the past three (3) years, there has been no Action of any nature, pending, rendered, threatened in writing or, to the Company’s Knowledge, threatened orally, against the Company, nor is there any reasonable basis for any Action to be made, in any case, by or against Holdco, the Company, its directors, officers or the Equityholders regarding the Company’s Business, the Shares or the Assets. The Company is not subject to any outstanding order of any Governmental Body that would reasonably be expected to prohibit the consummation of the transactions contemplated under this Agreement.

Section 3.21            Labor and Employment Matters.

(a)                The Company has made available a complete and accurate list of the name, original hire date, job title, work location, and current salary, wage or rate of pay, exempt or non-exempt classification for overtime purposes, accrued vacation pay and entitlement, commissions and bonus of all employees of the Company and whether any such employees are on layoff status (and if so, whether they have recall rights), are on short-term disability, long term disability, pregnancy leave, parental leave, family medical leave, extended absence, or any other leave.

(b)                The Company does not have independent contractors other than the independent contractors listed on Schedule 3.21(b) of the Company Disclosure Schedule, which list includes such independent contractor’s engaging entity, first date of service with the Company, payment rate, and other individual terms of service, and a description of services provided. All employees are employed at-will and all independent contractor agreements can be terminated without notice, and no employee or independent contractor is entitled to severance or other payments upon termination other than wages earned prior to termination.

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(c)                The Company is in material compliance with all employment Regulations applicable to its employees. Without limiting the generality of the foregoing, the Company has withheld from all remuneration (including taxable benefits) of employees all Taxes and other deductions required to be withheld therefrom under applicable Regulations and has remitted the same to the proper Tax or other receiving authority within the time required under applicable Regulation.

(d)                There is no strike, organized slowdown or work stoppage, or lockout involving the Company pending or, to the Company’s Knowledge, threatened, and there have been no such actions during the past five (5) years.

(e)                No Company employees are covered by any collective bargaining agreement or any other agreement with any labor or trade organization or association and, to the Knowledge of the Company, there are no outstanding applications for certification or any other proceedings in which a union is claiming or seeking authority to bargain collectively for any employees. To the Company’s Knowledge, during the past five (5) years, there has not been any attempt by any employees of the Company or any labor organization or other employee representative to organize the Company’s employees into a collective bargaining unit or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of the Company.

(f)                 During the 90 day period prior to the Closing Date, the Company has not taken any action that would constitute a “mass layoff” or “plant closing” within the meaning of the Worker Adjustment and Retraining Notification Act of 1988, as amended, and/or any similar state, local or foreign plant closing Regulation (“WARN Act Regulations”) or that could otherwise reasonably be expected to trigger a notice requirement or result in a material liability or obligation of, or material restriction on, the Company under the WARN Act Regulations.

(g)                No Action is pending against the Company or, to the Knowledge of the Company, threatened by any Person against the Company, under Labor Regulations, and to the Knowledge of the Company, there is no basis for any such Action. The Company is, and has been, in material compliance with all Labor Regulations. The Company has properly classified all employees classified as exempt from overtime and all persons classified as independent contractors, and the Company has no Liability with respect to any misclassification of any employee as exempt from overtime or any person classified as an independent contractor rather than as an employee.

(h)                Except as set forth in Schedule 3.21(h) of the Company Disclosure Schedule, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement.

(i)                 Except as set forth in Schedule 3.21(i) of the Company Disclosure Schedule, the Company has no obligation to make severance, bonus or other payments (including annual or periodic bonuses, cash out of accrued vacation or sick time or paid time off) to any employee, independent contractor, director, officer, stockholder or agent of the Company whether as a result of the transactions contemplated hereby or otherwise.

(j)                 Except as set forth in Schedule 3.21(j), neither the execution of this Agreement nor the consummation of the transactions (either alone or together with any other event) will (A) entitle any employee or independent contractor of the Company to change of control pay, retention pay, severance pay, unemployment compensation, bonus payment or any other payment from the Company, (B) accelerate the time of payment for vesting of, or increase the amount of compensation due to, any such employee or independent contractor, or (C) entitle any such employee or independent contractor to terminate, shorten or otherwise change the terms of his or her employment or engagement.

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(k)                During the past three (3) years, none of the key employees, officers, senior management, or directors/managers of the Company have been accused of sexual harassment or sexual misconduct by any employee, nor are any such accusations pending. The Company has not settled any sexual harassment or sexual misconduct claims within the past three (3) years and there are no such settlements pending.

Section 3.22            Intellectual Property.

(a)                Schedule  3.22(a) of the Company Disclosure Schedule sets forth a complete list of the following (in each case, indicating, as applicable, the filing or registration number, title, jurisdiction, date of filing or issuance, and owner(s) of record and, for Internet Names, the registrant, registrar, and expiration date): (i) Registered Business Intellectual Property; (ii) all Proprietary Software, and (iii) common law trademarks owned by the Company material to the Business that do not comprise Registered Business Intellectual Property. The Company has previously identified or made available to the Parent all material Trade Secrets owned by the Company.

(b)                All Registered Business Intellectual Property are valid and subsisting and enforceable and in full force and effect. All Registered Business Intellectual Property is either duly registered in the name of the Company or an application pending in the name of the Company. All registration, maintenance and renewal fees currently due in connection with the Registered Business Intellectual Property have been paid before the applicable final due date and all documents, recordations and certificates in connection with such Registered Business Intellectual Property currently required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in the United States, the World Intellectual Property Office, or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Registered Business Intellectual Property and recording the Company’s ownership interests therein. Except as disclosed on Schedule 3.22(b) of the Company Disclosure Schedule, there are no actions that are required to be taken by the Company within three (3) months of the Closing Date in order to avoid abandonment of such Intellectual Property (including office actions, provisional conversions, annuity or maintenance fees or reissuances).

(c)                Except as set forth on Schedule 3.22(c), the Company: (i) fully and exclusively owns all rights, title and interest in the Business Intellectual Property; or (ii) possesses valid licenses or other rights to use the Business Intellectual Property, in each case free and clear of all Encumbrances (other than Permitted Encumbrances) and without any infringement upon the rights of others. The Business Intellectual Property collectively constitute all of the Intellectual Property necessary for Company’s conduct of, or that are used in or held for use for, the Business and is sufficient for such purposes without: (i) the need for Company to acquire or license any other Intellectual Property on commercially unreasonable terms and (ii) the breach or violation of any Contract. The Company has not transferred ownership of any Business Intellectual Property to any third party. The Company has taken reasonable steps to maintain, protect, and enforce its right in the Business Intellectual Property.

(d)                Except as set forth on Schedule 3.22(d) of the Company Disclosure Schedule, at no time during the conception of or reduction to practice of any of the Business Intellectual Property was the Company or any developer, inventor or other contributor to such Business Intellectual Property operating under any grants from any Governmental Body, performing research sponsored by any Governmental Body or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company’s rights in such Business Intellectual Property.

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(e)                Schedule 3.22(e) of the Company Disclosure Schedule lists all Company Products that are currently available for use or purchase by the Company, including any product or service currently under development and scheduled for commercial release within ninety (90) days of the date of this Agreement.

(f)                 Schedule 3.22(f)(1) of the Company Disclosure Schedule sets forth a complete list and description of (i) each Contract granted by the Company to any Person relating to the use or practice of Business Intellectual Property, other than Contracts with customers entered into in the Ordinary Course of Business (the “Licensed-Out Intellectual Property Contracts”), and (ii) each Contract of Intellectual Property granted by any Person to the Company, other than non-proprietary software products generally publicly available for an annual or one-time license fee of no more than $25,000 in the aggregate (“Licensed-In Intellectual Property Contracts”). Copies of such Licensed-In Intellectual Property Contracts and Licensed-Out Intellectual Property Contracts (collectively, “Business Intellectual Property Contracts”) have been made available to Parent. Except as set forth on Schedule 3.22(f)(2) of the Company Disclosure Schedule, each of the Business Intellectual Property Contracts is in full force and effect and the Company has not received written notice and, to the Knowledge of the Company, oral notice (x) that it is in Default under any of the Business Intellectual Property Contracts or (y) of any cancellation or termination of any of the Business Intellectual Property Contracts, and the Company has no Knowledge of any Default under any of the Business Intellectual Property Contracts by the other parties thereto. To the Knowledge of the Company, there are no material disputes or Actions (pending or threatened) regarding the scope of any Business Intellectual Property Contracts, or performance under any Business Intellectual Property Contracts, including with respect to any payments to be made or received by the Company, as applicable, thereunder. Each Business Intellectual Property Contract is a legal, valid and enforceable obligation of the Company and, to the Knowledge of the Company, each Business Intellectual Property Contract is a legal, valid and enforceable obligation of the other parties thereto, in each case except as enforcement may be limited by the Enforceability Exceptions.

(g)                Except as set forth on Schedule 3.22(g) of the Company Disclosure Schedule, the Company, as applicable, is not in breach of any Business Intellectual Property Contract and the consummation of the Merger will not result in: (i) the modification, cancellation, forfeiture, termination, suspension of, or acceleration of any payments, rights, obligations or remedies with respect to any Business Intellectual Property Contracts; (ii) either Company or the Surviving Corporation being bound by, or subject to, any non-compete or other restriction on its freedom to engage in, participate in, operate or compete in any line of business; or (iii) give any non-Company party to any Business Intellectual Property Contract the right to do any of the foregoing. As of the Effective Time and immediately after the Closing, the Company, as applicable, will be permitted to exercise all of the Company’s rights under the Business Intellectual Property Contracts to the same extent the Company, as applicable, would have been able to had the Merger not occurred and without the payment of, any additional amounts or consideration other than ongoing fees, royalties or payments that the Company, as applicable, would otherwise be required to pay.

(h)                Except as set forth on Schedule 3.22(h) of the Company Disclosure Schedule, (i) no Business Intellectual Property Contract requires the Company to include any third party Intellectual Property in any Company Product or obtain any Person’s approval of any Company Product at any stage of development, licensing, distribution or sale of that Company Product; (ii) none of the Business Intellectual Property Contracts grants any third party exclusive rights to or under any Business Intellectual Property; (iii) none of the Business Intellectual Property Contracts grants any third party the right to sublicense any Business Intellectual Property; and (iv) the Company has obtained written licenses (sufficient for the conduct of the Business as currently conducted) to all material third party Intellectual Property that is incorporated into, integrated or bundled by the Company with any of the Company Products.

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(i)                 There is no Action pending, threatened in writing against the Company by any third party, or to the Knowledge of the Company, threatened against the Company, and, since January 1, 2013, the Company has not received any written charge, complaint, demand or notice, in either case that (i) alleges that any Business Intellectual Property, or the use thereof, infringes, violates, misappropriates, or dilutes or has infringed, violated, misappropriated, or diluted (collectively, “Infringes”), the rights of any Person (including any claim that the Company must license or refrain from using any Intellectual Property of any other Person or any offer by any other Person to license any Intellectual Property of any other Person to remedy such situation); (ii) challenges the ownership, validity or enforceability of any Business Intellectual Property; or (iii) alleges that the conduct of the Business, including any Company Products, or the use, offer or provision thereof by the Company, Infringes the rights of any Person. The Company has not Infringed, and the conduct of the Business as conducted on the Closing Date and any Business Intellectual Property do not Infringe the rights of any Person. There are no pending written demands or written offers to license any Intellectual Property from any Person.

(j)                 No Action is pending or has been threatened in writing against any Person in which the Company alleges that such Person Infringes any Business Intellectual Property. To the Knowledge of the Company, no Person has been or is Infringing the Business Intellectual Property, and no Person has accessed or access to, without the express authorization of or license by the Company, any Business Intellectual Property.

(k)                The Company takes and has taken commercially reasonable measures at least consistent with industry-standard practice to protect and preserve the security, integrity and confidentiality in all Trade Secrets and confidential information of the Company from an unauthorized use, access, disclosure, destruction or modification, and no such use, access, disclosure, destruction, or modification has occurred. The Company has required current and former directors, officers, employees, agents, consultants and contractors who may be exposed or have access to its Trade Secrets and confidential information to execute written contracts requiring them to maintain the confidentiality of such Trade Secrets and confidential information and use such information only for the benefit of the Company. Each current and former director, officer, employee, agent, consultant and contractor of the Company that has contributed to Business Intellectual Property while an employee of, or performing services for, the Company has executed and delivered to the Company, as applicable, a written agreement transferring to the Company, as applicable, any such Business Intellectual Property developed, created, invented, or authored by such director, officer, employee, agent, consultant and contractor. To the Knowledge of the Company, there has not been any violation of any such agreements. No Person has claimed and, to the Knowledge of the Company, no Person has reason to claim that any Person employed by or otherwise providing services to the Company has violated or may be violating any of the terms and conditions of such Person’s employment, non-competition, non-disclosure or similar Contract, disclosed or may be disclosing or utilized or may be utilizing any trade secret or other proprietary information of such third Person or interfered or may be interfering in the employment relationship between such third Person and any of its employees.

(l)                 The Company does not utilize any Open Source Software in the Business or in the Proprietary Software.

Section 3.23            IT Systems, and Data Privacy and Security.

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(a)                The Company has sufficient rights to use all Software, including middleware, databases, and systems, information technology equipment, and associated documentation used or held for use in connection with the operation of the Business of the Company (the “IT Systems”), all of which rights shall survive materially unchanged by the consummation of the Merger. The IT Systems operate and perform in material respects in accordance with their documentation and functional specifications and are sufficient or configurable to effectively perform the operations necessary for the current operation of the Business. All IT Systems are owned or licensed under valid licenses and, except as set forth on Schedule 3.23(a)(1) of the Company Disclosure Schedule, are operated by and are under the control of the Company. Except as set forth in Schedule 3.23(a)(2) of the Company Disclosure Schedule, the Company has purchased a sufficient number of licenses, including where based on number of seats, for the operation of the IT Systems of the Company as presently conducted. Except as set forth in Schedule 3.23(a)(3) of the Company Disclosure Schedule, the Company does not use, rely on or contract with any Person to provide services bureau, outsourcing or other computer processing services to the Company. Except as set forth in Schedule 3.23(a)(4), the IT Systems have not materially malfunctioned or suffered a material outage, interruption or other failure within the past three (3) years and, to the Knowledge of the Company, do not contain any viruses, bugs, faults, errors, defects or other devices or effects, disabling codes or instructions or any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components that (i) enable or assist any Person to access without authorization or disable or erase the IT Systems, personally identifiable information, customer data or Business Intellectual Property (or any and all parts thereof) or data or other Proprietary Software or (ii) except for minor errors or bugs of a type that would reasonably be expected to be corrected through typical support or maintenance procedures, otherwise materially adversely affect the value, functionality or fitness of the intended purpose of any of the IT Systems or Business Intellectual Property (or any and all parts thereof). With the past three (3) years, there have been and are no Actions or issues with respect to any of the IT Systems that adversely affect the value, functionality or fitness for the intended purpose of such IT Systems or the Company’s ability to perform any of its contractual obligations.

(b)                The Company has taken commercially reasonable steps to provide for the remote-site back-up of data and information critical to the conduct of the business and have in place commercially reasonable disaster recovery and business continuity plans, procedures and facilities.

(c)                The Company and the conduct of the Business are in compliance in all material respects with, and during the past five (5) years, have been in compliance in all material respects with, Data Security Requirements and, to the Knowledge of the Company, there have not been any actual or alleged incidents of data security breaches, unauthorized access or use of any of the IT Systems, or unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any Business Data or other written notices received relating to Data Security Requirements, and no such Action alleging violation of Data Security Requirements by the Company is pending, or to the Knowledge of the Company, threatened. The Company has implemented commercially reasonable security measures to protect Business Data it receives and stores in its computer systems against loss and against unauthorized access, use, modification, disclosure or other misuse by third parties, and to protect the confidentiality, integrity and security of its IT Systems, Software and internet sites from potential unauthorized use, access, interruption or modification by third parties. The Data Treatment of Business Data by Company is, and has been since January 1, 2013, in accordance in material respects with its privacy policy (or applicable terms of use) as published on its website or any other written privacy policies (or applicable terms of use) presented to applicable employees, consumers or customers (actual or potential), or other Persons and to which the Company is bound regarding privacy, security or confidentiality of Business Data, and such privacy policies conform in material respects with applicable Data Security Requirements.

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(d)                The Company has implemented commercially reasonable security measures that (i) include reasonable and appropriate administrative, technical and physical safeguards to safeguard the security, confidentiality and integrity of data maintained on its systems and (ii) protect against unauthorized use, access, interruption, modification or corruption of its IT Systems and data held therein. The Company has performed a security risk assessment and has remediated or is in the process of remediating all material threats and deficiencies identified in such assessment. No notice has been received from and no Action is threatened by any data protection supervisory authority or any other Governmental Body alleging a material violation of any Data Security Requirements.

(e)                The consummation of the transactions contemplated by this Agreement will not result in any liabilities in connection with any Data Security Requirements. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not violate any Data Security Requirements, and upon the Closing, the Company will own or continue to have the right to use all such Business Data on identical terms and conditions as it enjoyed immediately prior to the Closing.

(f)                 The Company, the Company has not made or suffered any unauthorized acquisition, access, use or disclosure of any Business Data that, individually or in the aggregate, materially compromises the security or privacy of such Business Data. The Company has not notified, either voluntarily or as required by Regulation (including, without limitation, any Data Security Requirements), any affected individual, any Governmental Body or the media of any breach of Business Data. The Company is not currently conducting, or planning to conduct, any such notification or any investigation as to whether any such notification is required. The Company has not been notified in writing by any third-party vendor or service provider that the third party vendor or service provider has suffered an unauthorized acquisition, access, use or disclosure of any personally identifiable information that is owned or licensed by the Company. The Company does not transmit or store any Business Data outside of the United States.

Section 3.24            Insurance. Schedule 3.24 of the Company Disclosure Schedule sets forth a true and complete list of all insurance policies maintained by the Company with respect to the Business, the Assets or the directors, officers, and employees of the Company, true, correct and complete copies of which have been made available to Parent. All such insurance coverage is in full force and effect, no written or, to the Company’s Knowledge, oral notice of cancellation, non-renewal, termination, premium increase or change in coverage has been received by the Company with respect thereto. All premiums and other amounts due on such policies covering all periods up to and including the Closing will have been paid, and the Company has complied in all material respects with the provisions of such policies. Schedule 3.24 of the Company Disclosure Schedule is a true and correct history of insurance claims made by the Company since January 1, 2016, including the final disposition of the claim or the status of the claim. The Company has not made any claim against an insurance policy as to which the insurer has denied or is denying coverage. No insurer has (a) questioned, denied or disputed (or otherwise reserved its rights with respect to) the coverage of any claim pending under any insurance policy or (b) to the Company’s Knowledge, has threatened to cancel any insurance policy. There is no existing default or event which, with the giving of notice, lapse of time or both, would constitute a default under the foregoing insurance policies, expect where the existence of such default would not reasonably be likely to result in a material liability to the Company.

Section 3.25            Brokers. Other than with Torreya Capital, LLC, the Company has no Liability of any kind to, or is subject to any Contract with, any broker, finder or similar agent or any Person which will result in the obligation of Parent or the Company to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

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Section 3.26            Customers and Suppliers.

(a)                Schedule 3.26(a) of the Company Disclosure Schedule lists the top five customers of the Company on the basis of revenues for goods sold or services provided for the 12-month period ended December 31, 2018 (the “Significant Customers”). Except as set forth on Schedule 3.26(a) of the Company Disclosure Schedule, to the Company’s Knowledge, as of the Closing Date, no Significant Customer has terminated or notified the Company in writing that it intends to terminate or materially modify its business relationship with the Company.

(b)                Schedule 3.26(b) of the Company Disclosure Schedule lists the top five suppliers of the Company based on gross purchases for the 12-month period ended December 31, 2018 (collectively, the “Significant Suppliers”). Except as set forth on Schedule 3.26(b) of the Company Disclosure Schedule, to the Company’s Knowledge, as of the Closing Date, no Significant Supplier has terminated or notified the Company in writing that it intends to terminate or materially modify its business relationship with the Company.

Section 3.27            Absence of Changes.

(a)                Except as otherwise contemplated or permitted by, or as a consequence of, this Agreement or the Reorganization, since the Balance Sheet Date, the Business has been conducted, in all material respects, in the Ordinary Course of Business, and the Company has not taken (or failed to take) any of the following actions:

(i)                 except as expressly permitted by this Agreement, amended its Certificate of Incorporation or bylaws or other comparable organizational documents;

(ii)               authorized for issuance, issued, sold, delivered or, agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), any Shares of any class or any other Company Securities or equity equivalents (including any options or appreciation rights);

(iii)             except as set forth on Schedule 3.27(a)(iii), split, combined or reclassified any Company Securities or declared, set aside or paid any dividend or distribution or other capital return in respect of any Company Securities, or redeemed, purchased or acquired any Company Securities (except in connection with the repurchase of any Shares in accordance with the terms of any agreements entered into with employees or consultants to the Company);

(iv)              adopted a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than this Agreement);

(v)                (A) incurred or assumed any long-term or short-term Indebtedness, except for borrowings under existing lines of credit in the Ordinary Course of Business, (B) assumed, guaranteed, endorsed or otherwise become liable or responsible, whether directly, contingently or otherwise, for the obligations of any other Person, except in the Ordinary Course of Business, (C) made any loans, advances or capital contributions to or investments in any other Person, except for customary loans or advances to employees and except for normal extensions of credit to customers, in each case in the Ordinary Course of Business, or (D)  taken action which would create any Encumbrance upon any Assets, except for Permitted Encumbrances;

(vi)              except as set forth on Schedule 3.27(a)(vi), entered into, adopted, amended or terminated any Employee Plan, increased in any material manner the compensation or fringe benefits of any director, officer or employee, or paid any benefit not required by any plan or arrangement as in effect as of the Closing Date;

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(vii)            made any loans to any officer, director, employee, Affiliate, agent, representative or consultant of the Company (other than advances to cover business expenses in the ordinary course of business) or made any change in any existing borrowing or lending arrangement for or on behalf of any of such persons, whether pursuant to a Company Employee Plan or otherwise;

(viii)          adopted, amended or terminated any non-disclosure, confidentiality, proprietary information, assignment of rights or invention agreements;

(ix)              except as set forth on Schedule 3.27(a)(ix), hired any new employee or terminated any employee or consultant with a base salary, or expected annual fees, in excess of $100,000;

(x)                commenced, settled, or offered or proposed to settle, any Action;

(xi)              established or acquired any Subsidiary other than the Pipeline Product Subsidiaries;

(xii)            made any change in any Accounting Principles other than changes as are required by GAAP, applicable Regulation or by a Governmental Body;

(xiii)          regarding Taxes, made or changed any material election, changed an annual accounting period, adopted or changed any material accounting method (except as required by Regulation), filed any amended income Tax Return or other material amended Tax Return, entered into any closing agreement, settled any income or other material Tax claim or assessment relating to the Company, surrendered any right to claim a refund of any income or other material Taxes or consent to any extension or waiver of the limitation period applicable to any income or other material Tax claim or assessment relating to the Company, if such election, adoption, change, amendment, agreement, settlement, surrender or consent would have the effect of increasing the Tax liability of the Company for any period ending after the Closing Date;

(xiv)          other than in the Ordinary Course of Business consistent with past practice, modified, amended, canceled, terminated or waived any material rights under any Material Contract;

(xv)            sold, leased or disposed of any Assets in any single transaction or series of related transactions having a fair market value in excess of $100,000 in the aggregate, except in the Ordinary Course of Business;

(xvi)          (i) acquired, by merger, consolidation or acquisition of stock or assets, any corporation, partnership or other business organization, or any division thereof, or any Equity Interest therein, or (ii) except as set forth on Schedule 3.27(a)(xvi) of the Company Disclosure Schedule or otherwise in accordance with the Company’s annual budget, made any new capital expenditure or series of related expenditures which, in either case, is in excess of $250,000 in the aggregate; provided, however, that none of the foregoing shall apply to any capital expenditure required pursuant to existing Contracts to which the Company is a party or by which any of the Assets of the Company is bound; and

(xvii)        taken any action that is materially inconsistent with the Company’s policies and procedures with respect to employees, consultants or other agents.

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(b)                Since the Balance Sheet Date, there has not been any Material Adverse Effect.

Section 3.28            Transactions with Certain Persons.

(a)                Except as set forth on Schedule 3.28(a) of the Company Disclosure Schedule, no employee, officer or director of the Company or Holdco, no Equityholder nor any immediate family member or Affiliate of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) is presently, or within the past three (3) years has been, a party to any transaction with the Company, including any Contract or other arrangement (a) providing for the furnishing of services by or to the Company; (b) providing for the rental of real or Personal Property from or to the Company; or (c) otherwise requiring payments from or to any such individual or any Person in which any such individual has an interest as an owner, officer, manager, director, trustee or partner or in which such Person has any direct or indirect interest (in each case, other than transactions involving services or expenses as directors, managers, officers, or employees of the Company in the Ordinary Course of Business of the Company).

(b)                Other than Contracts listed on Schedule 3.28(b) of the Company Disclosure Schedule, no employee, officer or director of the Company or Holdco, no Equityholder nor any immediate family member or Affiliate of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) owns any Asset, real or personal, or right, tangible or intangible (including Intellectual Property) which is used in the Company’s business. Except as set forth on Schedule 3.28(a) of the Company Disclosure Schedule, the Assets do not include any receivable or other obligation from any Equityholder or any director, manager, officer, employee, trustee or beneficiary of the Company or Holdco, or any immediate family member or Affiliate of any of the foregoing, and the liabilities of the Company do not include any payable or other obligation or commitment to any such Person. Schedule 3.28(b) of the Company Disclosure Schedule identifies all Contracts, arrangements or commitments set forth on Schedule 3.28(a) of the Company Disclosure Schedule that cannot be terminated upon sixty (60) days or less notice by the Company without cost or penalty.

Section 3.29            Bank Accounts. Schedule 3.29 of the Company Disclosure Schedules lists the names and locations of all banks and other financial institutions with which the Company maintains an account (each, a “Bank Account”), or at which a Bank Account is maintained to which the Company has access as to which deposits are made on behalf of the Company, in each case listing the Bank Account number therefor, and the names of all Persons authorized to draw thereupon or have access thereto and lists the locations of all safe deposit boxes used by the Company. All Cash in such Bank Accounts is held on demand deposit and is not subject to any restriction or limitation as to withdrawal.

Section 3.30            Insolvency Proceedings. Neither the Company nor the Assets is the subject of any pending, rendered or, to the Company’s Knowledge, threatened insolvency proceedings of any character. The Company has not made an assignment for the benefit of creditors or taken any action with a view to or that would constitute a valid basis for the institution of any such insolvency proceedings. The Company is solvent and will not become insolvent as a result of entering into this Agreement.

Section 3.31            No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 3, AS MODIFIED BY THE COMPANY DISCLOSURE SCHEDULES (OR IN ANY CERTIFICATE DELIVERED BY OR ON BEHALF OF THE COMPANY PURSUANT TO THIS AGREEMENT), AND EXCEPT IN THE CASE OF FRAUD, THE COMPANY MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, AND THE COMPANY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY THE COMPANY OR ANY OF THE COMPANY’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO PARENT OR PARENT’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

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Article 4

Representations And Warranties
Of Parent And Acquisition Sub

Parent and Acquisition Sub hereby represent and warrant to the Company as of the Closing Date as follows:

Section 4.1               Organization. Each of Parent and Acquisition Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full corporate power and authority to conduct its business as it is being conducted as of the Closing and to own or lease, as applicable, its assets. Copies of the charter, bylaws or similar organizational documents and agreements of each of Parent and Acquisition Sub, and all amendments thereto, as delivered to the Company, are true and correct.

Section 4.2               Authorization. Each of Parent and Acquisition Sub has all requisite power and authority, and has taken all requisite action necessary, to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party, and subject to receipt of the Required Statutory Approvals to consummate the transactions contemplated hereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement by Parent and Acquisition Sub and such other Transaction Documents to which it is a party, and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby, have been duly approved by the respective boards of directors (or similar governing body) of Parent and Acquisition Sub, and by Parent as the sole equityholder of Acquisition Sub. No other proceedings on the part of Parent or Acquisition Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Acquisition Sub and, assuming the due authorization, execution and delivery hereof by the Company, is the legal, valid and binding obligation of each of Parent and Acquisition Sub, enforceable against each of them in accordance with its terms, except as enforcement may be limited by the Enforceability Exceptions.

Section 4.3               Consents and Approvals; No Conflict or Violation.

(a)                Except for the filing and receipt of the Required Statutory Approvals, no consent, approval or authorization of, declaration to or filing or registration with, any Governmental Body is required to be made or obtained by Parent, Acquisition Sub or any of their respective Affiliates in connection with the execution, delivery and performance by Parent and Acquisition Sub of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents and approvals, or the failure to give such notices, or to make such declarations, filings or registrations, would not result in a Material Adverse Effect.

(b)                Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) result in or constitute a Default under the charter, bylaws or other similar organizational documents and agreements of Parent or Acquisition Sub, (ii)  result in or constitute a Default under any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition Sub is a party or by which Parent, Acquisition Sub or any of their respective assets may be bound, or (iii) violate, conflict with, contravene or give any Person the right to exercise any remedy or obtain any relief under, any Court Order or Regulation, except in the case of each of the immediately preceding clauses (ii) and (iii), for such violations, conflicts, contraventions, remedies, relief or Defaults which would not result in a Material Adverse Effect.

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Section 4.4               No Prior Activities. Except for obligations incurred in connection with its incorporation or organization, the due diligence investigation of the Company or the negotiation and consummation of this Agreement and the transactions contemplated hereby and thereby (including the financing thereof), Acquisition Sub has neither incurred any obligation or Liability, engaged in any business or activity of any type or kind whatsoever nor entered into any agreement or arrangement with any Person.

Section 4.5               Financial Ability; Solvency.

(a)                Each of Parent and Acquisition Sub acknowledges that it is not a condition to the Closing or to any of its other obligations under this Agreement that the Parent and Acquisition Sub obtain financing for, or related to, any of the transactions contemplated by this Agreement, and that it has or, on the Closing Date, it will have immediately available U.S. dollars in an amount sufficient to consummate the transactions contemplated hereunder to occur at the Closing and to perform its obligations with respect to the transactions contemplated by this Agreement (including, without limitation, its obligation to make the payments required pursuant to Article 2 and Article 9).

(b)                Immediately after giving effect to the consummation of the transactions contemplated to be completed at the Closing: (i) the fair saleable value (determined on a going concern basis) of the Assets of the Company shall be greater than the total amount of their Liabilities; (ii) Parent and the Company shall be able to pay its debts as they become due; and (iii) the Company shall have adequate capital to carry on their business.

Section 4.6               Compliance with Regulations and Court Orders. Each of Parent and Acquisition Sub is in compliance with all Regulations and Court Orders applicable to it, except where non-compliance would not result in a Material Adverse Effect.

Section 4.7               [Reserved].

Section 4.8               Brokers. None of Parent, Acquisition Sub nor any of their respective officers, directors, employees or stockholders has entered into, nor will enter into, any contract, agreement, arrangement or understanding with any broker, finder or similar agent or any Person which has or will result in the obligation of Parent, the Company, the Surviving Corporation or any of their respective Affiliates to pay any finder’s fee, brokerage fee or commission or similar payment in connection with the transactions contemplated hereby.

Section 4.9               Litigation. There is no Action pending or, to the knowledge of Parent, overtly threatened in writing against Parent or Acquisition Sub, nor to the knowledge of Parent is there any investigation in which Parent or Acquisition Sub is the subject or the target by any Governmental Body, in each case which would result in a Material Adverse Effect.

Section 4.10            Access to Information. Parent is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended, and has such knowledge and experience in financial and business matters and investments in general that make it capable of evaluating the merits and risks of the Merger. Parent acknowledges that: (a) it has had access to information about the Company, their respective results of operations, financial condition and cash flow, and the Business generally; and (b) it has conducted such investigation of the Company and the Shares, in each of clauses (a) and (b), sufficient to enable Parent to evaluate the merits and risks of investing in the Company and whether to proceed with the execution and delivery of this Agreement and the consummation of the Merger. Without limiting the generality of the foregoing, Parent further acknowledges that it has (i) had an opportunity to review all materials and information requested by it, (ii) the opportunity to review all of the documents, records, reports and other materials identified in the Company Disclosure Schedule, (iii) received access to the properties and assets of the Company and is familiar with the condition thereof and (iv) to its satisfaction, had an opportunity, upon its reasonable request, to interview, question or otherwise solicit relevant and non-privileged information concerning the Company from the management of the Company.

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Section 4.11            No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 4 (AS MODIFIED BY ANY CERTIFICATE DELIVERED BY OR ON BEHALF OF THE PARENT OR ACQUISITION SUB PURSUANT TO THIS AGREEMENT), AND EXCEPT IN THE CASE OF FRAUD, NEITHER PARENT NOR ACQUISITION SUB MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND THE PARENT AND ACQUISITION SUB HEREBY DISCLAIM ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY THE PARENT, ACQUISITION SUB OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

Section 4.12            Non-Reliance.

(a)                Each of Parent and Acquisition Sub acknowledges, agrees, represents and warrants that none of the Company, Holdco or their respective agents and representatives or any other individual or entity acting on behalf of or in concert with the Company or Holdco has made or provided any representations, warranties, facts or information of any kind or nature, express or implied, oral or written, relating to the business of the Company or to their future or historical financial condition, performance, results, operations, assets, liabilities or prospects, or otherwise relating in any way to the subject matter of this Agreement, except as specifically set forth or referred to in Article 3 or any other Transaction Document (including any certificate delivered by or on behalf of the Company or Holdco). Each of Parent and Acquisition Sub also acknowledges, agrees, represents and warrants that it is not relying, and has not relied, on any representations, warranties, facts or information whatsoever except as specifically set forth or referred to in Article 3 or any other Transaction Document (including any certificate delivered by or on behalf of the Company or Holdco), in its decision to enter into this Agreement and to proceed with the transactions contemplated hereby.

(b)                Each of Parent and Acquisition Sub further acknowledges, agrees, represents and warrants that it has relied solely on (i) the results of its own independent investigation, and (ii) the representations and warranties specifically set forth in Article 3 or any other Transaction Document (including any certificate delivered by or on behalf of the Company or Holdco) which CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES PROVIDED TO PARENT AND ACQUISITION SUB IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS, AND EACH OF PARENT AND ACQUISITION SUB UNDERSTANDS, ACKNOWLEDGES, AGREES, REPRESENTS AND WARRANTS THAT ALL OTHER REPRESENTATIONS, WARRANTIES, FACTS OR INFORMATION OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY REPRESENTATIONS, WARRANTIES, FACTS OR INFORMATION RELATING TO THE COMPANY OR TO THE COMPANY’S FUTURE OR HISTORICAL FINANCIAL CONDITION, PERFORMANCE, RESULTS, OPERATIONS, ASSETS, LIABILITIES OR PROSPECTS, OR RELATING TO ESTIMATES, PROJECTIONS, PLANS OR FORECASTS, OR OTHERWISE RELATING IN ANY WAY TO THE SUBJECT MATTER OF THIS AGREEMENT, ARE SPECIFICALLY DISCLAIMED, AND ARE NOT BEING RELIED UPON BY PARENT OR ACQUISITION SUB IN THEIR DECISION TO ENTER INTO THIS AGREEMENT AND TO PROCEED WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

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Article 5

[Reserved]

Article 6

Post-Closing Covenants

Section 6.1               Employee Benefits.

(a)                Parent shall, or shall cause the Company to, provide to all of the employees of the Company as of the Effective Time (the “Affected Employees”) compensation and employee benefits (including severance, but not including equity compensation) that are substantially similar, in the aggregate, to those provided by the Company as of the Effective Time to their employees and maintain, and assume the Company’s obligations under, the Company’s severance practices and arrangements as in effect immediately prior to the Effective Time, in each case, to the extent that the Affected Employees continue to be employed by the Company.

(b)                Parent shall, or shall cause the Company to, until the 12-month anniversary of the Effective Time, honor all unused vacation, holiday, paid time off, sickness and personal days accrued by the employees of the Company under the policies and practices of the Company. In the event of any change in the welfare benefit plan provided to any Affected Employee, to the extent permitted by the Employee Plan and applicable policy, Parent and/or the Company shall use commercially reasonable efforts to (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees (and their eligible dependents) under such plan, except to the extent that such conditions, exclusions or waiting periods would apply under the Company’s then-existing plans absent any change in such welfare plan coverage, and (ii) provide each Affected Employee with credit for purposes of participation and vesting for all service with the Company under each employee benefit plan, policy, program or arrangement in which such Affected Employee is eligible to participate, except for any plan subject to Title IV of ERISA or any plan, program or policy providing retiree health or life benefits, or except to the extent that it would result in a duplication of benefits with respect to the same period of services.

(c)                Except as provided in Section 6.1(a), nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue any specific employee benefit plan or to continue the employment of any specific Person. Nothing contained herein shall be construed as (i) amending, modifying or terminating or limiting Parent’s ability to amend, modify or terminate a particular benefit plan program or arrangement that the Company maintains or contributes to, or (ii) conferring upon any individual any right as a third party beneficiary of this Agreement.

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Section 6.2               Director and Officer Indemnification and Insurance.

(a)                From and after the Effective Time, the Surviving Corporation shall comply with all obligations of the Company in existence or in effect as of the Closing Date, under applicable Regulations, their respective organizational documents or by contract, to indemnify, defend, reimburse and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable Regulations to, each Person who is now or has been prior to the Closing Date, or who becomes prior to the Effective Time, an officer or director of the Company (the “Indemnified Officers”) against all Losses or Liabilities arising out of or in connection with any Action based in whole or in part on or arising in whole or in part out of the fact that such Person is or was an officer, director of the Company or an officer, director or similar functionary of any the Company, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to, at or after the Effective Time; provided, however, that the Indemnified Officers to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately and finally determined by a court of competent jurisdiction and all rights of appeal have lapsed that such Indemnified Officer is not entitled to indemnification under applicable Regulation, the Company’s Governing Documents, or pursuant to this Section 6.2(a) and provided, further that the Surviving Corporation shall not be obligated to pay expenses of more than one counsel for all Indemnified Officers in any single Action unless, in the good faith agreement of Parent and such Indemnified Officer(s), a conflict of interest precludes the effective representation of more than one Equityholder Indemnified Party with respect to such Action. The parties hereto intend, to the extent not prohibited by applicable Regulations, that the indemnification provided for in this Section 6.2 shall apply without limitation to acts or omissions (other than illegal or fraudulent acts), or alleged acts or omissions (other than alleged illegal or fraudulent acts), by the Indemnified Officers in their capacities as such, as the case may be. The obligations of the Surviving Corporation under this Section 6.2 shall not be amended or terminated in such a manner as to adversely affect any Indemnified Officer without his consent, it being understood that each Indemnified Officer, and his heirs and legal representatives, is intended to be a third party beneficiary of this Section 6.2 and may specifically enforce its terms. This Section 6.2 shall not limit or otherwise adversely affect any rights any Indemnified Officer may have under any agreement with the Company under the Company’s organizational documents.

(b)                At or prior to the Effective Time, the Company shall procure, pay for and maintain in full force and effect a prepaid directors’ and officers’ liability insurance policy “tail” or other insurance policies with respect to directors’ and officers’ liability insurance covering those Persons who are covered by the Company’s directors’ and officers’ liability insurance for an aggregate period of not less than six (6) years from the Effective Time with carriers having claims paying ratings no lower than the Company’s insurers as of the Closing Date (the “Tail Policies”), the premium for which shall be treated as Transaction Fees. Every Person who is a director or officer of the Company immediately prior to the Effective Time shall be a named insured party on the Tail Policies for such six-year period following the Effective Time.

(c)                On and after the Closing Date, Parent shall, and shall cause the Company to, use commercially reasonable efforts (i) upon the request of the Representative, make any commercially reasonable claim for coverage under any applicable directors’ and officers’ liability insurance policy, including the Tail Policies, and to take any commercially reasonable action reasonably requested by the Representative to obtain reimbursement for covered losses under any such policies or to otherwise enforce any such policies or any provision thereof, (ii) promptly inform the Representative of any communication received by Parent or the Company from, or given by Parent or the Company to, any Person issuing any such insurance policies, (iii) permit the Representative to review any written communication from any such insurance provider and permit the Representative to review, before submission, any written communication to such insurance provider, (iv) consult with the Representative in advance of any meeting or conference with such insurance provider and, to the extent permitted by such insurance provider, give the Representative the opportunity to attend and participate, and (v) upon the Representative’s request, to promptly furnish to the Representative certificates of insurance evidencing such policy.

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(d)                The right to indemnification provided under this Section 6.2 shall be in addition to any rights that any Indemnified Officer may have at common law, Contract, or otherwise and shall remain in full force and effect following the Closing. Each of the parties hereto hereby acknowledges that certain Indemnified Officers have certain rights to indemnification, advancement of expenses and/or insurance provided by certain current and former Affiliates of the Company, including Equityholders and their respective Affiliates, and each of their respective equity holders, directors, managers, officers, controlling Persons, partners (limited and/or general), members and employees (excluding the Company, collectively, the “Other Indemnitors”), and hereby agrees that following the Closing, (i) the Company is the indemnitor of first resort (it being understood, for the avoidance of doubt, that such parties’ obligations to the Indemnified Officers hereunder are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification (including through director and officer insurance policies) for the same expenses or liabilities incurred by the Indemnified Officers are secondary), (ii) the Company shall be required to advance the full amount of expenses incurred by such Indemnified Officers and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Company, on the one hand, and such Indemnified Officers, on the other hand), without regard to any rights such Indemnified Officers may have against the Other Indemnitors, and (iii) the Company, irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.

Section 6.3               Preservation of Books and Records. Each of Parent and the Surviving Corporation shall preserve and keep, or cause to be preserved and kept, all original books and records in respect of the Business in the possession of Parent, the Surviving Corporation or their respective Affiliates for a period of seven years after the Closing Date (the “Record Retention Period”). Representative or its representatives, upon reasonable notice and for any reasonable business purpose, shall have access during normal business hours to examine, inspect and copy such books and records. Parent and the Surviving Corporation shall provide Representative and its representatives with, or cause to be provided to Representative and its representatives, such original books and records of the Business as Representative shall reasonably request in connection with any Action to which Representative or any Equityholder is a party or in connection with the requirements of any Regulations applicable to Representative or any Equityholder. After the Record Retention Period, before Parent, the Surviving Corporation or any of their respective Affiliates shall dispose of any of such books and records, Parent or the Surviving Corporation shall give at least 90 calendar days’ prior written notice of such intention to dispose to Representative, and Representative shall be given an opportunity to receive and retain all or any part of such books and records as Representative may elect.

Section 6.4               Release.

(a)                Each Stockholder and Holdco Unitholder, on behalf of himself, herself or itself and each of his, her or its agents, trustees, beneficiaries, Affiliates, heirs, successors, assigns, members and partners, hereby unconditionally and irrevocably and forever releases and discharges SWK Holdings Corporation, Parent, and the Surviving Corporation, and each of their respective successors and assigns, and their respective present and former managers, directors, officers, direct and indirect stockholders and partners, employees, Affiliates, agents and other representatives (collectively, the “Released Parties”), of and from, and hereby unconditionally and irrevocably waives, any and all claims, damages, actions and causes of action, obligations and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract or in tort, at law or in equity, that such Stockholder or Holdco Unitholder ever had, now has or ever may have or claim to have against or with respect to the Released Parties, to the extent relating to the business or operations of the Company, the transactions contemplated hereby or the amount or form of the consideration to be received by the undersigned pursuant to this Agreement for or by reason of any matter, circumstance, event, action, inaction, omission, cause or thing whatsoever, in each case, arising at any time at or prior to, the Effective Time (collectively, “Released Claims”); provided, however, that this release does not extend to (i) any claim to enforce the terms of, or any breach of, this Agreement, the Transaction Documents or any document or agreement delivered hereunder or thereunder or any of the provisions set forth herein or therein, (ii) any claim by such Holdco Unitholder, if such Holdco Unitholder is an employee of the Company, with respect to claims for salary, wages, expense reimbursement, or benefits under any Employee Plans, or (iii) subject to Section 6.2, any claim by such Holdco Unitholder, if such Holdco Unitholder is or was an officer or director of the Company, with respect to any rights available to him in his capacity as an Indemnified Officer under the indemnification provisions contained in the Company’s Governing Documents, if applicable, including any claim brought under or covered by the Tail Policies, or (iv) any rights of Holdco under the License Payment Letter Agreement and the Pipleline Product Subsidiary Operating Agreements (collectively, “Retained Claims”).

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(b)                Each Stockholder and Holdco Unitholder hereby unequivocally, unconditionally and irrevocably agrees not to, directly or indirectly, initiate proceedings with respect to, institute, assert or threaten to assert any Released Claim, other than Retained Claims, against or with respect to any of the Released Parties, and this Agreement shall constitute a complete defense to any Released Claim, other than Retained Claims.

(c)                Each Stockholder and Holdco Unitholder acknowledges that he, she or it has had the opportunity to be advised by legal counsel with regard to this Section 6.4 and, to the fullest extent permissible by applicable Regulation, hereby irrevocably and expressly waives any benefits that may be applicable to him, her or it under any applicable Regulation that limits the scope of releases. Each of the Released Parties is intended to be a third party beneficiary of this Section 6.4 and may specifically enforce its terms.

Section 6.5               R&W Insurance Policy. Parent has caused the R&W Insurance Policy to be issued by the applicable insurer to Parent as of the Closing. From and after the issuance of the R&W Insurance Policy, Parent shall not (and shall cause its Affiliates to not) amend, modify, terminate or waive any waiver of subrogation set forth in the R&W Insurance Policy in a manner that is adverse to Holdco or the Equityholders without the prior written consent of the Representative, which consent may be granted, conditioned or withheld in the Representative’s sole and absolute discretion. On or promptly after the Effective Time (but in no event after the date when due), Parent shall pay for the premium balance and all other amounts required under the R&W Insurance Policy to be paid to the insurer in connection with the issuance of the R&W Insurance Policy, provided that Holdco will be responsible for fifty percent (50%) of such premium balance and other amounts through inclusion thereof in Transaction Fees. Holdco and the VPC Equityholders shall use commercially reasonable efforts to assist and cooperate with Parent in connection with any claim by Parent under, or recovery by Parent with respect to, the R&W Insurance Policy.

Section 6.6               Post-Closing ISRA Compliance.

(a)                Each of Parent and the Company will provide access to the ISRA Site to Holdco and its representatives, including Atlantic Environmental Solutions, Inc., at reasonable times for Holdco’s activities in performing its obligations under Section 3.14(i) hereof. The exercise by Holdco and any of its representatives of the access granted by this paragraph and by the execution of any Remediation Certification filed with NJDEP as of the Closing Date shall not unreasonably interfere with any operations of Parent or the Company at the ISRA Site.

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(b)                At all times after the Closing Date, Parent and Acquisition Sub shall retain the ability to repair, modify, replace, remove, or expand any facility or equipment at the ISRA Site and to investigate and further remediate any suspected or actual Release discovered during such repair, modification, replacement, removal or expansion or in the Ordinary Course of Business of the Parent or Acquisition Sub; provided that (i) until the RAO is timely filed, unless a LSRP hired by the Parent after the Closing Date recommends sampling of any surface water, ground water, wastewater, air, or soil at the ISRA Site to assure compliance with any applicable Environmental Permits or Environmental Regulations (other than compliance with ISRA, or any remediation required thereunder, in connection with the transactions contemplated by this Agreement for which the LSRP hired by Holdco is solely responsible), Parent and Acquisition Sub shall refrain from sampling any such media at the ISRA Site and (ii) at all times after the Closing Date, neither Parent nor the Company will seek to invalidate or otherwise challenge the RAO once it is timely filed. To the extent that Parent and Acquisition Sub undertake environmental sampling not contemplated by this paragraph, neither Holdco nor any of the VCP Equityholders shall be required to indemnify or defend Parent or Holdco from or against any claim or loss resulting from such sampling by Parent or Acquisition Sub. For the avoidance of doubt, any LSRP hired by Parent or the Company may bring any matters discovered to the attention of the LSRP hired by Holdco, but the LSRP hired by Holdco remains solely responsible for determinations related to the PAR and RAO.

(c)                At all times after the Closing Date, Parent and Acquisition Sub may comply with N.J.S.A. 58:10B-1.3(a) and any other provision of the Brownfield Act applicable as a result of such compliance. Compliance by either Parent or the Company with the Brownfield Act shall not be deemed to affect in any way the right of any Parent Indemnified Party to seek indemnification from Holdco or any of the VCP Equityholders in accordance with the terms of Article 9.

(d)                At all times after the Closing Date, Holdco shall require any LSRP hired to perform any ISRA compliance required by execution of this Agreement and consummation of the transactions contemplated herein to provide to Parent, as they are filed by such LSRP with the NJDEP, electronic copies of any filings made with NJDEP for such compliance.

Article 7

[Reserved]

Article 8

[Reserved]

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Article 9

Indemnification and survival

Section 9.1               Survival of Representations and Covenants. (a) The Fundamental Representations shall survive the Closing indefinitely; (b) the representations and warranties set forth in Section 3.13 (Taxes) shall survive until the date that is the earlier of (i) sixty (60) days following the expiration of the applicable statute of limitations and (ii) the eighth (8th) anniversary of the Closing Date; (c) the representations and warranties set forth at Section 3.14(a) - 3.14(d) shall survive until the third (3rd) anniversary of the Closing Date (the “Specified Environmental Representations”); and (d) all other representations and warranties of the parties contained herein shall survive the Effective Time until 5:00 p.m. New York City time on the date which is the one-year anniversary of the Closing Date (as applicable, the “Representation Survival Date”). All covenants and agreements which by their terms or otherwise contemplate performance prior to the Closing Date, shall terminate on the one-year anniversary of the Closing Date and all other covenants and agreements of the parties hereto set forth in Article 6 or elsewhere in this Agreement, which by their terms, otherwise contemplate performance after the Closing Date shall survive for the period in which they are required to be performed (each, a “Covenant Survival Date”). A claim for indemnification under this Agreement must be asserted by written notice delivered prior to 5:00 P.M. New York City time on the Representation Survival Date or Covenant Survival Date applicable to the underlying provisions of this Agreement to which such claim relates, and if written notice is received prior to such time, the claim set forth in any such notice shall survive until such claim is fully resolved.

Section 9.2               Indemnification.

(a)                Parent Indemnified Parties. After the Effective Time, subject to the limitations described within this Article 9, Holdco and each of the Equityholders, jointly and severally, shall indemnify and hold harmless Parent, the Surviving Corporation, and their respective Affiliates, equityholders, members, partners, officers, managers, directors, employees and agents (the “Parent Indemnified Parties”), for Losses incurred by the Parent Indemnified Parties resulting from:

(i)                 any breach of a representation or warranty made by an Equityholder, the Company or Holdco in this Agreement or any other Transaction Document; and

(ii)               (A) any breach by Holdco, the Company, the Equityholders or the Representative of any of their respective covenants or agreements in this Agreement or any other Transaction Document required to be performed before the Effective Time, or (B) any breach by Holdco, the Equityholders or the Representative of any of their respective covenants or agreements in this Agreement or any other Transaction Document required to be performed after the Effective Time;

(iii)             any Pre-Closing Taxes to the extent not taken into account in the determination of the amount of the Final Merger Consideration and not otherwise paid to the Surviving Corporation or the Parent pursuant to Article 10;

(iv)              any inaccuracy in the Distribution Waterfall including any claim by any Person claiming to hold Holdco Units, Shares or other Company Securities with respect to such claimed holdings;

(v)                any claims by any Person claiming to be a holder, putative holder or former holder of Holdco Units, Shares or other Company Securities (A) regarding payment received for such Company Securities, or (B) regarding the Stockholder Approval or other actions by Holdco or the Company prior to or at the Closing with respect to the Reorganization or the Merger;

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(vi)              the aggregate payment to any holder or former holder of Holdco Units, Shares or other Company Securities with respect to any appraisal rights under Section 262 of the DGCL;

(vii)            any failure by Holdco or the Company to comply with ISRA, or any remediation required thereunder, in 2013 in connection with the transactions resulting in the Company’s formation or as a result of the execution of this Agreement and the consummation of the transactions contemplated herein;

(viii)          any auditing pursuant to N.J.S.A. 58:10C-25 or invalidation pursuant to N.J.S.A. 58:10C-22 by NJDEP, in each case related to the RAO filed by the LSRP working on behalf of Holdco for any ISRA compliance required to be conducted pursuant to this Agreement; or

(ix)              each matter set forth on Schedule 9.2(a)(ix).

(b)                Equityholder Indemnified Parties. After the Effective Time, subject to the limitations described in this Article 9, Parent and the Surviving Corporation shall indemnify and hold harmless the Equityholders and their respective Affiliates, equityholders, members, partners, officers, managers, directors, employees and agents (the “Equityholder Indemnified Parties”), for Losses incurred by the Equityholder Indemnified Parties resulting from:

(i)                 any breach of any representation or warranty made by Parent or Acquisition Sub in this Agreement or any other Transaction Document; or

(ii)               (A) any breach by the Parent or Acquisition Sub of any of their respective covenants or agreements in this Agreement or any other Transaction Document required to be performed before the Effective Time, or (B) any breach by the Parent or the Surviving Corporation of any of their respective covenants or agreements in this Agreement or any other Transaction Document required to be performed after the Effective Time.

Section 9.3               Limitation on Indemnity; Calculation of Losses.

(a)                Notwithstanding anything in this Agreement to the contrary:

(i)                 except with respect to Fraud or with respect to breaches of the Fundamental Representations, a Parent Indemnified Party shall have no right to indemnification for Losses pursuant to Section 9.2(a)(i), with respect to any particular matter,

(A)              unless and until the aggregate amount of all Losses applicable to such matter (it being understood that any Losses or series of Losses arising out of or relating to the same facts or occurrences shall be considered Losses applicable to the same matter) exceeds $10,000 (the “Mini-Basket”), whereupon the Parent Indemnified Parties shall be indemnified for all Losses applicable to such matter as though the Mini-Basket did not apply, subject to the other limitations set forth in this Article 9; and

(B)              unless and until the aggregate amount of all Losses suffered by such Parent Indemnified Party hereunder exceeds $175,000 (the “Threshold”) (including any Losses which are not subject to indemnification as a result of the operation of Section 9.3(a)(i)(A), which shall be included for purposes of determining whether the Threshold has been met), whereupon the Parent Indemnified Parties shall be indemnified only for all Losses in excess of the Threshold; and

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(ii)               except with respect to Fraud or with respect to breaches of the Fundamental Representations, subject to Section 9.3(b), the Parent Indemnified Parties shall have no right to indemnification under Section 9.2(a)(i) of this Agreement for any Losses, in the aggregate for all claims for indemnification, in excess of the then-remaining amount deposited into the Indemnification Escrow Account; and

(iii)             except with respect to Fraud, the Parent Indemnified Parties shall have no right to indemnification under any provision of Section 9.2(a) of this Agreement for any Losses, in the aggregate for all claims for indemnification, in excess of the aggregate Closing Cash Consideration.

(b)                Notwithstanding anything in this Agreement to the contrary, after the first anniversary of the Closing Date, until the third (3rd) anniversary of the Closing Date, the Parent Indemnified Parties shall have the right to indemnification under Section 9.2(a)(i) with respect to the Specified Environmental Representations for Losses not in excess of the Indemnification Escrow Balance, plus any Resolved Claim Balance, released to the Representative in accordance with Section 9.7.

(c)                Notwithstanding anything in this Agreement to the contrary, no Indemnified Party shall have any right or entitlement to indemnification from any party obligated to provide indemnification hereunder (the “Indemnitor”) for any Losses relating to any matter arising under the provisions of this Agreement to the extent that any such Indemnified Party or its successors and assigns had already recovered or otherwise had been reimbursed with respect to the same matter pursuant to any other provision of this Agreement. Without limiting the generality of the foregoing, notwithstanding anything to the contrary herein:

(i)                 the Parent Indemnified Parties shall not be entitled to indemnification under this Agreement with respect to any Losses to the extent that such Losses were reflected in the calculation of the Final Merger Consideration, as it is the parties’ intent that the procedures set forth in Article 2 shall provide the sole and exclusive remedies for such claims and that the Parent Indemnified Parties shall not have recourse pursuant to this Article 9 for breaches the subject matter of which will be, were or could have been resolved pursuant to Article 2;

(ii)               all Losses under this Agreement shall be determined without duplication of recovery by reason of the state of facts giving rise to such Losses constituting a breach of more than one representation, warranty, covenant or agreement;

(iii)             the Parent Indemnified Parties shall not be entitled to indemnification under this Agreement arising out of, and the amount of any Losses recoverable shall not be increased as a result of, any changes after the Closing Date in applicable Regulations or GAAP, or in interpretations or applications thereof; and

(iv)              Losses shall not include (A) any limitation or diminution on or of any Pre-Closing Tax Attribute, or (B) any Taxes imposed on or relating to the Company with respect to any taxable period (or portion thereof) beginning after the Closing Date.

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(d)                Notwithstanding anything in this Agreement to the contrary, the amount of any Loss for which indemnification is provided shall be reduced to take account of any Tax Benefit actually realized by the Company (or any “affiliated group,” as defined in Section 1504 of the Code, or analogous affiliated, combined, consolidated, unitary or similar group defined under applicable state, local or other Regulation, of which the Company is a member) resulting from the accrual or payment of any such Loss, which Tax Benefits are actually realized prior to the date such indemnity payment is made. To the extent that any Tax Benefit is actually realized following the date that an indemnity payment is made, then no later than thirty (30) days after the annual Tax Return of the Company (or the affiliated, combined, consolidated, unitary or similar group that includes the Company) has been filed that takes into account the deduction or loss generated as a result of the Loss that gave rise to such indemnity payment, the Indemnified Party shall pay to the Indemnitor the amount of the Tax Benefits actually realized as a result of the Loss that gave rise to such indemnity payment. Notwithstanding anything to the contrary contained herein, no Tax Benefit shall be required to be paid by an Indemnified Party to an Indemnitor pursuant to this Section 9.3(d) to the extent such Tax Benefit has not been actually realized prior to the third taxable year following the taxable year that the indemnity payment that gave rise to the deduction or loss was made.

(e)                Upon any Indemnified Party becoming aware of any claim as to which indemnification may be sought by such Indemnified Party pursuant to this Article 9, such Indemnified Party and its Affiliates shall utilize reasonable efforts, consistent with normal practices and policies and good commercial practice, to mitigate the Losses which would reasonably be expected to result from such claim.

(f)                 Notwithstanding anything in this Agreement to the contrary, the amount of any Losses payable to a Parent Indemnified Party under this Article 9 shall be reduced by (i) any amounts recovered by the Parent Indemnified Party under any insurance policies (excluding the R&W Insurance Policy, as applicable) and (ii) any amounts recovered by the Parent Indemnified Party under indemnification agreements or arrangements with third parties. With respect to any such insurance policies and subject to the terms thereof, the Company shall not, and the Parent shall cause the Company not to, cancel or terminate prior to the end of their then-current term any of such policies (including any directors’ and officers’ liability coverage) the premiums for which have been paid in full by the Effective Time or are reserved for in the determination of the Closing Working Capital. The Parent Indemnified Parties shall use their commercially reasonable efforts to pursue any available insurance policies or collateral sources (provided, however, that the Parent Indemnified Parties shall not be required to bring suit against any such insurance companies or other collateral sources), and in the event the Parent Indemnified Parties receive any recovery, the amount of such recovery shall be applied first, to reimburse the Parent Indemnified Parties for their out-of-pocket costs and expenses incurred in connection with obtaining such recovery, second, to refund to the Representative for the benefit of the applicable Equityholders any payments made out of the Indemnification Escrow Account (except for amounts paid out of the Indemnification Escrow Account and applied to any retention on the R&W Insurance Policy) in respect of indemnification claims pursuant to this Article 9 which would not have been so paid had such recovery been obtained prior to such payment, and third, any excess to the Parent Indemnified Parties. For the sake of clarity, notwithstanding anything to the contrary set forth in this Agreement, none of the limitations or exceptions set forth in this Section 9.3(f), including any periods of survival with respect to the representations, warranties and covenants set forth herein, shall in any way limit or modify the ability of the Parent Indemnified Parties to make claims under or recover under the R&W Insurance Policy

(g)                For purposes of (i) determining whether any representations or warranties have been breached, and (ii) calculating the amount of any Losses under this Article 9, all qualifications or exceptions relating to or referring to the terms “material,” “materiality,” “in all material respects,” or “Material Adverse Effect” or any similar term or phrase shall be disregarded.

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Section 9.4               Exclusivity of Remedy and Source of Funds for Indemnification.

(a)                Except with respect to Fraud, the remedies set forth in Section 2.12 (Post-Closing Adjustments), this Article 9 (Indemnification and Survival), Article 10 (Tax Matters) and Section 12.11 (Specific Performance) and any other specific remedies provided in other Transaction Documents shall be the sole and exclusive remedies of the Parent Indemnified Parties and the Equityholder Indemnified Parties with respect to any and all matters covered by this Agreement or claims relating to this Agreement, the negotiations and events giving rise to this Agreement and the transactions provided for herein or in any other documents or instrument contemplated hereby. The limited remedies provided in Section 2.12 (Post-Closing Adjustments), this Article 9 (Indemnification and Survival) , Article 10 (Tax Matters) and Section 12.11 (Specific Performance), were specifically bargained for by the parties hereto and were taken into account by the parties hereto in arriving at the Closing Merger Consideration and the other terms and conditions of this Agreement. The Company and the Equityholder Indemnified Parties have specifically relied upon the limited remedies provided in Section 2.12 (Post-Closing Adjustments), this Article 9 (Indemnification and Survival), Article 10 (Tax Matters) and Section 12.11 (Specific Performance) and the terms and conditions of this Agreement, in approving the Merger and agreeing to provide the Indemnification for set forth in Section 9.2(a).

(b)                Notwithstanding the other provisions of this Section 9.4, no Person shall be deemed to have waived any rights, claims, causes of action or remedies against another party hereto if and to the extent Fraud is proven on the part of such party.

(c)                The R&W Insurance Policy, together with any then-remaining funds in the Indemnification Escrow Account, shall constitute the sole and exclusive source of funds available to the Parent Indemnified Parties to seek indemnification for any Losses pursuant to Section 9.2(a)(i), except for Losses arising out of Fraud or with respect to breaches of the Fundamental Representations, and once the Indemnification Escrow Account is reduced to zero, the Parent Indemnified Parties shall have no further rights to indemnification for any Losses pursuant to Section 9.2(a)(i), except for with respect to any recovery which the Parent Indemnified Parties may be entitled to under the R&W Insurance Policy and except with respect to Losses arising out of Fraud or with respect to breaches of the Fundamental Representations. The Parent Indemnified Parties may seek indemnification for any Losses pursuant to Section 9.2(a)(i) with respect to Losses arising out of Fraud or with respect to breaches of the Fundamental Representations, or any other Losses pursuant to any other provision of Section 9.2(a) (i) directly from Holdco and the Equityholders, on a joint and several basis, up to the aggregate Closing Cash Consideration, or (ii) by offset of such Losses against the payment of any amounts otherwise payable to Holdco (or the Equityholders) (A) in accordance with the terms of the License Payment Letter Agreement, or (B) pursuant to Pipeline Product Subsidiary Operating Agreements. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement or any Transaction Document shall affect the ability of the Parent to make any claim under the R&W Insurance Policy.

(d)                The Parent Indemnified Parties’ recourse for indemnification for Losses (x) with respect to breaches of the Specified Environmental Representations after first anniversary of the Closing Date, (y) pursuant to Section 9.2(a)(iii) or (z) with respect to breaches of the Fundamental Representations shall be paid and satisfied, subject to the applicable limitations set forth in Section 9.3, (i) first, if and to the extent that all or any part of such claim is recoverable pursuant to the R&W Insurance Policy after using commercially reasonable efforts, under and in accordance with the terms of the R&W Insurance Policy until the policy limit is reached; and (ii) to the extent that there are any remaining Losses that are recoverable under clauses (x), (y) or (z) above, subject to the limitations set forth in Section 9.3, but have not been recovered by the Parent Indemnified Parties pursuant to the foregoing sub clause (i), (A) first, by offset of such Losses against the payment of any amounts otherwise payable to Holdco (or the Equityholders) (x) to the extent a Licensee Payment is achieved in accordance with the terms of the License Payment Letter Agreement, or (y) pursuant to Pipeline Product Subsidiary Operating Agreements, in each case provided the right to such funds arises during the pendency of such claim for Losses and such funds are received within thirty (30) days for purposes of License Payment, or available to be distributed within forty (45) days for purposes of a distribution pursuant to a Pipeline Product Subsidiary Operating Agreements, after a determination for payment is made in accordance with Section 9.5 or Section 9.6, and (B) to the extent that there are any remaining Losses after such offset, by and from Holdco and the Equityholders, on a joint and several basis.

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(e)                The Parent Indemnified Parties’ recourse for indemnification for Losses pursuant to Section 9.2(a)(ii), (iv), (v), (vi), (vii), (viii) or (ix) shall be paid and satisfied, subject to the applicable limitations set forth in Section 9.3, (i) first, by offset of such Losses against the payment of any amounts otherwise payable to Holdco (or the Equityholders) (A) to the extent a Licensee Payment is achieved in accordance with the terms of the License Payment Letter Agreement, or (B) pursuant to Pipeline Product Subsidiary Operating Agreements, in each case provided the right to such funds arises during the pendency of such claim for Losses and such funds are received within thirty (30) days for purposes of License Payment, or available to be distributed within forty (45) days for purposes of a distribution pursuant to a Pipeline Product Subsidiary Operating Agreements, after a determination for payment is made in accordance with Section 9.5 or Section 9.6, and (ii) to the extent that there are any remaining Losses after such offset, by and from Holdco and the Equityholders, on a joint and several basis.

(f)                 Notwithstanding anything to the contrary set forth in this Agreement, none of the limitations or exceptions set forth in this Article 9, including any periods of survival with respect to the representations, warranties and covenants set forth herein, shall in any way limit or modify the ability of the Parent Indemnified Parties to make claims under or recover under the R&W Insurance Policy.

Section 9.5               Notice of Claims.

(a)                Any Parent Indemnified Party or Equityholder Indemnified Party seeking indemnification hereunder (the “Indemnified Party”) shall, within the period provided for in Section 9.1, give, in the case of indemnification sought by (i) any Equityholder Indemnified Party, to Parent, or (ii) any Parent Indemnified Party, to the Representative, a written notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to the claim for indemnification hereunder for Losses that is the subject of the Claim Notice. The Claim Notice shall include (if and to the extent then known) the amount and the method of computation of the amount of the Losses, a reference to the provision of this Agreement upon which such claim is based and all material documentation relevant to the claim (to the extent not previously provided under this Section 9.5). A Claim Notice shall be given promptly following the claimant’s determination that facts or events have occurred giving rise to a claim for indemnification hereunder; provided, however, the failure to give such written notice shall not relieve any Indemnitor of its obligations hereunder, except to the extent it shall have been materially prejudiced by such failure or is delivered after the periods provided for in Section 9.1.

(b)                An Indemnitor (acting through Parent, in the case of indemnification sought by an Equityholder Indemnified Party, and acting through Representative, in the case of indemnification sought by a Parent Indemnified Party) shall have 30 days after the giving of any proper Claim Notice pursuant hereto to (i) agree to the amount or method of determination set forth in the Claim Notice and to pay or cause to be paid such amount to such Indemnified Party in immediately available funds or (ii) provide such Indemnified Party with written notice that it disagrees with the existence of a claim of indemnification hereunder or the amount or method of determination for Losses set forth in the Claim Notice (the “Dispute Notice”). For a period of 30 days after the giving of any Dispute Notice, a representative of the Indemnitor and the Indemnified Party shall negotiate in good faith to resolve the matter. In the event that the controversy is not resolved within 30 days after the date the Dispute Notice is given, the parties hereto may thereupon proceed to pursue any and all available remedies but subject to the limitations set forth in this Article 9. If the Indemnitor agrees to the Claim Notice pursuant to the immediately preceding clause (i), the parties hereto shall negotiate a settlement with respect to the matters set forth in the Claim Notice, or if the Indemnitor fails to provide a timely Dispute Notice pursuant to the immediately preceding clause (ii), then within three Business Days thereof (A) if the Indemnified Party is a Parent Indemnified Party, the Parent Indemnified Party shall be entitled to the amount set forth in the Claim Notice and the Representative and Parent shall direct the Escrow Agent to remit funds (up to the maximum amount contained in the Indemnification Escrow Account) from the Indemnification Escrow Account to such Parent Indemnified Party in accordance with this Article 9 and the Escrow Agreement, and thereafter such Parent Indemnified Party shall be entitled to the rights of recovery set forth herein, subject to this limits set forth in this Article 9, or (B) if the Indemnified Party is an Equityholder Indemnified Party, then Parent shall pay, or cause to be paid to, the Representative, for the benefit of Holdco the amount set forth in the Claim Notice (or such amount as otherwise agreed pursuant to any such settlement).

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(c)                The provisions of this Section 9.5 shall not apply in the case of a Claim Notice provided in connection with a claim by a third Person made against an Indemnified Party, which claims shall be governed by Section 9.6.

Section 9.6               Third Person Claims.

(a)                If a claim by a third Person is made against an Indemnified Party, and if such Indemnified Party intends to seek indemnity with respect thereto under this Article 9, such Indemnified Party shall promptly notify (i) Parent, in the case of indemnification sought by any Equityholder Indemnified Party, or (ii) the Representative, in the case of indemnification sought by any Parent Indemnified Party, in writing of such claims (a “Third Party Claim Notice”). The Third Party Claim Notice shall describe in reasonable detail the facts giving rise to the claim for indemnification hereunder that is the subject of the Third Party Claim Notice, the amount and the method of computation of the amount of such claim, a reference to the provision of this Agreement upon which such claim is based and all material documentation relevant to the claim described in the Third Party Claim Notice (to the extent not previously provided under this Section 9.6). A Third Party Claim Notice shall be given promptly following the claimant’s determination that facts or events give rise to a claim for indemnification hereunder; provided, however, that the failure to give such written notice shall not relieve any Indemnitor of its obligations hereunder, except to the extent it shall have been prejudiced by such failure or is delivered after the periods provided for in Section 9.1.

(b)                The Indemnitor (acting through Parent, in the case of indemnification sought by any Equityholder Indemnified Party, and acting through the Representative, in the case of indemnification sought by a Parent Indemnified Party) shall have 30 days after receipt of such Third Party Claim Notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith. If the Indemnitor elects to undertake the defense of a claim by a third Person, the Indemnified Party shall be entitled to participate with its own counsel at its own expense; provided that, if in the reasonable opinion of counsel for such Indemnified Party, there is a reasonable likelihood of a conflict of interest between the Indemnitor and the Indemnified Party concerning such claim by a third Person, then the reasonable cost of one counsel for the Indemnified Party shall be borne by the Indemnitor; provided, further, that the Indemnitor shall not be entitled to assume control of such defense of claim underlying any Third Party Claim Notice if (i) such claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (ii) in the case of any Parent Indemnified Parties, such claim relates to any current, former or prospective customers or vendors, (iii) such claim seeks an injunction or equitable relief against the Indemnified Party, (iv) based on the advice of counsel, a conflict of interest exists between the Indemnitor and the Indemnified Party, (v) the amount of the claim exceeds the liability of the Indemnitor under this Article 9, (vi) (x) in the case of any Parent Indemnified Parties, the assumption of the defense by the Indemnitor is reasonably likely to cause a Parent Indemnified Party to lose coverage under the R&W Insurance Policy or (y) a Parent Indemnified Party or the insurer is required to assume the defense of such third party claim pursuant to the R&W Insurance Policy or (vii) the insurer of the R&W Insurance Policy and the Parent have confirmed in writing that the applicable Losses will be fully covered other than by VPC Equityholders. The Indemnitor shall not, except with the written consent of the Indemnified Party, enter into any settlement or compromise any claim by a third Person that (i) does not include as a term thereof the giving by the Person or Persons asserting such claim to all Indemnified Parties of an unconditional release from all Liability (subject to the application of the Threshold) with respect to such claim or consent to entry of any judgment; or (ii) involves any material non-monetary relief or remedy. Any consent required by this Section 9.6(b) shall not be unreasonably delayed, withheld or conditioned.

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(c)                If the Indemnitor does not notify the Indemnified Party in writing within 30 days after receipt of the Third Party Claim Notice that it elects to undertake the defense of the claim described therein, the Indemnified Party shall have the right to undertake the defense or prosecution of such claim through counsel of its own choice, in which event it shall do so continuously, in good faith and using commercially reasonable efforts, it shall keep the Indemnitor reasonably informed of all material developments and it shall permit the Indemnitor, at its own cost and expense, to participate in all meetings and to review and comment on all pleadings and material correspondence related thereto, it being understood that the reasonable fees and expenses incurred by the Indemnified Party in connection with such defense or prosecution shall be considered Losses hereunder with respect to the subject matter of such claim, indemnifiable to the extent provided in Section 9.1 and Section 9.2; provided, however, the Indemnified Party shall not enter into any settlement or compromise any claim by a third Person, or consent to the entry of any judgment, without the prior written consent of the Indemnitor which shall not be unreasonably delayed, withheld or conditioned.

(d)                Each party hereto shall have full access to the employees, books and records of the other party for purposes of investigating the merits of any claim by a third person which is the subject of investigation. Each party hereto shall use its reasonable best efforts to preserve the confidentiality and/or privileged status of all confidential and/or privileged information provided pursuant to such request.

(e)                Notwithstanding anything to the contrary contained in this Agreement, the procedures for all Tax Claim shall be governed exclusively by Section 10.9 (and not this Section 9.6).

(f)                 Notwithstanding anything to the contrary in this Section 9.6, the control of the defense of any third-party claim for which the Parent Indemnified Parties may seek recovery under the R&W Insurance Policy shall be subject to the provisions thereof.

(g)                Notwithstanding anything to the contrary contained in this Agreement, with respect to an audit or invalidation action by the NJDEP with respect to the PAR, RAO or otherwise related to Holdco’s obligations under ISRA with respect to the transactions contemplated hereby, as contemplated by Section 9.2(a)(viii), Holdco shall have the right to elect to assume and control the defense of any such audit or action.

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Section 9.7               Release of Funds From Indemnification Escrow Account Following the Indemnification Escrow Release Date.

(a)                If, after 5:00 p.m., New York City time, on the Indemnification Escrow Release Date, there are any funds remaining in the Indemnification Escrow Account, Holdco shall be entitled to (i) such funds remaining in the Indemnification Escrow Account minus (ii) the aggregate amount of all claims for indemnification set forth in each unresolved Claim Notice provided in good faith by a Parent Indemnified Party, if any, prior to the Indemnification Escrow Release Date (the “Indemnification Escrow Balance”).

(b)                Promptly after the Indemnification Escrow Release Date, Parent and the Representative shall provide a joint written instruction to the Escrow Agent to deliver, by wire transfer of immediately available funds to an account designated in writing by the Representative, for the benefit of Holdco, an amount equal to the Indemnification Escrow Balance. Once so paid to the Representative, neither the Parent nor the Surviving Corporation (or any of their Affiliates) shall have any further liability to the Representative, Holdco or the Stockholders with respect to such amounts.

(c)                If, as of the Indemnification Escrow Release Date, there are any unresolved Claim Notices which have provided in good faith by a Parent Indemnified Party prior to the Indemnification Escrow Release Date, the Escrow Agent shall retain funds in the Indemnification Escrow Account for such unresolved Claim Notices in accordance with the terms of the Escrow Agreement until, with respect to each such Claim Notice, the matter underlying such Claim Notice is resolved, in which event Parent and the Representative shall direct the Escrow Agent to make a distribution from the Indemnification Escrow Account of the funds remaining in the Indemnification Escrow Account applicable to such Claim Notice consistent with such final resolution to the Parent Indemnified Parties and/or to the Representative for the benefit of each of the Equityholders (each such release of funds, the “Resolved Claim Balance”). With respect to each Resolved Claim Balance, Parent and the Representative shall provide a joint written instruction to the Escrow Agent to deliver, by wire transfer of immediately available funds, to an account designated in writing by the Representative, for the benefit of Holdco an amount equal to such Resolved Claim Balance. Once so paid to the Representative, neither the Parent nor the Surviving Corporation (or any of their Affiliates) shall have any further liability to the Representative, Holdco or the Stockholders with respect to such amounts.

Section 9.8               No Right of Contribution. The VPC Equityholders shall not have any right of contribution against the Company with respect to any breach by the VPC Equityholders or the Company of any of their representations, warranties, covenants or agreements.

Article 10

TAX MATTERS

Section 10.1            Preparation of Tax Returns and Payment of Taxes.

(a)                The Representative, on behalf of the Equityholders, shall prepare (or cause to be prepared) all income Tax Returns of the Company for all periods ending on or prior to the Closing Date that are required to be filed after the Closing Date (the “Equityholder Prepared Returns”). Such Equityholder Prepared Returns shall be prepared in a manner consistent with the past practices of the Company. The Representative shall provide Parent with a copy of any such Equityholder Prepared Return for Parent’s review at least 30 Business Days prior to the date such Equityholder Prepared Return is due (after taking into consideration any extensions available). The Representative shall make revisions to any such Equityholder Prepared Return as reasonably requested in writing by Parent within 15 Business Days of Parent’s receipt of such Equityholder Prepared Return. If there is a disagreement as to whether revisions requested by Parent should be included in any such Equityholder Prepared Return, the disagreement shall be submitted to the Settlement Arbitrator for resolution (the expenses of which shall be shared in a manner similar to that set forth in Section 2.12(c)). Parent shall timely file (after taking into consideration any extensions available) with the applicable Governmental Body such Equityholder Prepared Returns as finally prepared (including the resolution of the Settlement Arbitrator, if applicable). No later than three Business Days prior to the date such Equityholder Prepared Return is due (after taking into consideration any extensions available), each Equityholder shall pay (in immediately available funds) its Allocable Percentage of any Pre-Closing Taxes required to be paid with respect to such Equityholder Prepared Return (notwithstanding this provision, the Equityholders shall be jointly and severally liable for the payment of such Pre-Closing Taxes). In the event such Equityholder Prepared Return reflects any refund, the provisions of Section 10.2(b) shall control. Notwithstanding the foregoing, in the event the Settlement Arbitrator has not resolved any dispute with respect to such Equityholder Prepared Return prior to the date such Equityholder Prepared Return is due (after taking into consideration any extensions available), Parent shall timely file such Equityholder Prepared Return in such manner as the Representative reasonably determines, and Parent shall file an amended Equityholder Prepared Return to the extent necessary to conform to the Settlement Arbitrator’s final determination.

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(b)                Parent shall prepare (or cause to be prepared) all Tax Returns required to be filed with a Governmental Body by the Company after the Closing Date (other than any Equityholder Prepared Returns) (the “Parent Prepared Returns”). Such Parent Prepared Returns shall be prepared in a manner consistent with past practices of the Company. Parent shall provide the Representative with a copy of any Parent Prepared Return, and, in the case of any Parent Prepared Return with respect to a Straddle Period, a calculation of the portion of the Taxes required to paid with respect to such Tax Return that are attributable to the portion of such Straddle Period ending on the Closing Date (as determined in accordance with Section 10.5) (the “Straddle Period Allocation”) for the Representative’s review at least 30 Business Days prior to the date when such Parent Prepared Return is required to be filed with the applicable Governmental Body (after taking into consideration any extensions available). If any Parent Prepared Return is required to be filed within 60 Business Days of Closing, no such 30 Business Day review period shall apply, but Parent shall make such return available for the Representative’s review as soon as reasonably possible. Parent shall make revisions to any such Parent Prepared Return and, if applicable, Straddle Period Allocation as reasonably requested in writing by the Representative within 15 Business Days of the Representative’s receipt of such Tax Return. If there is a disagreement as to whether revisions requested by the Representative should be included in any such Parent Prepared Return or, if applicable, Straddle Period Allocation, the disagreement shall be submitted to the Settlement Arbitrator for resolution (the expenses of which shall be shared in a manner similar to that set forth in Section 2.12(c)). Parent shall timely file (after taking into consideration any extensions available) with the applicable Governmental Body all Parent Prepared Returns as finally prepared (including the resolution of the Settlement Arbitrator, if applicable). No later than three Business Days prior to the date such Parent Prepared Return is due (after taking into consideration any extensions available), each Equityholder shall pay (in immediately available funds) its Allocable Percentage of any Pre-Closing Taxes required to be paid with respect to such Parent Prepared Return (notwithstanding this provision, the Equityholders shall be jointly and severally liable for the payment of such Pre-Closing Taxes). In the event such Parent Prepared Return reflects any refund, the provisions of Section 10.2(b) shall control. Notwithstanding the foregoing, in the event the Settlement Arbitrator has not resolved any dispute with respect to such Parent Prepared Return prior to the date such Parent Prepared Return is due (after taking into consideration any extensions available), Parent shall timely file such Parent Prepared Return in such manner as Parent reasonably determines, and Parent shall file an amended Tax Return to the extent necessary to conform to the Settlement Arbitrator’s final determination.

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(c)                The income Tax year of the Company shall end as of the close of business on the Closing Date and the Company shall join the consolidated federal income Tax group of which Parent’s income and activities are included on the day after the Closing Date. No election shall be made to ratably allocate Tax items for such Tax year under Treasury Regulations section 1.1502-76(b)(2)(ii).

Section 10.2            Amended Tax Returns/Refunds.

(a)                Parent shall not, nor shall it permit or cause any of its Affiliates or the Company to file any amended Tax Return, carryback claim, or other adjustment request relating to the Company, or file, revoke or otherwise modify any Tax election of the Company with respect to Tax periods that end on or prior to the Closing Date. Parent shall not file any amended Tax Return or make any Tax election with respect to a Tax Return for a Straddle Period without the consent of the Representative, such consent not to be unreasonably withheld; provided, however, that such consent shall not be required if such amended Tax Return or Tax election does not increase any Pre-Closing Taxes.

(b)                Any refunds of Taxes and any interest thereon, or benefit of crediting an overpayment of Taxes and any interest thereon, with respect to the Company that relate to a period (or a portion of a period) that begins on or prior to the Closing Date shall be delivered to the Representative within 30 days of receipt of such refund or of the filing of the Tax Return that takes into consideration such overpayment. All items of loss, deduction and credit of the Company attributable to a taxable period or portion thereof ending on or before the Closing Date (including the portion of a Straddle Period ending on the Closing Date as determined in accordance with Section 10.5) (each a “Pre-Closing Period” and such items, including any resulting available loss carry forwards or loss carrybacks, “Pre-Closing Tax Attributes”) shall be used for income Tax purposes first to offset items of income and gain attributable to such Pre-Closing Period and, thereafter, shall be carried back to the extent permitted by applicable Treasury Regulations, to the extent there exist items of income and gain to offset that are attributable to a Pre-Closing Period, prior to being carried forward to periods other than Pre-Closing Periods. The Company shall, upon the written request of the Representative, file or cause to be filed any Tax Return which the Representative determines is necessary to obtain a refund of or credit to Taxes with respect to a Pre-Closing Period. All documented reasonable out-of-pocket costs and expenses incurred in preparing any such Tax Return shall be paid by the Representative on behalf of the Equityholders.

Section 10.3            Cooperation. The parties hereto shall, and shall each cause their respective Affiliates to, provide the other with such cooperation and information, as and to the extent reasonably requested, in connection with the filing of any Tax Return, determining liability for Taxes or the availability of a refund or credit of Taxes, or in conducting any audit or Action with respect to Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns and related documents, and making its employees available, to the extent reasonably requested.

Section 10.4            Transfer Taxes. Subject to the inclusion of 50% of all Transfer Taxes as Transaction Fees, Parent shall be responsible for all Transfer Taxes, and Parent, with the cooperation of the Representative, shall file all Tax Returns and other documentation related thereto.

Section 10.5            Straddle Periods. For purposes of this Agreement, in the case of any period that includes but does not end on the Closing Date (a “Straddle Period”), the amount of any Taxes for a Straddle Period that relate to the portion of the period ending on the Closing Date will be determined (a) in the case of property Taxes and other similar Taxes imposed on a periodic basis, by multiplying the Taxes for the entire Straddle Period by a fraction, the numerator of which is the number of calendar days in the portion of the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period; and (b) in the case of all other Taxes (including income Taxes, sales Taxes, employment Taxes and withholding Taxes), based on an interim closing of the books as of the close of business on the Closing Date; provided, however, that any item determined on an annual or periodic basis (such as deductions for depreciation or real estate Taxes) shall be apportioned on a daily basis. Notwithstanding anything else in this Article 10, Parent and the Representative agree that payments made with respect to Funded Indebtedness, Transaction Fees and any other item that gives rise to a Transaction Tax Deduction, to the extent such payments give rise to Tax deductions, Tax losses and Tax credits or otherwise may offset taxable income or Tax under applicable Treasury Regulations (including any deductions pursuant to the election under Revenue Procedure 2011-29), shall, to the maximum extent permitted by applicable Treasury Regulations, be considered to arise in the taxable period (or portion thereof) ending on the Closing Date and the provisions of this Agreement shall be interpreted and applied in a manner consistent therewith.

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Section 10.6            Closing Date Items. None of Parent, the Company or any of their respective Affiliates shall cause or permit to be filed any election to change the Tax status of any of the Company with respect to any taxable period or portion thereof ending on or before the Closing Date.

Section 10.7            Characterization of Indemnity Payments. All payments made pursuant to indemnifications obligations under Article 9 or Sections 10.1 or 10.2(b) shall be deemed, for Tax purposes, to be an adjustment to the Closing Merger Consideration, unless otherwise required by applicable Regulations.

Section 10.8            Tax-Sharing Agreements. All agreements the principal purpose of which is Tax sharing or Tax allocation of the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

Section 10.9            Tax Claims.

(a)                Parent shall promptly notify the Representative in writing following any demand, claim, or notice of commencement of any Tax audit, examination, assessment or other Action relating to the Taxes of the Company for which the Equityholders may be liable (each a “Tax Claim”), and shall describe in reasonable detail (to the extent known by Parent) the facts constituting the basis for such Tax Claim, the nature of the relief sought, and the amount of the claimed Losses (including Taxes), if any (the “Tax Claim Notice”). This Section 10.9 shall govern the defense of any Tax Claim notwithstanding Section 9.6.

(b)                With respect to a Tax Claim that relates to any taxable period ending on or before the Closing Date, the Representative shall have the right (but not the obligation) to elect to assume and control the defense of such Tax Claim by written notice to Parent within thirty (30) Business Days after delivery by Parent to Representative of the Tax Claim Notice. If the Representative elects to assume and control the defense of such Tax Claim, (i) the Representative (A) shall be entitled to engage its own counsel, (B) shall keep Parent reasonably informed of all material developments and events relating to such Tax Claim and (C) may contest, settle or compromise the Tax Claim in any permissible manner, provided, however, that the Representative shall not be permitted to consent to the entry of any judgment or enter into any settlement of such Tax Claim without the prior written consent of Parent (not to be unreasonably withheld, conditioned, or delayed), and (ii) Parent (A) shall (and shall cause its Affiliates, including the Company) to cooperate with the Representative in pursuing such Tax Claim and (B) shall have the right to participate in (but not control) the defense of such Tax Claim at its own cost and expense.

(c)                With respect to any Tax Claim that the Representative does not timely elect to control pursuant to Section 10.9(b) or that relates to a Straddle Period, Parent shall control the defense of such Tax Claim, in which case: (i) Parent (A) shall be entitled to engage its own counsel, (B) shall keep the Representative reasonably informed of all material developments and events relating to such Tax Claim and (C) may contest, settle or compromise the Tax Claim in any permissible manner, provided, however, that Parent shall not be permitted to consent to the entry of any judgment or enter into any settlement of such Tax Claim without the prior written consent of the Representative (not to be unreasonably withheld, conditioned, or delayed), and (ii) Representative (A) shall cooperate with Parent in pursuing such Tax Claim and (B) shall have the right to participate in (but not control) the defense of such Tax Claim at its own cost and expense.

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(d)                Notwithstanding anything to the contrary in this Section 10.9(b), the control of the defense of any Tax Claim that is covered under the R&W Insurance Policy shall be subject to the provisions thereof.

Article 11

Representative

Section 11.1            Designation and Replacement of Representative. The parties hereto have agreed that it is desirable to designate a representative to act on behalf of the Equityholders for certain limited purposes as specified herein. The parties have designated the Representative as the initial representative of the Equityholders and the Equityholders shall have designated the Representative as their initial representative upon execution of Letters of Transmittal. The Representative may resign at any time, and the Representative may be removed by the vote of Persons which collectively owned more than a majority of all outstanding shares of Common Stock immediately prior to the Effective Time (“Majority Holders”). In the event that the Representative has resigned or been removed, a new Representative shall be appointed by a vote of the Majority Holders, such appointment to become effective upon the written acceptance thereof by the new Representative. Upon the appointment of a new Representative, the previous Representative shall have no further obligations with respect to this Agreement except to provide reasonable cooperation to the new Representative in connection with (a) transitioning any then ongoing matter, (b) transferring control of the Representative Fund Account to the new Representative and (c) providing reasonable consultation with and cooperation to the new Representative with respect to then-ongoing matters or matters previously handled by the Representative in its capacity as such. Neither resignation nor removal of a Representative, nor the appointment of a new Representative, shall release the obligation of the Equityholders to reimburse the Representative for expenses incurred by it in connection with the performance of its duties as such, or result in the termination of the provisions of Section 11.2(b).

Section 11.2            Authority and Rights of Representative; and Reimbursement of Expenses, Exculpation, Limitations on Liability and Indemnity.

(a)                The Representative shall have such powers and authority acting on behalf of the Equityholders as are necessary to carry out all of the duties, responsibilities and obligations assigned to it pursuant to this Agreement and the Escrow Agreement, including acting on behalf of the Equityholders with respect to:

(i)                 the calculations and payments contemplated by Article 2, including, the calculation of the closing estimates, payment of the Closing Merger Consideration, determination of Closing Working Capital, determination of Closing Cash, determination of Closing Indebtedness, determination of Closing Transaction Fees and disbursements from the Adjustment Escrow Account and the Indemnification Escrow Account;

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(ii)               the determination (A) as to whether a condition precedent to a party’s obligations under this Agreement has been satisfied, (B) whether to waive the fulfillment of any of the conditions to Closing pursuant to this Agreement, or (C) whether to terminate this Agreement;

(iii)             the prosecution, defense and/or settlement of any indemnification claims pursuant to Article 9 or other claims related to this Agreement, the Merger or the other transactions contemplated hereby, including the determination of any relief to be sought, whether in the form of specific performance, injunctive relief or the payment of money damages; and

(iv)              subject to the DGCL, all decisions in connection with any amendment, termination or waiver of any provision of this Agreement, the Escrow Agreement or any other Transaction Document;

provided, however, that the Representative will have no obligation to act by and on behalf of the Equityholders, except as expressly provided herein or in an agreement to be entered into among the Representative and the Equityholders.

(b)                In connection with the carrying out of its duties, the Representative shall have the full and complete authority to incur expenses and engage outside counsel and advisors, and shall be entitled to reimbursement of such expenses out of the Representative Fund Account. The Representative shall have sole control of withdrawals from, or other decisions with respect to, the Representative Fund Account, but acknowledges that such funds shall be used only for expenses incurred in performing its duties as the Representative. Parent, Acquisition Sub and the Surviving Corporation may conclusively rely upon, without independent verification or investigation, all decisions made by the Representative in connection with this Agreement in writing and signed by an officer of the Representative.

Section 11.3            Release of Representative Fund Account. To the extent the Representative determines that the Representative Fund Account is no longer required, Holdco shall be entitled to receive any funds then remaining in the Representative Fund Account (the “Representative Fund Account Balance”). The Representative shall cause the Representative Fund Account Balance to be disbursed to Holdco.

Article 12

Miscellaneous

Section 12.1            Entire Agreement; Assignment. This Agreement (including the Company Disclosure Schedule), and the other Transaction Documents (a) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, whether written, oral or implied, between or among any of the parties hereto with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that Parent and/or Acquisition Sub may assign any or all of its rights and obligations under this Agreement to any Subsidiary of Parent, but no such assignment shall relieve Acquisition Sub of its obligations hereunder if such assignee does not perform such obligations, and provided further, that either or both of Parent and Acquisition Sub may assign any or all of its rights and obligations under this agreement to any debt financing source (or any agents therefor), for collateral security purposes, which shall be deemed to include any further assignment or transfer that may occur due to a foreclosure or other remedy under any applicable financing documents.

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Section 12.2            Validity. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and, to such end, the provisions of this Agreement are agreed to be severable.

Section 12.3            Amendment. This Agreement may be amended by action taken by the Company, the Representative, Parent and Acquisition Sub at any time before or after Stockholder Approval has been obtained, but, after Stockholder Approval has been obtained, no amendment shall be made which requires the approval of Holdco under the DGCL without obtaining such approval in writing. This Agreement may be amended only by an instrument in writing signed on behalf of the applicable parties hereto as required by the first sentence of this Section 12.3.

Section 12.4            Extension; Waiver. At any time prior to the Effective Time, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 12.5            Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by electronic mail, by nationally-recognized overnight courier or, if only to be given within the United States, also by overnight U.S. mail (postage prepaid, return receipt requested) to each other party as follows:

if to Parent, Acquisition Sub or the Surviving Corporation:

SWK Products Holdings LLC
c/o SWK Holdings Corporation
14755 Preston Road, Suite 105
Dallas, Texas 75254
Attention: Winston Black
Email: wblack@swkhold.com

with a copy to (which shall not constitute notice):

Holland & Knight LLP
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attention: Ryan Magee

Paul Smith

Email: ryan.magee@hklaw.com
paul.smith@hklaw.com

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if to the Representative or the VPC Equityholders to:

c/o Victory Park Capital
150 N Riverside Plaza Suite 5200

Chicago, IL 60606

Attention: General Counsel

Email: szemnick@vpcadvisors.com

with a copy to (which shall not constitute notice):

Katten Muchin Rosenman LLP
525 W. Monroe Street

Chicago, IL 60661
Attention: Mark Grossmann

Christopher Atkinson
Email: mark.grossmann@kattenlaw.com
christopher.atkinson@kattenlaw.com

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 12.6            Governing Law; Jurisdiction; Service of Process.

(a)                This Agreement, and all claims or causes of action (whether at law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party expressly agrees and acknowledges that the State of Delaware has a reasonable relationship to the parties and/or this Agreement.

(b)                With respect to any action or claim arising out of or relating to the Merger or any document or instrument delivered in connection therewith, the parties hereto hereby expressly and irrevocably (I) agree and consent to be subject to the exclusive jurisdiction of the Delaware Chancery Court located in Wilmington, Delaware and any appellate court therefrom within the State of Delaware (or, if such court lacks jurisdiction, any federal court within the State of Delaware), and agree not to object to venue in such courts or to claim that such forum is inconvenient, and (II) agree not to bring any action related to the Merger or any document or instrument delivered in connection therewith, including this Agreement, in any other court (except to enforce the judgment of such courts). Final judgment by such courts shall be conclusive and may be enforced in any manner permitted by applicable Regulations. Each party further agrees that service of process may be effected or delivered by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 12.3.

Section 12.7            Waiver of Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY AND VOLUNTARILY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

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Section 12.8            Public Announcements. All press releases or other public communications of any nature whatsoever relating to the transactions contemplated by this Agreement, and the method of the release for publication thereof, shall be subject to the prior mutual approval in writing of Parent, the Company and Representative; provided, however, that the foregoing shall not restrict or prevent (a) Parent or the Company from making any announcements to its employees, customers, and other business relations to the extent the Company determines in good faith that such announcement is necessary or advisable, or (b) Victory Park Capital or its Affiliates from making any announcements to its attorneys and other advisors, or to its direct and indirect limited partners and investors, in connection with fund raising, marketing, information or reporting activities of the kind customarily provided with respect to investments of this kind. If any press release or other public communication is required by applicable Regulations, Parent (or its Affiliates), the Surviving Corporation, the Company and Representative may make any press release or public communications of any nature whatsoever relating to the transactions contemplated by this Agreement without the consent of the other party; provided, however, that unless prohibited by applicable Regulations, Parent, the Surviving Corporation, the Company and Representative will use reasonable commercial efforts to allow the other parties reasonable time to comment on such press release, public announcement or filing in advance of its issuance, and shall give due regard to including such comments in any such press release, public announcement or filing.

Section 12.9            Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as provided in Article 2, Section 6.2, Section 6.4, Section 9.2 and Section 12.15, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 12.10        Expenses. Except as set forth in this Agreement, each of the parties hereto, other than the Representative (whose expenses shall be paid out of the Representative Fund Account as provided in this Agreement), will bear its own costs and expenses incurred in connection with this Agreement and the transactions herein contemplated, including all legal, accounting, investment banking and other expenses incurred by it or on its behalf, whether or not such transactions are consummated. In the event the transactions contemplated hereby are not consummated, the Company shall reimburse the Representative for all costs and expenses incurred by the Representative in connection with the transactions contemplated hereby.

Section 12.11        Specific Performance.

(a)                The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that any breach of this Agreement would not be adequately compensated by monetary damages. The parties hereto acknowledge and agree that in the event of any breach or threatened breach by the Company, on the one hand, or Parent or Acquisition Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and the Parent and Acquisition Sub, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement, to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement, without proof of actual damages or inadequacy of legal remedy and without bond or other security being required. The pursuit of specific enforcement by any party hereto will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy (whether at law or in equity) to which such party may be entitled at any time.

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(b)                Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise at any time of any other remedy.

(c)                The Company, on the one hand, and Parent and Acquisition Sub, on the other hand, hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by the Company, Parent and Acquisition Sub, as applicable, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the Company or Parent and Acquisition Sub, as applicable, under this Agreement. The parties hereto further agree that (i) by seeking the remedies provided for in this Section 12.11, a party shall not in any respect waive its right to seek at any time any other form of relief that may be available to a party under this Agreement, (including monetary damages) in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 12.11 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 12.11 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 12.11 prior or as a condition to exercising any termination right under this Agreement (and pursuing monetary damages after such termination), nor shall the commencement of any Action pursuant to this Section 12.11 or anything set forth in this Section 12.11 restrict or limit any party’s right to pursue any other remedies under this Agreement that may be available then or thereafter.

Section 12.12        Counterparts; Effectiveness. This Agreement may be executed by facsimile in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed and delivered (by facsimile, “portable document format” (PDF), electronic transmission or otherwise) by all of the parties hereto.

Section 12.13        Company Disclosure Schedule. The representations and warranties contained in Article 3 are qualified by reference to the Company Disclosure Schedule. The parties hereto agree that the Company Disclosure Schedule is not intended to constitute, and shall not be construed as constituting, representations or warranties of the Company except as and to the extent expressly provided in this Agreement. Parent and Acquisition Sub acknowledge that the Company Disclosure Schedule may include items or information which the Company is not required to disclose under this Agreement. Inclusion of information in the Company Disclosure Schedule shall not be construed as an admission that such information is material to the Company. Parent and Acquisition Sub acknowledge that headings have been inserted on the individual schedules included in the Company Disclosure Schedule for the convenience of reference only and shall not affect the construction or interpretation of any of the provisions of the Agreement or the Company Disclosure Schedule. Cross references that may be contained in certain schedules contained in the Company Disclosure Schedule to other schedules contained in the Company Disclosure Schedule are not all-inclusive. Information contained in various schedules contained in the Company Disclosure Schedule or sections and subsections of the schedules contained in the Company Disclosure Schedule may be applicable to other schedules or sections and subsections and, accordingly, every matter, document or item referred to, set forth or described in one schedule contained in the Company Disclosure Schedule shall be deemed to be disclosed under each and every part, category or heading of the Company Disclosure Schedule and all other schedules contained therein and shall be deemed to qualify the representations and warranties of the Company in the Agreement, to the extent that the applicability of such matter, document or item is reasonably on the face of the disclosure in the Company Disclosure Schedule.

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Section 12.14        Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP and all financial computations hereunder will be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any party has breached or violated, or if there is an inaccuracy in, any representation, warranty or covenant contained herein, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached or violated, or in respect of which there is not an inaccuracy, will not detract from or mitigate the fact that the party has breached or violated, or there is an inaccuracy in, the first representation, warranty or covenant.

Section 12.15        No Conflict.

(a)                Each of the parties hereto, for itself and its Affiliates, (i) hereby confirms that no engagement that Katten Muchin Rosenman LLP has undertaken or may undertake on behalf of the Company, any of the Equityholders, or any of their respective current or former equity holders, the Representative, or any of their respective Affiliates (the “Continuing Clients”) will be asserted by the Company (including the Surviving Corporation) or Parent either as a conflict of interest with respect to, or as a basis to preclude, challenge or otherwise disqualify Katten Muchin Rosenman LLP from any current or future representation of any of the Continuing Clients, and (ii) hereby waives any conflict of interest that exists on or prior to the Closing, or that might be asserted to exist after the Closing, and any other basis that might be asserted to preclude, challenge or otherwise disqualify Katten Muchin Rosenman LLP in any continuing or post-Closing representation of any of the Continuing Clients.

(b)                Each of Parent, Acquisition Sub and the Company, for itself and its Affiliates, hereby irrevocably acknowledges and agrees that all communications and attorney work-product documentation between or among any of the Continuing Clients, on the one hand, and Katten Muchin Rosenman LLP, on the other hand, that were made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any other Transaction Documents, or any matter relating to any of the foregoing (collectively, “Protected Material”): (i) are privileged and confidential communications and documentation between or among one or more of the Continuing Clients and such counsel; (ii) shall be deemed to belong solely to the Continuing Clients; and will not pass to, be claimed, held or used by or become, following the Closing, an asset or property of Parent or its Affiliates (including the Surviving Corporation). From and after the Closing, (A) none of Parent, the Surviving Corporation, nor any Person purporting to act on behalf of or through Parent, the Surviving Corporation, or any of their respective Affiliates, will seek to obtain Protected Material by any process, (B) each of Parent, Acquisition Sub, the Company, on behalf of itself and its Affiliates, irrevocably waives and will not assert against any of the Continuing Clients, or against any manager, director, member, partner, officer, employee or affiliate of any of the Continuing Clients, any attorney-client privilege, or any right to discover or obtain information or documentation, with respect to any Protected Material, between Katten Muchin Rosenman LLP, on the one hand, and either any of the Continuing Clients, on the other hand, occurring prior to the Closing in connection with any representation from and after the Closing.

(c)                Notwithstanding the foregoing, none of the parties hereto hereby waives any attorney-client privilege, including relating to the negotiation, documentation and consummation of the transactions hereby, in connection with any third-party private or governmental adversarial investigation, proceeding, or litigation.

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(d)                Upon and after the Closing, none of Parent, the Surviving Corporation, nor their Affiliates shall have any right of access to any communications or to the files of Katten Muchin Rosenman LLP, relating to Protected Material. Without limiting the generality of the foregoing, (i) only Continuing Clients and their respective Affiliates (and not Parent, Acquisition Sub, the Company or their Affiliates) shall be the sole holders of the attorney-client privilege with respect to such files, and (ii) Katten Muchin Rosenman LLP shall have no duty to reveal or disclose any attorney-client communications, work product or files to Parent, Acquisition Sub, the Company or their Affiliates by reason of any pre-Closing attorney-client relationship between such counsel and any of the Continuing Clients or their respective Affiliates.

(e)                From and after the Closing, none of Parent, the Surviving Corporation or their Affiliates shall have any right of access to any communications or to the files of Katten Muchin Rosenman LLP relating to any Protected Material. Parent, Acquisition Sub, the Company and their Affiliates further agree that each shall not assert any claim against Katten Muchin Rosenman LLP in respect of legal services provided in connection with this Agreement or the transactions contemplated hereby.

(f)                 Parent, Acquisition Sub, the Company and the Representative further agree that Katten Muchin Rosenman LLP and its partners and employees are third party beneficiaries of this Section 12.15.

[Signature Page Follows]

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Each of the parties below has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

EBP Holdco LLC

By:
Name: Scott Zemnick
Title: Authorized Signatory

Victory Park Credit Opportunities, L.P.,

By: Victory Park Capital Advisors, LLC

Its: Investment Manager

By:
Name: Scott Zemnick
Title: General Counsel

VPC Intermediate Fund II (Cayman), L.P.,

By: Victory Park Capital Advisors, LLC

Its: Investment Manager

By:
Name: Scott Zemnick
Title: General Counsel

VPC Fund II, L.P.,

By: Victory Park Capital Advisors, LLC

Its: Investment Manager

By:
Name: Scott Zemnick
Title: General Counsel

Victory Park Credit Opportunities
Intermediate Fund, L.P.,

By: Victory Park Capital Advisors, LLC

Its: Investment Manager

By:
Name: Scott Zemnick
Title: General Counsel

[Signature Page to Agreement and Plan of Merger]

Enteris BioPharma, Inc.

By:
Name:
Title:

[Signature Page to Agreement and Plan of Merger]

SWK Products Holdings LLC

By:
Name:
Title:

SWK Acquisition Sub

By:
Name:
Title:

[Signature Page to Agreement and Plan of Merger]